    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1999


                                                      REGISTRATION NO. 333-64805

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        ENTEX INFORMATION SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 5045                                13-3715291
   (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER IDENTIFICATION
                                                                                             NUMBER)
   INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)

                            SIX INTERNATIONAL DRIVE
                           RYE BROOK, NEW YORK 10573
                                 (914) 935-3600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW

                            ------------------------

                             LYNNE A. BURGESS, ESQ.

                             SENIOR VICE PRESIDENT
                              AND GENERAL COUNSEL
                        ENTEX INFORMATION SERVICES, INC.
                            SIX INTERNATIONAL DRIVE
                           RYE BROOK, NEW YORK 10573
                                 (914) 935-3879
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                WITH A COPY TO:
                           GERALD S. TANENBAUM, ESQ.
                            CAHILL GORDON & REINDEL
                                 80 PINE STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 701-3000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                                                       STATE OR OTHER      PRIMARY STANDARD
                                                      JURISDICTION OF         INDUSTRIAL
                                                      INCORPORATION OR    CLASSIFICATION CODE     I.R.S. EMPLOYER
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER    ORGANIZATION            NUMBER           IDENTIFICATION NO.
----------------------------------------------------  ----------------    -------------------    ------------------
ENTEX Information Services of Michigan, Inc. ...          Michigan               5045                38-2458313
ENTEX Information Services of Colorado, Inc. ...          Colorado               5045                84-0971697
ENTEX Services, Inc. ...........................          Delaware               5045                13-3804572
Erlanger Land Co., Inc. ........................          Delaware               5045                13-3648035
FCP Technologies, Inc. .........................          Delaware               5045                52-1863055

     The address, including zip code, and telephone number, including area code, of the principal executive offices of the additional registrants listed above is: c/o ENTEX Information Services, Inc., Six International Drive, Rye Brook, New York 10573, and the telephone number at that address is (914) 935-3600.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED JANUARY 8, 1999


PROSPECTUS

                        ENTEX INFORMATION SERVICES, INC.
       OFFER TO EXCHANGE ITS 12 1/2% SENIOR SUBORDINATED NOTES DUE 2006, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
       FOR ANY AND ALL OF ITS 12 1/2% SENIOR SUBORDINATED NOTES DUE 2006
                            ------------------------

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

                 ON                   , 1999, UNLESS EXTENDED.

                            ------------------------

     ENTEX Information Services, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $100,000,000 aggregate principal amount of its new 12 1/2% Senior Subordinated Notes due 2006 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding 12 1/2% Senior Subordinated Notes due 2006 (the "Old Notes"), which have not been so registered. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions relating to the Old Notes. The New Notes will evidence the same indebtedness as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the same Indenture that governs the Old Notes (the "Indenture"). As used herein, the term "Notes" means the Old Notes and the New Notes, treated as a single class.


     The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time, on                ,
1999, unless extended (as, and if, so extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer. The Exchange Offer is subject to certain other customary conditions. See "The Exchange Offer."


     The New Notes will bear interest from and including the date of consummation of the Exchange Offer. Interest on the New Notes will be payable semi-annually in arrears on each February 1 and August 1 of each year, commencing February 1, 1999, at the rate of 12 1/2% per annum. The New Notes will mature on August 1, 2006. Interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of original issuance of the Old Notes. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 1, 2003, at the redemption prices set forth herein plus accrued interest to the date of redemption. In addition, upon a Change of Control (as defined herein) on or prior to August 1, 2000, the Company, at its option, may redeem all but not less than all of the Notes outstanding at a redemption price equal to 112.5% of the aggregate principal amount of the Notes so redeemed plus accrued interest to the date of redemption. The Company, at its option, may redeem in the aggregate up to 35% of the original principal amount of the Notes at any time or from time to time prior to August 1, 2000, at a redemption price equal to 112.5% of the aggregate principal amount so redeemed plus accrued interest to the date of redemption, with the Net Proceeds (as defined herein) of one or more Public Equity Offerings (as defined herein) of the Company, provided that at least $65.0 million of the original principal amount of the Notes remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering. See "Description of the Notes -- Optional Redemption."
                                                        (Continued on next page)


     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------


               THE DATE OF THIS PROSPECTUS IS JANUARY     , 1999.

(Continued from cover page)

     Upon a Change of Control, each holder of the Notes will be entitled to require the Company to purchase such holder's Notes at 101% of the principal amount thereof plus accrued interest to the date of purchase. See "Description of the Notes -- Certain Covenants -- Change of Control Offer." In addition, the Company will be obligated in certain instances to make an offer to purchase the Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest to the date of purchase with the net cash proceeds of certain asset sales. See "Description of the Notes -- Certain
Covenants -- Limitation on Certain Asset Sales."


     The Notes are general unsecured obligations of the Company subordinate in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company, senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu in right of payment with all future senior subordinated indebtedness of the Company. The Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by all of the existing and future domestic Restricted Subsidiaries (as defined herein) of the Company. See "Description of the Notes -- Guarantees." As of September 27, 1998, the Company had outstanding $354.0 million of total Indebtedness (as defined herein), $229.2 million of which was Senior Indebtedness and $24.9 million of which was Indebtedness subordinated to the Notes.


     The holder of each Old Note accepted for exchange will receive a New Note having a principal amount equal to that of the surrendered Old Note. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes. Old Notes not tendered or not accepted for exchange will continue to accrue interest from and after the date of consummation of the Exchange Offer.


     The Old Notes were issued and sold on July 29, 1998 (the "Old Notes Offering") in a transaction exempt from the registration requirements of the Securities Act and may not be offered or sold in the United States unless so registered or pursuant to an applicable exemption under the Securities Act. The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (as defined herein). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") as set forth in Exxon Capital Holdings Corporation (avail. April 13, 1989), Morgan Stanley & Co. Incorporated (avail. June 5, 1991) and Shearman & Sterling (avail. July 2, 1993) and other no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes. However, the Company has not sought a no-action letter with respect to the Exchange Offer and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each holder of Old Notes, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage or participate in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the holders thereof. See "The Exchange Offer."

     There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in The Portal Market. The Company has been advised by the Initial Purchasers (as defined herein) that they intend to make a market for the New Notes; however, the Initial Purchasers are not obligated to do so, and the Company does not currently intend to list the New Notes on any securities exchange. Any market-making may be discontinued at any time, and there is no assurance that an active public market for the New Notes will develop or, that if such a market develops, that it will continue. This Prospectus may be used by the Initial Purchasers in connection with offers and sales of the New Notes which may be made by them from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. The Initial Purchasers may act as principal or agent in such transaction.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     MARKET DATA USED THROUGHOUT THIS PROSPECTUS WAS OBTAINED FROM CONSULTANT'S REPORTS AND INDUSTRY PUBLICATIONS. INDUSTRY PUBLICATIONS AND CONSULTANT'S REPORTS GENERALLY STATE THAT THE INFORMATION CONTAINED THEREIN HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT THAT THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION IS NOT GUARANTEED. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED THIS MARKET DATA.

     Old Notes in the aggregate principal amount of $100 million were issued originally in global form (the "Global Old Note"). The Global Old Note was deposited with, or on behalf of, The Depository Trust Company, as the initial depository with respect to the Old Notes (in such capacity, the "Depository"). The Global Old Note is registered in the name of Cede & Co., as nominee of the Depository, and the beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depository and its participants. The use of the Global Old Note to represent certain of the Old Notes permits the Depository's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depository's established procedures without the need to transfer a physical certificate. Except as provided below, the New Notes will also be issued initially as a note in global form (the "Global New Note" and, together with the Global Old Note, the "Global Notes") and deposited with, or on behalf of, the Depository.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement" or the "Exchange Offer Registration Statement") under the Securities Act with respect to the New Notes offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the New Notes offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement otherwise filed with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits forming a part thereof and such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


     THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS," INCLUDING STATEMENTS CONTAINING THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS" AND WORDS OF SIMILAR IMPORT. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, THE STATEMENTS UNDER "SUMMARY," "RISK FACTORS," "MANAGEMENT'S DISCUSSIONS AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS" AND ELSEWHERE HEREIN, REGARDING THE COMPANY OR ANY OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE TIMING, FINANCING, STRATEGIES AND EFFECTS OF SUCH TRANSACTIONS, ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTATIONS ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS AND/OR UNDER "RISK FACTORS." THE COMPANY DOES NOT INTEND TO UPDATE THESE FORWARD-LOOKING STATEMENTS.



                        FOR PENNSYLVANIA RESIDENTS ONLY



     NEW NOTES OFFERED IN THIS EXCHANGE OFFER TO PENNSYLVANIA RESIDENTS MAY ONLY BE EXCHANGED FOR OLD NOTES HELD BY PENNSYLVANIA RESIDENTS WHO ARE (1) "QUALIFIED INSTITUTIONAL BUYERS" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) ("QIB'S"); (2) INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT); AND (3) INSTITUTIONAL INVESTORS AS DEFINED BY SECTION 102(k) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 AND RULE 102.111 OF THE PENNSYLVANIA CODE, AS AMENDED.

                                    SUMMARY

     The following summary information is qualified in its entirety by reference to the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. References contained in this Prospectus to Fiscal 1994, Fiscal 1995, Fiscal 1996, Fiscal 1997, Fiscal 1998 and Fiscal 1999 mean the fiscal years ended July 3, 1994, July 2, 1995, June 30, 1996, June 29, 1997, June 28, 1998 and June 27, 1999, respectively. Unless the source was specifically indicated, all industry and market share data set forth in this Prospectus are based upon estimates by ENTEX management. As used in this Prospectus, unless the context otherwise requires, "ENTEX" or the "Company" refers to ENTEX Information Services, Inc., a Delaware corporation, and its subsidiaries.

                                  THE COMPANY

     ENTEX is a leading provider of integrated personal computer ("PC") management solutions to meet the distributed information technology systems and end-user support requirements of Fortune 1000 companies and other large enterprises. The Company's integrated PC management solutions include PC Acquisition Services (multi-vendor product procurement customized to meet specific end-user requirements); Outsourcing Services (support services for the total PC infrastructure including network management, help desk and deskside support, and asset management); and Network, Professional and Migration Services (consulting and implementation services for network design, integration, migration and conversion). ENTEX provides a single source integrated service for its customers' PC/server platforms (system design, operations support and product procurement) which management believes can enhance the value of their information technology investment, significantly reduce their operating expenses and improve management control over their existing and future information technology systems.


     In November 1998, the Company reorganized its operations by creating two distinct operating divisions: ENTEX Technology Acquisition Services Division (the "TAS Division") and ENTEX Services Division (the "Services Division"). The TAS Division offers hardware and software solutions to large businesses, including custom configuration, channel assembly, electronic commerce and integration services. The Services Division offers desktop outsourcing, enterprise network and consulting services and traditional maintenance and support services. The reorganization was intended to allow each division to focus on anticipating trends and capitalize on new market opportunities within their respective markets. The new focus should allow each division to collaborate more closely and effectively with their customers, concentrate on the Company's products and services and utilize the talents of each division's employees more efficiently and profitably while continuing to provide integrated management solutions.


     The proliferation of complex PC/server network systems and support infrastructures coupled with rapidly changing technology lifecycles has significantly increased the management requirements and cost of distributed information technology systems. As a result, many organizations are outsourcing the management and support of their PC and network infrastructure needs. The Company believes that key criteria which businesses consider when evaluating PC and network integration service providers include the provider's ability: (i) to deliver an integrated, cost-effective solution spanning the PC and network lifecycle; (ii) to supply multi-vendor PC and network products customized to specific end-user demands; and (iii) to provide consistent services on a national basis. The Company believes its size and scope of operations, its existing base of PC outsourcing contracts and its experience in managing various technology platforms enable it to offer best practice methodologies which are more effective than in-house systems which could be developed by its customers acting on their own. Management believes its integrated PC management solutions allow its customers to reallocate resources towards their core competencies and enhance competitiveness with access to leading edge technology.


     The Company competes in two primary markets: product procurement of PC hardware, software and peripherals and information technology services and its two divisions are structured and managed to focus on these markets. Dataquest, the research division of the Gartner Group, estimated the total U.S. market for PC hardware, software and peripherals procurement at $99 billion in 1997. According to Dataquest, this market has grown at a compound annual rate of approximately 23% from 1994 through 1997. This growth has been due in large part to the growth of the domestic economy, the beginning of a technology migration to the Pentium II(TM) microprocessor, migration to new desktop and network operating systems and increased demand for products for a mobile workforce including laptop PCs. According to Dataquest, the total U.S. market for information technology services is estimated to have exceeded $128 billion in 1997. Management believes this market has grown at a compound annual rate of approximately 23% from 1994 through 1997. In the information technology service specialties of network integration and outsourcing, Dataquest reports that the U.S. market is estimated to have exceeded $15 billion and $24 billion, respectively, in 1997. Management believes as corporations analyze the cost of supporting their PC and network environments, an increasing number will rely upon third-party systems integration and outsourcing to design, build, expand and maintain their information technology systems.


     ENTEX intends to use its industry leadership in outsourcing and system migrations to capitalize upon these trends. The Company seeks to establish long-term relationships with large corporations that are information intensive and require more effective management of their distributed information technology. ENTEX provides products and/or significant services to some of the most recognized U.S. corporations, several of which are considered technology leaders in their respective industries, including AlliedSignal, American Express, CIGNA, Coca-Cola, GTE, Hoffmann-La Roche, Koch Industries, KPMG, Metropolitan Life, Microsoft, Motorola, Pfizer and US West. The Company believes that its position as a supplier to leaders in certain industries allows it to attract leaders in a variety of other industries thereby increasing the diversification of its customer base. The 100 largest customers accounted for approximately 63% and 64% of total net revenues during Fiscal 1998 and the three months ended September 27, 1998, respectively, and no one customer accounted for more than 6% of total net revenues in these periods.



     From its inception, the Company has sold customized PC-based systems to large corporate clients through its PC acquisition services line of business. In Fiscal 1995, the Company made a strategic decision to accelerate the development of service solutions complementary to its product solutions. The Company's goal is to increase its proportion of service revenues, which are typically characterized by higher gross margins than those obtainable from product sales. In November 1998, the Company announced the formation of two operating divisions to focus on each of these business segments. For Fiscal 1998 and the three months ended September 27, 1998, product sales accounted for 81.7% and 78.9%, respectively, of total net revenues and 65.4% and 50.6%, respectively, of total gross profit, while services accounted for 18.3% and 21.1%, respectively, of total net revenues and 34.6% and 49.4%, respectively, of total gross profit.


     ENTEX offers its customers a single source for integrated PC management solutions, including sophisticated PC infrastructure procurement and configuration, outsourcing and desktop migration and integration services.


- PC Acquisition Services. Through its TAS Division, the Company distributes a full range of multi-vendor PC and network products, software and peripherals, providing its customers with a single source for all such needs. ENTEX's product procurement solutions are based on (i) product sourcing arrangements from the largest original equipment manufacturers ("OEMs"), (ii) customized configuration services and (iii) build-to-order assembly to meet specific end-user requirements. In the twelve months ended September 27, 1998, approximately 93% of all products sold by the Company were purchased directly from OEMs, including Cisco, Compaq, Digital Equipment Corporation ("DEC"), Hewlett-Packard ("HP"), IBM, Intel, Kingston, Microsoft, NEC, 3Com and Toshiba. The Company also provides shrink-wrapped and Volume License Agreement ("VLA") application software enabling it to provide a complete fully integrated hardware and software solution. The Company's state-of-the-art, ISO 9001 certified integration center (the first in the industry to receive ISO certification) customizes an average of 25,000 units per month. In the twelve months ended September 27, 1998, over 63% of all desktop PCs, 54% of all laptop PCs and 47% of all servers shipped by ENTEX were configured by ENTEX with additional hardware components, customer-specific software and/or proprietary applications. Most configured systems are pre-tested on a mirror image of the customers' operating platform to ensure seamless and virus-free delivery and integration with the customers' existing infrastructure. In the twelve months ended September 27, 1998, more than 99% of non-configured in-stock orders were shipped same day, while 98% of in-stock configured systems were shipped within 48 hours of order placement. ENTEX is increasing its amount of build-to-order OEM assembly partnerships to reduce inventory while providing greater product availability and responsiveness to customers. The Company is currently providing build-to-order assembly for IBM, Compaq and HP products.


- Outsourcing Services. Through its Services Division, the Company provides total support for PCs, servers and related network hardware and software including network implementation, operation and support, warranty services, help desk and deskside support and asset management. Management believes the Company is one of the largest providers of PC outsourcing services to large enterprise users. As of September 27, 1998, the Company had multi-year outsourcing service contracts covering more than 682,000 PCs and servers. The Company offers on-site and centralized maintenance and support services to its customers with approximately 4,000 of the Company's technical professionals on-site daily at customer locations as of September 27, 1998. ENTEX certifies its engineers and consultants in the installation and maintenance of multi-vendor hardware and software. The Company also provides a centralized service center operation which includes a 24-hour help desk, a call dispatch service and a network support line, which together handle approximately 90,000 customer calls per month. The Company has developed best practice methodologies through managing a large, diverse installed base of PCs under corporate outsourcing arrangements which it leverages to meet unique customer requirements. ENTEX was one of the first in the industry to establish multi-year, performance-oriented Service Level Agreements ("SLAs") which specify measurable support levels and benchmarks tailored to individual customer needs. As of September 27, 1998, the Company's 100 largest outsourcing service contracts ranged from 200 to 60,000 PCs and had an average annualized contract value of over $2.7 million. As part of its outsourcing arrangements, ENTEX generally provides significant PC Acquisition Services to its customers. The 100 largest outsourcing service contracts in effect as of September 27, 1998, provided for approximately $2.31 in product revenues for every $1.00 of services; however, the customers under such contracts are not generally committed to purchase such products. Management expects the volume of outsourcing contracts to accelerate as an increasing number of large enterprises evaluate the total cost of ownership and technical capabilities of their existing systems.



- Network, Professional and Migration Services. Through its Services Division, the Company provides customers with network design, implementation and integration services on a project basis, including the design, installation and upgrade of local-area, wide-area and enterprise networks. The Company also provides a wide range of migration services to assist customers in transitioning from one computing environment to another, including Microsoft Windows NT(TM) and BackOffice(TM) migrations, local-area network migrations, desktop PC operating system migrations and messaging migrations. The Company believes it is one of the industry leaders in system migrations, having completed such migrations on approximately 242,000 units as of September 27, 1998. ENTEX believes it employs one of the largest group of Microsoft certified systems engineers to perform system migrations and upgrades to Windows-based technology. The Company has completed some of the largest system migrations for corporations which are leaders in their respective industries, and the Company believes it has developed core competencies that are leveragable over its existing customer base.


                               BUSINESS STRATEGY


     The Company's objective is to be the premier provider of integrated PC management solutions to meet the distributed information technology systems and end-user support requirements of Fortune 1000 and other large enterprises. The creation of the TAS Division and the Services Division is intended to allow the Company to better focus on each of its business segments. Key elements of the Company's strategy are to:


     Leverage Customer Relationships to Expand Services Provided. The Company believes that once it has begun delivering efficiency improvements and cost savings to a customer, it has the opportunity to enhance its relationship by selling additional services. The Company realizes higher profit margins by leveraging its initial marketing costs and realizing economies of scale when providing incremental services to a customer. The Company's strategy is to leverage existing customer relationships to expand the number of services it provides to each customer and to increase the number of affiliated operations of such customers to which it sells services. In Fiscal 1995, the Company had 51 customers which purchased products and services totaling at least $5 million. In Fiscal 1998, those same customers had more than doubled their aggregate purchases of services from $57.9 million in Fiscal 1995 to $134.7 million.

     Expand Customer Base by Targeting Outsourcing and Integration
Services. The Company targets the Fortune 1000 and other large enterprises with over 1,000 installed PCs to provide its outsourcing and integration services. Management believes many of these companies have limited information technology resources and legacy information technology systems and are prepared to outsource to the Company rather than perform on their own the necessary system upgrades and migrations to new information technology platforms. Historically, the Company used its product procurement relationships to initiate the marketing of outsourcing and integration services. The Company augments this strategy by capitalizing on its industry leadership in outsourcing and system migrations by initiating customer relationships with higher margin service offerings and following with product procurement.


     Focus Marketing on System Migrations. The Microsoft Windows NT(TM), Intel Pentium(TM) processor-based operating platform is rapidly becoming the preferred technology system standard for larger enterprises. ENTEX has completed PC and server migrations on approximately 242,000 units as of September 27, 1998, including a 40,000 desktop migration transitioning one customer's business to a 32-bit Windows NT(TM) environment, which management believes is one of the largest 32-bit migrations undertaken in the United States to date. The Company's strategy is to leverage its experience, reputation and capabilities in outsourcing and product procurement and its relationships with major corporations to market the design and implementation of system migrations for PCs and servers. In addition, the Company believes its migration projects provide opportunities to market outsourcing services to support these new systems, as well as procurement of equipment that is typically installed in migration projects.


     Maintain Technological Leadership by Leveraging Strategic Alliances with Vendors. The Company's position as a leading PC systems integrator enables it to establish and maintain strategic relationships with leading OEMs and suppliers such as Compaq, HP, IBM and Microsoft. Such alliances provide the Company's technical staff access to the latest product and technology developments before commercial release, allow the Company's sales and service personnel to regularly attend manufacturers' on-site presentations and training and enable the Company to provide its customers with cost-effective purchasing and financing alternatives. The Company's strategy is to continue building technological leadership through strong vendor relationships which enhance the Company's ability to implement and/or support the latest technologies for its customers.


     Increase Build-to-Order Assembly and Enhance Inventory Management. The Company has been shifting the focus of its product distribution strategy from product resale to providing value-added services including configuration and build-to-order assembly. These value-added services enhance its vendor and customer relationships, accelerate inventory turns and modify the inventory mix from finished goods to more cost effective component parts. The Company's inventories decreased from $184.4 million as of September 28, 1997 to $142.9 million as of September 27, 1998, or 22.5%. The Company's inventory turns improved from 9.5x for the twelve months ended September 28, 1997 to 10.2x for the twelve months ended September 27, 1998. The Company's strategy is to continue reducing its inventory investment while improving product availability and delivery schedules by increasing build-to-order assembly services for several of the leading computing equipment OEMs. The Company is currently providing build-to-order assembly for IBM, Compaq and HP products.


     Reduce Costs and Enhance Customer Service Through Centralization. The Company invests in its infrastructure, both in terms of personnel and systems, to increase its operating efficiency while providing high levels of customer service at lower cost for its customers. PC acquisition, distribution and configuration services are provided from a national integration and distribution center, and network integration and support services are provided from a national service center. Both national centers are located near Cincinnati, Ohio.

The Company believes its integration and distribution center provides high-quality, build-to-order assembly and configuration services with a customer reported error free rate of 99.7%. The Company's strategy is to continue investing in its centralized services to gain economies of scale in operations and enhance quality control and customer service.

     ENTEX was formed in August 1993 in a management-led buyout of the information systems business of JWP Inc. ("JWPIS"). The Company's principal stockholders are Dort A. Cameron III, Chairman of the Company's Board of Directors, and entities controlled by Mr. Cameron. Other equity holders of the Company include certain executives and employees of the Company, IBM and Microsoft.

     The Company's principal executive offices are located at Six International Drive, Rye Brook, New York. The Company's telephone number is (914) 935-3600.

                               THE EXCHANGE OFFER

Registration Agreement........   The Old Notes were sold by the Company on July
                                 29, 1998 (the "Original Issue Date") to CIBC
                                 Oppenheimer Corp. and Lazard Freres & Co. LLC
                                 (the "Initial Purchasers"), who placed the Old
                                 Notes with certain institutional investors. In connection therewith, the Company executed and delivered for the benefit of the holders of the Old Notes a registration rights agreement (the
                                 "Registration Rights Agreement") providing for, among other things, the Exchange Offer. See
                                 "The Exchange Offer -- Terms of the Exchange
                                 Offer."

Terms of the Exchange Offer...   New Notes are being offered in exchange for a
                                 like principal amount of Old Notes. Old Notes may be exchanged only in integral multiples of $1,000. The Company will issue the New Notes to holders promptly following the Expiration Date.
                                 See "Risk Factors -- Consequences of Failure to
                                 Exchange."


Expiration Date...............   5:00 p.m. New York City time on           ,
                                 1999, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                                 Offer is extended. See "The Exchange
                                 Offer -- Terms of the Exchange Offer."


Conditions to the Exchange
Offer.........................   The Exchange Offer is not conditioned upon any
                                 minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.
                                 However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company. The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition. The
                                 Exchange Offer is also subject to the terms and provisions of the Registration Rights
                                 Agreement. NO VOTE OF THE COMPANY'S
                                 SECURITYHOLDERS IS REQUIRED TO EFFECT THE
                                 EXCHANGE OFFER AND NO SUCH VOTE (OR PROXY
                                 THEREFOR) IS BEING SOUGHT HEREBY. See "The
                                 Exchange Offer -- Certain Conditions to the
                                 Exchange Offer."

Procedures for Tendering Old
Notes.........................   Each holder of Old Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes, or a Book-Entry Confirmation (as defined), as the case may be, and any other required documentation to Marine Midland Bank, as exchange agent (the "Exchange Agent") at the address set forth herein. The method of delivery of such documentation is at the election and risk of the holder. By executing the Letter of Transmittal, each holder will represent to the Company, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer by the holder and any beneficial owners of Old Notes are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) neither the holder nor such beneficial owner is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such New
                                 Notes and (iii) neither the holder nor such beneficial owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. Each broker-dealer that receives New
                                 Notes for its own account in exchange for Old
                                 Notes, where such Old Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange
                                 Offer -- Procedures for Tendering Old Notes" and "Plan of Distribution."

Special Procedures for
Beneficial Owners.............   Any beneficial owner whose Old Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his or her Old Notes, either make appropriate arrangements to register ownership of the Old
                                 Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange
                                 Offer -- Procedures for Tendering Old Notes."

Guaranteed Delivery
Procedures....................   Holders of Old Notes who wish to tender their
                                 Old Notes and whose Old Notes are not
                                 immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange
                                 Offer -- Guaranteed Delivery Procedures."

Book-Entry Transfer...........   Any financial institution that is a participant
                                 in the Book-Entry Transfer Facility's (as defined) system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer
                                 Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry
                                 Transfer Facility in accordance with such Book-
                                 Entry Transfer Facility's procedures for transfer. See "The Exchange Offer -- Book-Entry
                                 Transfer."

Withdrawal Rights.............   Tenders of Old Notes may be withdrawn at any
                                 time prior to 5:00 p.m. New York City time, on the Expiration Date. See "The Exchange
                                 Offer -- Withdrawal of Tenders."

Acceptance of Old Notes and
Delivery of New Notes.........   Upon satisfaction or waiver of all conditions
                                 of the Exchange Offer, the Company will accept for exchange any and all Old Notes which are properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The
                                 Exchange Offer -- Acceptance of Old Notes for
                                 Exchange; Delivery of New Notes."

Federal Income Tax
Consequences..................   The exchange of Old Notes for New Notes by
                                 tendering holders will not be a taxable
                                 exchange for federal income tax purposes as a result of such exchange. See "Certain Federal
                                 Income Tax Consequences."

Regulatory Approvals..........   The Company does not believe that the receipt
                                 of any material federal or state regulatory approvals will be necessary in connection with the Exchange Offer. See "The Exchange
                                 Offer -- Regulatory Approvals."

Use of Proceeds...............   The Company will not receive any proceeds from
                                 the exchange pursuant to the Exchange Offer.
                                 See "Use of Proceeds."

Exchange Agent................   Marine Midland Bank is serving as Exchange
                                 Agent in connection with the Exchange Offer.
                                 See "The Exchange Offer -- Exchange Agent."

Consequences of Failure
  to Exchange.................   The trading market for the holder's Old Notes
                                 could be adversely affected upon completion of the Exchange Offer if such holder does not participate in the Exchange Offer. See "The
                                 Exchange Offer -- Consequences of Failure to
                                 Exchange."


Resales of the New Notes......   The New Notes are being offered hereunder in
                                 order to satisfy certain obligations of the Company contained in the Registration Rights
                                 Agreement. Based on interpretations by the staff of the Commission as set forth in Exxon
                                 Capital Holdings Corporation (avail. April 13,
                                 1989), Morgan Stanley & Co. Incorporated
                                 (avail. June 5, 1991) and Shearman & Sterling
                                 (avail. July 2, 1993) and other no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof
                                 (other than any such holder which is an
                                 "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. If any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of New Notes, such holder cannot rely on the position of the staff of the Commission set forth in its no-action and interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that (i)
                                 Old Notes tendered by it in the Exchange Offer were acquired in the ordinary course of its business as a result of market-making or other trading activities and (ii) it will deliver a prospectus in connection with any resale of New Notes received in the Exchange Offer. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of the New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities
                                 (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 180 days following the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See
                                 "The Exchange Offer -- Resales of the New
                                 Notes" and "Plan of Distribution."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The Exchange Offer relates to the exchange of up to $100,000,000 aggregate principal amount of Old Notes for an equal aggregate principal amount of New Notes. Holders of New Notes will be entitled to the benefits of the Indenture. The New Notes will be identical to the Old Notes, except that (i) the New Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and (ii) holders of New Notes will not be entitled to registration rights that holders of the Old Notes have under the Registration Rights Agreement except under limited circumstances. See "Description of the Notes."

Securities Offered............   Up to $100,000,000 principal amount of 12 1/2%
                                 Senior Subordinated Notes due 2006 (the "New
                                 Notes").

Maturity Date.................   August 1, 2006.

Interest Rate.................   The New Notes will bear interest at a rate of
                                 12 1/2% per annum.

Interest Payment Dates........   Interest will accrue on the New Notes from the
                                 last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or if no interest has been paid on the Old Notes, from the Original Issue
                                 Date and will be payable semi-annually on each February 1 and August 1 of each year, commencing February 1, 1999. Interest on the
                                 New Notes will be paid on the basis of a 360-day year of twelve 30-day months.


Ranking.......................   The New Notes will be general unsecured
                                 obligations of the Company subordinate in right of payment to all existing and future Senior
                                 Indebtedness (as defined herein) of the
                                 Company, senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu in right of payment with all future senior subordinated indebtedness of the Company. As of September
                                 27, 1998, the Company had outstanding $354.0 million of total Indebtedness (as defined herein), $229.2 million of which was Senior
                                 Indebtedness and $24.9 million of which was Indebtedness subordinated to the Notes. See
                                 "Description of the Notes -- Subordination."


Guarantees....................   The New Notes will be unconditionally
                                 guaranteed, on an unsecured senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally (the
                                 "Guarantees"), by all of the direct and
                                 indirect domestic Restricted Subsidiaries (as defined herein) of the Company (the
                                 "Guarantors"). The Guarantees will be
                                 subordinated to all Guarantor

                                 Senior Indebtedness (as defined herein) of the respective Guarantors. A "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary (as defined herein) and includes all of the Subsidiaries of the Company existing as of the Issue Date. An "Unrestricted Subsidiary" means
                                 (a) any Subsidiary of an Unrestricted
                                 Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Description of the Notes -- Certain Covenants -- Limitation on Restricted Payments." See "Description of the Notes." As of the Issue Date, the Notes will be Guaranteed by all of the Company's domestic subsidiaries which consist of ENTEX Information Services of Michigan, Inc., ENTEX Information Services of Colorado, Inc., ENTEX Services, Inc., Erlanger Land Co., Inc. and FCP Technologies, Inc. As of the Issue Date, the Company will have three foreign subsidiaries which will not guarantee the Notes.


Mandatory Redemption..........   There will be no mandatory redemption
                                 requirements with respect to the New Notes.

Optional Redemption...........   The New Notes will be redeemable at the option
                                 of the Company, in whole or in part, at any time on or after August 1, 2003, at the redemption prices set forth herein plus accrued interest to the date of redemption. In addition, upon a Change of Control (as defined herein) on or prior to August 1, 2000, the Company, at its option, may redeem all but not less than all of the New Notes outstanding at a redemption price equal to 112.5% of the aggregate principal amount of the New Notes so redeemed plus accrued interest to the date of redemption. The Company, at its option, may redeem in the aggregate up to 35% of the original principal amount of the Notes at any time or from time to time prior to August 1, 2000, at a redemption price equal to 112.5% of the aggregate principal amount so redeemed plus accrued interest to the date of redemption, with the Net Proceeds (as defined herein) of one or more Public Equity Offerings (as defined herein) of the Company, provided that at least
                                 $65.0 million of the original principal amount of the Notes remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity
                                 Offering.

Change of Control.............   In the event of a Change of Control, the
                                 Company will be required to make an offer to purchase all outstanding New Notes at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase. See "Description of the Notes -- Certain Covenants -- Change of Control
                                 Offer." There can be no assurance that the Company will have sufficient funds or will be contractually permitted by outstanding Senior
                                 Indebtedness to pay the required purchase price for all New Notes tendered by holders upon a Change of Control.

Asset Sale Proceeds...........   The Company will be obligated in certain
                                 instances to make an offer to purchase the New
                                 Notes at a purchase price in cash equal
                                 to 100% of the principal amount thereof plus accrued interest to the date of purchase with the net cash proceeds of certain asset sales.
                                 See "Description of the Notes -- Certain
                                 Covenants -- Limitation on Certain Asset
                                 Sales."

Certain Covenants.............   The Indenture will contain covenants for the
                                 benefit of the holders of the New Notes that, among other things, restrict the ability of the Company and its Restricted Subsidiaries to: (i) incur additional Indebtedness; (ii) pay dividends and make distributions; (iii) issue stock of Restricted Subsidiaries; (iv) repurchase stock; (v) create liens; (vi) enter into transactions with affiliates; (vii) merge or consolidate the Company or any of the Guarantors; and (viii) transfer and sell assets. These covenants are subject to a number of important exceptions. See "Description of the Notes -- Certain Covenants."

                                  RISK FACTORS

     Holders of the Old Notes should consider carefully the information set forth under the caption "Risk Factors" and all other information set forth in this Prospectus prior to tendering their Old Notes in the Exchange Offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


     The following selected consolidated financial data should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein. The consolidated financial data as of and for the fiscal years ended July 3, 1994, July 2, 1995, June 30, 1996, June 29, 1997 and June 28, 1998 have been derived from consolidated financial statements of the Company, which have been audited by KPMG LLP, independent certified public accountants. The consolidated financial statements as of June 28, 1998 and June 27, 1997 and for each of the years in the three year period ended June 28, 1998, and the report thereon, are included elsewhere in this Prospectus. Historical data as of and for the three months ended September 28, 1997 and September 27, 1998, and as of and for the twelve months ended September 27, 1998 have been derived from unaudited interim consolidated financial statements of the Company which, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information. Data for the three months ended September 27, 1998 may not be indicative of the results to be expected for the full fiscal year. The information set forth herein has been adjusted for stock dividends. See Note 7 of notes to the Company's consolidated financial statements.



     The following information is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company (including the notes thereto) included elsewhere herein.



                                                         FISCAL YEAR ENDED                               THREE MONTHS ENDED
                                   --------------------------------------------------------------   -----------------------------
                                    JULY 3,      JULY 2,      JUNE 30,     JUNE 29,     JUNE 28,    SEPTEMBER 28,   SEPTEMBER 27,
                                    1994(1)        1995         1996         1997         1998          1997            1998
                                   ----------   ----------   ----------   ----------   ----------   -------------   -------------
STATEMENTS OF OPERATIONS DATA:
Net revenues:
 Product revenues................  $1,019,010   $1,342,323   $1,940,796   $2,126,973   $2,006,161    $   500,938     $   438,252
 Service revenues................      75,917      130,940      207,511      353,624      450,471        105,901         116,888
                                   ----------   ----------   ----------   ----------   ----------    -----------     -----------
   Total net revenues............   1,094,927    1,473,263    2,148,307    2,480,597    2,456,632        606,839         555,140
Cost of revenues:
 Cost of products sold...........     917,939    1,236,940    1,764,775    1,922,826    1,800,085        450,781         405,479
 Cost of services provided.......      64,300      110,349      168,957      267,554      341,612         79,872          84,901
                                   ----------   ----------   ----------   ----------   ----------    -----------     -----------
   Total cost of revenues........     982,239    1,347,289    1,933,732    2,190,380    2,141,697        530,653         490,380
Product gross profit.............     101,071      105,383      176,021      204,147      206,076         50,157          32,773
Service gross profit.............      11,617       20,591       38,554       86,070      108,859         26,029          31,987
                                   ----------   ----------   ----------   ----------   ----------    -----------     -----------
   Total gross profit............     112,688      125,974      214,575      290,217      314,935         76,186          64,760
Selling, general and
 administrative expenses.........     100,790      132,586      192,312      251,963      259,712         61,815          68,857
Nonrecurring stock compensation
 costs...........................          --           --       18,185           --           --             --              --
                                   ----------   ----------   ----------   ----------   ----------    -----------     -----------
 Income (loss) from operations...      11,898       (6,612)       4,078       38,254       55,223         14,371          (4,097)
Interest expense, net............      17,444       23,151       29,726       37,147       36,663          9,669           9,695
Other income.....................          --           --           --          462           --             --              --
                                   ----------   ----------   ----------   ----------   ----------    -----------     -----------
 Income (loss) before income
   taxes.........................      (5,546)     (29,763)     (25,648)       1,569       18,560          4,702         (13,792)
Provision (benefit) for income
 taxes...........................      (2,225)        (509)          28           25          417              2               8
                                   ----------   ----------   ----------   ----------   ----------    -----------     -----------
Net income (loss)................  $   (3,321)  $  (29,254)  $  (25,676)  $    1,544   $   18,143    $     4,700     $   (13,800)
                                   ==========   ==========   ==========   ==========   ==========    ===========     ===========
COMMON SHARE DATA:(2)
Basic earnings (loss) per
 share...........................  $     (.12)  $     (.93)  $     (.82)  $      .05          .56    $       .15     $      (.43)
                                   ==========   ==========   ==========   ==========   ==========    ===========     ===========
Diluted earnings (loss) per
 share...........................  $     (.12)  $     (.93)  $     (.82)  $      .05          .53    $       .14     $      (.43)
                                   ==========   ==========   ==========   ==========   ==========    ===========     ===========
Basic weighted average number of
 shares of common stock
 outstanding.....................  28,053,165   31,333,300   31,348,340   32,281,463   32,357,968     32,399,060      32,402,154
Diluted weighted average number
 of shares of common stock
 outstanding.....................  28,053,165   31,333,300   31,348,340   33,572,160   34,269,146     33,736,205      32,402,154
                                   ==========   ==========   ==========   ==========   ==========    ===========     ===========

                                                         FISCAL YEAR ENDED                               THREE MONTHS ENDED
                                   --------------------------------------------------------------   -----------------------------
                                    JULY 3,      JULY 2,      JUNE 30,     JUNE 29,     JUNE 28,    SEPTEMBER 28,   SEPTEMBER 27,
                                    1994(1)        1995         1996         1997         1998          1997            1998
                                   ----------   ----------   ----------   ----------   ----------   -------------   -------------
OTHER DATA:
EBITDA(3)........................  $   18,897   $      146   $   35,903   $   56,639   $   78,569    $    19,697     $     1,187
Cash Flow provided by (used in)
 operating activities............          --       (8,954)     (74,670)     (26,100)      54,809         21,098           7,162
Depreciation and amortization....       6,999        6,758       13,640       18,385       23,346          5,326           5,285
Interest expense, net............      17,444       23,151       29,726       37,147       36,663          9,669           9,695
Capital expenditures.............       2,420        7,178       19,205       21,737       19,655          4,219           8,593
Ratio of earnings to fixed
 charges(4)......................          --           --           --          1.0x         1.5x           1.5x             --



                                                                TWELVE MONTHS
                                                                    ENDED
                                                              SEPTEMBER 27, 1998
                                                              ------------------
FINANCIAL DATA:
EBITDA......................................................       $60,058
Interest expense (inclusive of interest accrued on asset
  based financing)(5).......................................        37,855
EBITDA/interest expense (inclusive of interest accrued on
  asset based financing)(5).................................           1.6x
Total debt (exclusive of asset based financing)/EBITDA......           2.3x
Total debt/EBITDA...........................................           5.9x



                                                                    AS OF
                                                              SEPTEMBER 27, 1998
                                                              ------------------
BALANCE SHEET DATA:
Cash........................................................       $  9,436
Working capital (deficit) (exclusive of cash)...............        (21,710)
Total assets................................................        689,852
Asset based financing (6)...................................        216,385
Total debt (exclusive of asset based financing)(6)..........        137,643
Total stockholders' equity (deficit)........................        (32,854)


---------------
(1) The statement of operations data for Fiscal 1994 present the results of operations from August 6, 1993, the date the Company acquired the net assets of JWPIS.

(2) See Note 1 to the Company's consolidated financial statements for an explanation of the calculation of weighted average number of shares outstanding.


(3) Represents income (loss) from operations plus depreciation and amortization and, in Fiscal 1996, nonrecurring stock compensation costs. The Company has included information concerning EBITDA in this Registration Statement because it is used by certain investors as a measure of a company's ability to service its debt obligations. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flows as a measure of liquidity.



(4) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest (including the interest component of rental expenses) and amortization of debt expense. Earnings consist of earnings from continuing operations before taxes, plus fixed charges. For Fiscal 1994, Fiscal 1995 and Fiscal 1996, earnings were insufficient to cover fixed charges by $5.5 million, $29.8 million and $25.6 million, respectively. For the three months ended September 27, 1998, earnings were insufficient to cover fixed charges by $13.8 million.


(5) Interest expense is adjusted to reflect amortization on a straight-line basis of the deferred financing fees of $3.6 million related to the Old Note Offering over a period of eight years and of the deferred financing fees of $1.1 million related to the IBMCC Working Capital Line of Credit restructuring over a period of three years.


(6) Excludes certain non-interest bearing amounts ($124.0 million as of September 27, 1998) owed to IBMCC and FINOVA (as defined herein) which are classified as accounts payable on the Company's consolidated balance sheet. See "Description of Other Indebtedness" and Note 5 to the Company's consolidated financial statements.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, holders of the Old Notes should carefully consider the following factors prior to exchanging Old Notes for the New Notes offered hereby. In addition, this document contains certain forward-looking statements and trend analysis based on current expectations. Actual results may differ materially due to a number of factors, including those set forth below.

CONSEQUENCES OF FAILURE TO EXCHANGE


     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission set forth in Exxon Capital Holdings Corporation (avail. April 13, 1989), Morgan Stanley & Co. Incorporated (avail. June 5, 1991) and Shearman & Sterling (avail. July 2, 1993) and other no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a holder in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 180 days following the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. However, the ability of any holder to resell the New Notes is subject to applicable state securities laws as described in "-- Blue Sky Restrictions on Resale of New Notes" below. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "The Exchange Offer" and "Plan of Distribution."


FAILURE TO COMPLY WITH EXCHANGE OFFER PROCEDURES

     To participate in the Exchange Offer and avoid the restrictions on transfer of the Old Notes, holders of Old Notes must transmit a properly completed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "The Exchange Offer-Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedure for book-entry transfer described herein must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described herein and in the Letter of Transmittal. The method of delivery of the Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holder. See "The Exchange Offer."

HIGH DEGREE OF LEVERAGE; DEPENDENCE ON IBMCC; FUTURE CAPITAL NEEDS


     To meet its substantial working capital requirements and to finance its business and expansion, the Company relies on several credit facilities. As of September 27, 1998, the Company had outstanding indebtedness of approximately $354.0 million. This substantial leverage may have several important consequences for the Company, including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for working capital, acquisitions, capital expenditures, general corporate or other requirements may be limited or impaired; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to servicing its indebtedness; and (iii) the Company's ability to withstand competitive pressures or adverse economic conditions, and to take advantage of future business opportunities that may arise, may be negatively affected. The Company's inability to service its indebtedness or obtain additional financing, as needed, on favorable terms would have a material adverse effect on the Company's business, operating results and financial condition.



     A substantial portion of the Company's working capital is financed under a revolving line of credit of up to $525 million (the "IBMCC Working Capital Line of Credit") with IBMCC. The IBMCC Working Capital Line of Credit expires on July 1, 2001 and can be reduced or terminated by IBMCC upon 60 days' prior notice. There can be no assurance that IBMCC will not reduce or terminate the IBMCC Working Capital Line of Credit. The Company maintains a vendor relationship with IBM, of which IBMCC is an affiliate. There can be no assurance that any deterioration in the vendor-customer relationship between the Company and IBM will not adversely affect the Company's relationship with IBMCC. In addition, from time to time, the Company has failed to comply with certain financial covenants under the IBMCC Working Capital Line of Credit. In the past, IBMCC has waived such defaults. However, there can be no assurance that IBMCC will waive future breaches.


     Since a substantial portion of the Company's indebtedness bears interest at floating rates, an increase in interest rates could adversely affect, among other things, the ability of the Company to meet its debt service obligations. The Company is currently not a party to any financial arrangement to mitigate its exposure to an increase in interest rates.

RESTRICTIVE DEBT COVENANTS


     The IBMCC Working Capital Line of Credit, the FINOVA Inventory Line of Credit (as defined herein) and the Notes offered hereby contain or incorporate by reference through cross-default provisions a number of significant covenants that, among other things, restrict the ability of the Company to (i) declare dividends or redeem or repurchase capital stock, (ii) prepay, redeem or purchase debt, including the Notes, (iii) incur liens and engage in sale-leaseback transactions, (iv) make loans and investments, (v) incur additional indebtedness, (vi) amend or otherwise alter debt and other material agreements,
(vii) make capital expenditures, (viii) engage in mergers, acquisitions and asset sales, (ix) enter into transactions with affiliates and (x) alter the business it conducts. The indebtedness outstanding under the IBMCC Working Capital Line of Credit is guaranteed by three of the Company's domestic subsidiaries and is secured by a first priority lien on the inventory and accounts receivable (excluding inventory pledged to FINOVA Capital Corporation ("FINOVA") and inventory subject to a purchase money security interest in favor of HP on which IBMCC has a second priority lien) and certain intellectual property of the Company and such guarantor subsidiaries. The Notes are guaranteed by the Company's domestic subsidiaries. In addition, under the IBMCC Working Capital Line of Credit, the Company is also required to comply with financial covenants with respect to (i) ratio of current assets to current liabilities, (ii) ratio of EBITDA for the fiscal year-to-date to interest expense for the fiscal year-to-date and (iii) tangible net worth. If the Company were unable to borrow under the IBMCC Working Capital Line of Credit due to a default or failure to meet certain specified borrowing base prerequisites for borrowing, it could be left without sufficient liquidity.

DECLINING GROSS MARGINS FOR PRODUCT SALES


     Approximately 81.7% of the Company's total net revenues in Fiscal 1998 and approximately 78.9% of the Company's total net revenues in the three months ended September 27, 1998 were generated through sales of PC hardware, software and related products. The Company believes that competitive conditions will continue to place pressures on its product gross margins. Furthermore, the original purchase price of products is often offset by favorable vendor allowances and negotiated price protection agreements against price decreases on inventory carried by the Company. There can be no assurance that vendors will continue to offer such vendor allowances or price protection at the current levels. OEMs have indicated that current market development funds ("MDF") programs will be altered. A reduction or elimination of such vendor programs could significantly decrease the Company's product gross margins. In addition, such vendor allowances and refunds for price decreases are not automatic and must be tracked and collected by the Company. The Company's failure to effectively manage such vendor receivables may further decrease product gross margins. From 1994 to 1996, the Company experienced certain accounting difficulties resulting from incorrect estimates and assumptions made in calculating the gross margin of its PC Acquisition business. Although the Company was entitled to receive vendor allowances with respect to computer hardware purchases, the Company failed to collect a significant percentage of such allowances. Further declines in the Company's product gross margins or failure to collect on vendor allowances may have a material adverse effect on the Company's business, operating results and financial condition.


FLUCTUATIONS IN OPERATING RESULTS

     The Company's operating results have varied in the past, and the Company expects its operating results, particularly its quarterly results, to continue to fluctuate. The Company's net revenues may fluctuate due to a variety of factors, including the level of expenditures by large enterprises for PC hardware, software and related products and services in general, demand for the Company's products and services in particular, the timing of orders for the Company's products and services, product supply constraints, the Company's build-to-order programs and customer demand driven by the introduction and adoption of new products. Due to its narrow product gross margins, the Company's operating results may be especially sensitive to changes in the mix of product and service revenues, the margin mix of products sold, the margin mix of services sold and the level of its operating expenses. The Company's operating expenses may fluctuate as a result of numerous factors, including the timing and rate of new employee hiring, the amount and timing of vendor-provided allowances, the utilization rate of service personnel, competitive conditions and the impact of acquisitions. The Company's costs are largely fixed in the near term, and the Company may be unable to adjust spending in a timely manner to compensate for an unexpected revenue shortfall. As a result, revenue shortfalls may have an immediate and disproportionate adverse effect on operating results. In addition, if the Company spends to build its capabilities to support higher revenue levels, the Company's near term operating results will suffer until it achieves its revenue goals. Due to the Company's recent growth, it is difficult to discern seasonal trends. However, the Company believes that first and third fiscal quarter revenues may be negatively affected due to generally lower computing equipment purchases during the summer months, which coincide with the first fiscal quarter and in January, which falls within the third fiscal quarter. Due to all of these factors, the Company believes that its operating results are likely to vary, in particular on a quarterly basis. As a result, period-to-period comparisons of its operating results are not necessarily meaningful, and quarterly results may not be indicative of results to be expected for a full year.

INTENSE COMPETITION

     The computer products and services industry is intensely competitive, and management believes competition will intensify in the future. As an independent PC systems integrator, ENTEX competes with companies which can provide a combination of product procurement and services such as PC system integrators and high-end systems integrators, as well as companies which provide either products or services such as PC resellers and distributors, specialty service providers and direct marketers. In addition, there is increased competition from manufacturers such as Compaq, DEC, HP, IBM and Unisys who sell direct to the Company's customer base. PC system integrators include CompuCom Systems, DEC, GE Capital Informa-tion Technology Solutions, Inacom, Vanstar and Wang. High-end system integrators have traditionally been mainframe-oriented service providers and include Andersen Consulting, Computer Sciences Corporation, IBM Global Services and SHL Systemhouse, a division of MCI Communications. PC resellers and distributors include Inacom, Tech Data and MicroAge. Specialty service providers are firms which have focused their business exclusively on providing PC and network related services and include DecisionOne and Technology Service Solutions. Direct marketers include Dell, Gateway, Micron and Unisys. In addition to these large national companies, ENTEX also competes against numerous regional and local companies, many of which have long-standing customer relationships. Some of the Company's competitors have greater financial, technical and marketing resources at a lower cost structure than the Company. As a result, such companies may be able to respond more quickly to new or emerging technologies and changes in customer needs, devote more resources to the development, promotion and sales of their services or deliver products at a lower price than the Company. In addition, competition could result in price decreases and depress gross margins in the industry. Further declines in the Company's gross margins may exacerbate the impact of fluctuating net revenues and operating costs on the Company's operating results and have a material adverse effect on the Company's business, operating results and financial condition.

INCREASED COMPETITION FROM DIRECT MARKETERS

     The Company competes with several manufacturers in meeting the distributed information needs of large enterprises. Notably, direct marketers such as Dell compete with the Company by selling directly to Fortune 1000 companies and other large enterprises. The expansion of the direct selling model has increased the competitive risks in an already highly competitive market. To combat the additional competition, the Company has enhanced its System Builder program to provide for final assembly services and has joined with certain vendors to provide products to customers on a build-to-order basis. However, there can be no assurance that ENTEX will be able to successfully transition from its current systems, which utilize high levels of inventory, to managing a more streamlined product fulfillment process. In addition, there can be no assurance that the Company's vendors can supply components on a "just-in-time" basis to allow successful management of a build-to-order program. The Company's failure to successfully transition to the build-to-order process could have a material adverse effect on the Company's business, operating results and financial condition. See "-- Intense Competition."

INCREASED EMPHASIS ON SERVICE OFFERINGS


     The Company's service operations are characterized by higher gross margins than those attainable in product sales. During Fiscal 1998 and the twelve months ended September 27, 1998, compared to Fiscal 1997 and the twelve months ended September 28, 1997, service revenues grew 27.4% and 19.0%, respectively, to $450.5 million and $461.5 million, respectively, while product revenues declined 5.7% and 7.5%, respectively, to $2,006.2 million and $1,943.5 million, respectively. The Company's success in increasing its service revenues will depend primarily on the continued need for the Company's services and the continued acceptance by large companies of outsourcing and system migrations as solutions to their PC management needs. In addition, the Company must have the ability to identify opportunities where its service solutions are appropriate, sell such service solutions at attractive margins, successfully implement such solutions and maintain the quality of its service offerings. To the extent that the Company does not successfully increase the proportion of revenues attributable to its service business, the Company's operating margins may be adversely affected. In order to expand its service operations, the Company will need to recruit, train and retain a significant number of qualified technical personnel and integrate them into the Company. There can be no assurance that the Company will do so successfully. The expense of these efforts and the costs associated with the hiring of additional service personnel and expansion of the Company's service infrastructure will be incurred prior to increases in service revenues. If service revenues do not increase sufficiently or the Company fails to accurately price its services, the Company's business, operating results and financial condition would be materially adversely affected.

NEED TO RECRUIT AND RETAIN MANAGEMENT, TECHNICAL AND SALES PERSONNEL


     The Company believes that its future success depends, to a large extent, upon the efforts and abilities of its executive officers, managers, technical and sales personnel. The Company's expansion of its service operations requires the recruiting and training of a significant number of additional qualified technical personnel, including project managers and network integration specialists. Frequently, the Company must rapidly hire a significant number of technical personnel to staff projects at customer sites. The Company's inability to hire such personnel within the time schedule agreed to with the customer could damage customer relationships and result in lost revenues. Competition for qualified technical and sales personnel is intense. The Company competes with other service providers as well as with its own customers, including those at whose locations ENTEX employees work. Failure by the Company to attract and train skilled managers, technical and sales personnel on a timely basis, or the inability of the Company to retain such personnel, could materially adversely affect the Company's business, operating results and financial condition. The Company's voluntary employee turnover for Fiscal 1998 was 30.8%. In 1983, Mr. Cameron, the Chairman of the Board of Directors and a co-founder of the Company, was diagnosed with multiple sclerosis.


CONTRACT PRICING POLICY

     The Company has begun implementing and intends to expand the use of new pricing policies for its service offerings. Such new pricing policies include pricing on a fixed fee or per end-user basis and on a service and support performance metrics basis rather than on a time and materials basis. As a result, the Company must accurately assess the scope of work of each project and estimate the resources required to complete the project and to meet any service and support performance metrics. Failure by the Company to accurately estimate the scope of a project or support expenses or to meet service and support performance metrics could have a material adverse effect on the Company's business, operating results and financial condition. In addition, the Company has certain warranty service commitments for which the Company seeks reimbursement from manufacturers. A reduction by manufacturers in the scope or duration of their reimbursements for warranties which the Company cannot contractually pass on to its customers or the failure of the Company to properly track and collect such reimbursements could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON VENDORS


     A significant portion of the Company's revenues are derived from sales of PC hardware, software and related products. Approximately 70.5% of such product revenues for the twelve months ended September 27, 1998 were attributable to sales of products manufactured by Compaq, HP and IBM. The Company's agreements with these manufacturers do not provide for long-term supply commitments and can be terminated with 15 to 90 days' notice. From time to time, the PC industry has experienced product constraints, with vendors allocating product based on criteria beyond the buyer's control. In the event the Company is not able to obtain sufficient quantities of products from its vendors or sufficient component parts for use in its build-to-order programs, the Company's business, operating results and financial condition could be materially adversely affected. The Company works closely with its key manufacturers. Many manufacturers provide vendor allowances in the form of MDF, which reduce the cost of products sold and which the Company uses to subsidize a variety of activities including many of its employee and customer training programs. In Fiscal 1998 and for the three months ended September 27, 1998, the Company recorded $63.6 million and $9.8 million, respectively, in connection with MDF. In addition to MDF, the Company's major manufacturers offer special pricing which the Company passes on directly to its customers. Many manufacturers also provide ENTEX with early previews of new products and technology and instruction and training for ENTEX technical and support personnel on the use of these new products. There can be no assurance that these arrangements will continue in the future. In the event that these arrangements were discontinued or industry practices were to change, commercial terms with vendors were to change generally or the Company were to otherwise lose vendor support, the Company's business, operating results and financial condition could be materially adversely affected. See "-- Declining Gross Margins for Product Sales."

RISKS ASSOCIATED WITH INVENTORY MANAGEMENT

     In order to offer rapid delivery and efficient support and service to its customers, the Company maintains relatively high levels of products and parts inventory. The Company attempts to protect itself from inventory obsolescence and inventory price reductions by negotiating price protection and stock balancing arrangements with its vendors and enforcing a limited return policy with its customers. These arrangements entitle the Company to receive refunds from manufacturers equal to price decreases on inventory carried by ENTEX and provide ENTEX the ability to return, subject to certain conditions including restocking fees, slow moving products. Such price protection and stock balancing provisions provided through the Company's supply agreements or particular manufacturers' sales policies may provide only limited protection against inventory risks. The Company's suppliers have been decreasing the level of price protection and return privileges offered, and there can be no assurance that such suppliers will not continue to further decrease or eliminate such protection in the future. Manufacturers experiencing financial difficulties may also be unable or unwilling to honor their price protection and stock balancing commitments. Further, the Company regularly disposes of excess and obsolete inventory at discounts to the Company's original purchase price. Although the Company sets up reserves for losses associated with the disposal of excess and obsolete items and records inventories net of these reserves, there can be no assurance that such reserves will be adequate. Changes in industry practices which increase the risks associated with maintaining high levels of inventory, the Company's inability to effectively manage its current and future inventory or significant adjustments to the value of its inventory could materially adversely affect the Company's business, operating results and financial condition. See "-- Increased Competition from Direct Marketers."

RAPID TECHNOLOGICAL CHANGE

     The PC products and services industry is subject to rapid technological change, evolving industry standards and frequent new product and service introductions. The Company must, on a timely and cost-effective basis, continuously respond to new product introductions. It must source such new products, develop and introduce new services which keep pace with technological developments and increasingly sophisticated network systems and train its employees to provide the necessary services to support new products and systems. There can be no assurance that the Company will be able to source new products to meet customer demand, respond to technological developments in a timely manner, if at all, or that its service offerings will adequately meet the changing requirements of its customers and achieve market acceptance. Further, suppliers may restrict the Company's access to new products. The Company's failure to successfully source new products or develop and introduce new services which meet evolving customer needs could have a material adverse effect on the Company's business, operating results and financial condition.

MANAGEMENT OF GROWTH

     The Company has experienced significant growth since its inception. This rapid growth has placed, and is expected to continue to place, a significant strain on the Company's management, financial, sales, technical and support systems and personnel. The Company's ability to manage its growth effectively will require it to continue to develop and improve its operational, financial and other internal systems and train, manage and motivate its employees. The Company has in the past evaluated and will continue in the future to evaluate the acquisition of businesses that complement or expand the Company's technical skills, service offerings or geographical presence. Integrating newly acquired companies could be costly and may result in the loss of customers and key personnel and may disrupt operations. Additionally, integrating newly acquired businesses may divert significant management resources and attention from day-to-day operations.

DEPENDENCE ON INTEGRATION CENTER, FREIGHT DELIVERY PROVIDER AND NATIONAL SERVICE CENTER

     All of the Company's product configuration, build-to-order and distribution activities are conducted at the Company's Integration Center in Erlanger, Kentucky. Disruption of operations at its Integration Center for any reason, including power or telecommunications failures, natural disasters such as fires, tornadoes or floods, or work stoppages, would have a material adverse effect on the Company's business, operating results and financial condition. In addition, the Company relies almost entirely on Skyway Freight Systems, Inc.

("Skyway"), an independent shipping company, for the delivery of its products. The failure or inability of Skyway to deliver products to the Company's customers on a timely basis, whether as a result of a work stoppage or slow-down, or the unanticipated termination of the Company's arrangement with Skyway, could have a material adverse effect on the Company's business, operating results and financial condition.

     A number of the Company's service offerings depend on central service and sales support or dispatch coordination from its National Service Center ("NSC") in Mason, Ohio. Disruption of operations at the Mason facility, including power or telecommunications failures, natural disasters such as fires, tornadoes or floods, or work stoppages, would have a material adverse effect on the Company's service operations and could affect customer relationships.

YEAR 2000 COMPLIANCE


     The Company uses a significant number of computer software programs and operating systems in its internal operations, including applications used in financial business systems and various administration functions. As the Year 2000 approaches, each of these computer systems may be affected in some way by the rollover of the two-digit year value to 00. If these systems are unable to properly recognize date sensitive information when the year changes to 2000, they could generate erroneous data or cause a system to fail. The Company is utilizing both internal and external resources to identify, correct or reprogram and test the systems for Year 2000 compliance. The Company completed an inventory of its applications systems in December 1997. More than 30 systems were identified, prioritized according to criticality to business operations and assessed for current compliance status. Based on this review, the Company has scheduled each system for either renovation or validation. As of June 28, 1998, the Company was in the process of implementing the R3(TM) Enterprise Resource Planning System ("ERP") from SAP. It was anticipated that the implementation of ERP would address Year 2000 compliance in many of the systems identified in the Company's inventory. The Company has now postponed implementation of ERP pending a final decision whether or not to abandon the project. As a result of these factors, the Company has begun to renovate existing systems. Assessments have also been completed in the processing and telecommunications environments. A similar activity is currently underway in the employee desktop environment and is expected to be completed by March 1999. As a result of these efforts, the Company intends to implement any required changes or upgrades by June 1999. The Company's inventory and assessment of its non-information technology systems (facilities and warehouse-based, including scanners, conveyors and security systems) is expected to be completed by April 1999, followed by any required renovation. All validation and implementation of these non-information technology systems is expected to be completed by June 1999. Total costs to complete the Company's Year 2000 project upgrade are now estimated at approximately $18 million. As of November 30, 1998, the Company has spent approximately $13 million, of which approximately $12 million is attributable to SAP. In addition to upgrading its own systems, the Company has contacted certain significant customers and suppliers to determine their Year 2000 compliance profile. To date, the Company has not received any information which would indicate that the Year 2000 will result in any significant disruption from them. The Company currently intends to complete joint testing of Year 2000 date data with its Electronic Data Interchange ("EDI") customers and suppliers by June 1999.



     All potential risks and uncertainties associated with the Year 2000 issue cannot be fully and accurately quantified. Contingency plans will be developed if third party data interchange partners fail compliance testing or if the replacement or renovation of other existing systems is not on schedule. Although the Company does not believe that any additional costs or potential loss in revenue associated with Year 2000 compliance initiatives will have a material adverse effect on the Company's business, operating results or financial condition, the Company is still analyzing its computer systems, and, to the extent they are not fully Year 2000 compliant, there can be no assurance that the costs necessary to update software or potential systems interruptions would not have a material adverse effect on the Company's business, operating results and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONTROL BY PRINCIPAL STOCKHOLDERS

     The directors and executive officers of the Company beneficially own substantially in excess of a majority of the outstanding shares of the common stock of the Company (the "Common Stock"). As a result, the directors and executive officers of the Company are able to control the election of members of the Company's Board of Directors and generally exercise control over the Company's corporate actions. In particular, Mr. Cameron and his affiliates exercise a high degree of control over the Company's actions. In addition, the majority of the outstanding shares of Common Stock owned by certain employees and former employees, other than Mr. Cameron and his affiliates, is subject to a Stockholders' Agreement dated as of December 10, 1993 (as amended, the "Stockholders' Agreement"). See "Management" and "Principal Stockholders."

SUBORDINATION


     The Notes will be unsecured and subordinated to the prior payment in full of all Senior Indebtedness whether existing upon the consummation of the Old Notes Offering or thereafter incurred. As of September 27, 1998, the aggregate outstanding principal amount of all Senior Indebtedness was approximately $229.2 million. In the event of a bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes. In addition, the Company may not pay principal or premium, if any, or interest on the Notes if any Designated Senior Indebtedness (as defined herein) is not paid when due or any other default on any Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, such amount has been paid in full or the default has been cured or waived and such acceleration has been rescinded. In addition, if any default occurs with respect to Designated Senior Indebtedness and certain other conditions are satisfied, the Company may not make any payments on the Notes for a designated period of time. Finally, if any judicial proceeding is pending with respect to any such default in payment of any Designated Senior Indebtedness, or other default with respect to certain Designated Senior Indebtedness, or if the maturity of the Notes is accelerated because of a default under the Indenture and such default constitutes a default with respect to any Designated Senior Indebtedness, the Company may not make any payment on the Notes.


FRAUDULENT CONVEYANCE CONSIDERATIONS

     Under applicable provisions of the U.S. bankruptcy law or comparable provisions of state fraudulent transfer laws, if any Guarantor, at the time it incurs a Guarantee, (a)(i) was or is insolvent or rendered insolvent by reason of such occurrence, (ii) was or is engaged in a business or transaction for which the assets remaining with such Guarantor constituted unreasonably small capital or (iii) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature and (b) received or receives less than reasonably equivalent value or fair consideration, the obligations of such Guarantor under its Guarantee could be avoided or claims in respect of such Guarantee could be subordinated to all other debts of such Guarantor. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the value of the benefits, if any, realized by such Guarantor as a result of the issuance by the Company of the Notes. To the extent that any Guarantee was a fraudulent conveyance or held unenforceable for any other reason, the holders of the Notes would cease to have any claim in respect of such Guarantor and would solely be creditors of the Company and any other Guarantors whose Guarantee were not void or held unenforceable.

     Each Guarantor will agree, jointly and severally with the other Guarantors, to contribute to the obligation of any Guarantor under a Guarantee of the Notes. Further, the Guarantee of each Guarantor will provide that it is limited to an amount that would not render the Guarantor thereunder insolvent. The Company believes that none of the Guarantors will be, at the time or as a result of the issuance of the Guarantees, insolvent, that none of the Guarantors is or will be engaged in a business or transaction for which its remaining assets constitute unreasonably small capital and that none of the Guarantors will have intended or will intend to incur debts beyond its ability to pay such debts as they mature. Since each of the components of the question whether a Guarantee is a fraudulent conveyance is inherently fact-based and fact-specific, there can be no assurance that a court rendering a decision on such questions would agree with the Company.


BLUE SKY RESTRICTIONS ON RESALE OF NEW NOTES

     In order to comply with the securities laws of certain jurisdictions, the New Notes may not be offered or resold by any holder unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualifications is available and the requirements of such exemption have been satisfied. The Company does not currently intend to register or qualify the resale of the New Notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES

     There has previously been only a limited secondary market, and no public market, for the Old Notes. The New Notes are a new issue of securities, have no established trading market, and may not be widely distributed. The Company does not intend to list the New Notes on any national securities exchange or the Nasdaq Stock Market or to seek the admission thereof to trading on any automated quotation system. No assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities, and the price at which the holders of New Notes will be able to sell such New Notes is not assured and the New Notes could trade at a premium or discount to their purchase price or face value. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

                                 CAPITALIZATION


     The following table sets forth (a) the cash, (b) the asset based financing, other notes payable and current installments of long-term debt and (c) the consolidated capitalization of the Company as of September 27, 1998. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements (including the notes thereto) included elsewhere herein.



                                                                      AS OF
                                                                SEPTEMBER 27, 1998
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Cash........................................................         $  9,436
                                                                     ========
Asset based financing, other notes payable and current
  installments of long-term debt(1):
  Asset based financing (IBMCC Working Capital Line of
     Credit)................................................         $216,385
  Junior Subordinated Debentures............................            3,750
  Other debt................................................            1,533
                                                                     --------
          Total asset based financing, other notes payable
           and current installments of long-term debt.......         $221,668
                                                                     ========
Long-term debt (excluding current installments):
  Senior Subordinated Notes due 2006........................         $100,000
  Junior Subordinated Debentures(2).........................           21,121
  Other debt................................................           11,241
                                                                     --------
          Total long-term debt (excluding current
           installments)....................................          132,362
                                                                     --------
Stockholders' equity (deficit)..............................          (32,854)
                                                                     --------
          Total capitalization..............................         $ 99,508
                                                                     ========


---------------

(1) In addition to the amounts shown above, as of September 27, 1998, an additional $77.4 million and $46.6 million were owed to IBMCC and FINOVA, respectively, under the IBMCC Working Capital Line of Credit and the FINOVA Inventory Line of Credit, which amounts were non-interest bearing and were classified as accounts payable on the Company's consolidated balance sheet. See "Description of Other Indebtedness -- IBM Credit Corporation" and
    "-- FINOVA Capital Corporation."



(2) Net of unamortized discount of $17.6 million. See "Description of Other Indebtedness -- Other Indebtedness."

                      SELECTED CONSOLIDATED FINANCIAL DATA
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


     The following selected consolidated financial data should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein. The consolidated financial data as of and for the fiscal years ended July 3, 1994, July 2, 1995, June 30, 1996, June 29, 1997 and June 28, 1998 have been derived from consolidated financial statements of the Company, which have been audited by KPMG LLP, independent certified public accountants. The consolidated financial statements as of June 28, 1998 and June 27, 1997 and for each of the years in the three year period ended June 28, 1998, and the report thereon, are included elsewhere in this Prospectus. Historical data as of and for the three months ended September 28, 1997 and September 27, 1998 have been derived from unaudited interim consolidated financial statements of the Company which, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information. Data for the three months ended September 27, 1998 may not be indicative of the results to be expected for the full fiscal year. The information set forth herein has been adjusted for stock dividends. See Note 7 of notes to the Company's consolidated financial statements.



                                             FISCAL YEAR ENDED                               THREE MONTHS ENDED
                       --------------------------------------------------------------   -----------------------------
                        JULY 3,      JULY 2,      JUNE 30,     JUNE 29,     JUNE 28,    SEPTEMBER 28,   SEPTEMBER 27,
                        1994(1)        1995         1996         1997         1998          1997            1998
                       ----------   ----------   ----------   ----------   ----------   -------------   -------------
STATEMENTS OF
  OPERATIONS DATA:
Net revenues:
  Product revenues...  $1,019,010   $1,342,323   $1,940,796   $2,126,973   $2,006,161    $   500,938     $   438,252
  Service revenues...      75,917      130,940      207,511      353,624      450,471        105,901         116,888
                       ----------   ----------   ----------   ----------   ----------    -----------     -----------
         Total net
          revenues...   1,094,927    1,473,263    2,148,307    2,480,597    2,456,632        606,839         555,140
Cost of revenues:
  Cost of products
    sold.............     917,939    1,236,940    1,764,775    1,922,826    1,800,085        450,781         405,479
  Cost of services
    provided.........      64,300      110,349      168,957      267,554      341,612         79,872          84,901
                       ----------   ----------   ----------   ----------   ----------    -----------     -----------
         Total cost
           of
          revenues...     982,239    1,347,289    1,933,732    2,190,380    2,141,697        530,653         490,380
Product gross
  profit.............     101,071      105,383      176,021      204,147      206,076         50,157          32,773
Service gross
  profit.............      11,617       20,591       38,554       86,070      108,859         26,029          31,987
                       ----------   ----------   ----------   ----------   ----------    -----------     -----------
         Total gross
           profit....     112,688      125,974      214,575      290,217      314,935         76,186          64,760
Selling, general and
  administrative
  expenses...........     100,790      132,586      192,312      251,963      259,712         61,815          68,857
Nonrecurring stock
  compensation
  costs..............          --           --       18,185           --           --             --              --
                       ----------   ----------   ----------   ----------   ----------    -----------     -----------
         Income
           (loss)
           from
        operations...      11,898       (6,612)       4,078       38,254       55,223         14,371          (4,097)
Interest expense,
  net................      17,444       23,151       29,726       37,147       36,663          9,669           9,695
Other income.........          --           --           --          462           --             --              --
                       ----------   ----------   ----------   ----------   ----------    -----------     -----------
  Income (loss)
    before income
    taxes............      (5,546)     (29,763)     (25,648)       1,569       18,560          4,702         (13,792)
Provision (benefit)
  for income taxes...      (2,225)        (509)          28           25          417              2               8
                       ----------   ----------   ----------   ----------   ----------    -----------     -----------
Net income (loss)....  $   (3,321)  $  (29,254)  $  (25,676)  $    1,544   $   18,143    $     4,700     $   (13,800)
                       ==========   ==========   ==========   ==========   ==========    ===========     ===========

                                             FISCAL YEAR ENDED                               THREE MONTHS ENDED
                       --------------------------------------------------------------   -----------------------------
                        JULY 3,      JULY 2,      JUNE 30,     JUNE 29,     JUNE 28,    SEPTEMBER 28,   SEPTEMBER 27,
                        1994(1)        1995         1996         1997         1998          1997            1998
                       ----------   ----------   ----------   ----------   ----------   -------------   -------------
COMMON SHARE DATA:
  (2)
Basic earnings (loss)
  per share..........  $     (.12)  $     (.93)  $     (.82)  $      .05          .56    $       .15     $      (.43)
                       ==========   ==========   ==========   ==========   ==========    ===========     ===========
Diluted earnings
  (loss) per share...  $     (.12)  $     (.93)  $     (.82)  $      .05          .53    $       .14     $      (.43)
                       ==========   ==========   ==========   ==========   ==========    ===========     ===========
Basic weighted
  average number of
  shares of common
  stock
  outstanding........  28,053,165   31,333,300   31,348,340   32,281,463   32,357,968     32,399,060      32,402,154
Diluted weighted
  average number of
  shares of common
  stock
  outstanding........  28,053,165   31,333,300   31,348,340   33,572,160   34,269,146     33,736,205      32,402,154
                       ==========   ==========   ==========   ==========   ==========    ===========     ===========
OTHER DATA:
EBITDA(3)............  $   18,897   $      146   $   35,903   $   56,639   $   78,569    $    19,697     $     1,187
Cash flow provided by
  (used in) operating
  activities.........          --       (8,954)     (74,670)     (26,100)      54,809         21,098           7,162
Depreciation and
  amortization.......       6,999        6,758       13,640       18,385       23,346          5,326           5,285
Interest expense,
  net................      17,444       23,151       29,726       37,147       36,663          9,669           9,695
Capital
  expenditures.......       2,420        7,178       19,205       21,737       19,655          4,219           8,593
Ratio of earnings to
  fixed charges
  (4)................          --           --           --          1.0x         1.5x           1.5x             --



                                                    FISCAL YEAR ENDED                          THREE MONTHS ENDED
                              --------------------------------------------------------------   ------------------
                               JULY 3,      JULY 2,      JUNE 30,     JUNE 29,     JUNE 28,      SEPTEMBER 27,
                               1994(1)        1995         1996         1997         1998             1998
                              ----------   ----------   ----------   ----------   ----------   ------------------
BALANCE SHEET DATA (AT
  PERIOD END):
Cash........................  $   11,192   $   12,081   $   12,603   $   15,838   $   14,265        $  9,436
Working capital (deficit)
  (exclusive of cash).......     (11,338)     (49,059)     (81,456)    (106,666)     (84,204)        (21,710)
Total assets................     351,777      415,170      590,588      683,590      736,419         689,852
Asset based financing (5)...     134,038      150,975      263,025      338,005      290,328         216,385
Total debt (exclusive of
  asset based
  financing)(5).............      67,182       66,012       58,911       58,486       58,592         137,643
Total stockholders' equity
  (deficit).................      (2,623)     (31,305)     (39,515)     (37,732)     (19,145)        (32,854)


---------------
(1) The statement of operations data for Fiscal 1994 present the results of operations from August 6, 1993, the date the Company acquired the net assets of JWPIS.

(2) See Note 1 to the Company's consolidated financial statements for an explanation of the calculation of weighted average number of shares outstanding.


(3) Represents income (loss) from operations plus depreciation and amortization and, in Fiscal 1996, nonrecurring stock compensation costs. The Company has included information concerning EBITDA in this Registration Statement because it is used by certain investors as a measure of a company's ability to service its debt obligations. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flows as a measure of liquidity.



(4) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest (including the interest component of rental expenses) and amortization of debt expense. Earnings consist of earnings from continuing operations before taxes, plus fixed charges. For Fiscal 1994, Fiscal 1995 and Fiscal 1996, earnings were insufficient to cover fixed charges by $5.5 million, $29.8 million and $25.6 million, respectively. For the three months ended September 27, 1998, earnings were insufficient to cover fixed charges by $13.8 million.



(5) Excludes certain non-interest bearing amounts ($124.0 million as of September 27, 1998) owed to IBMCC and FINOVA which are classified as accounts payable on the Company's consolidated balance sheet. See "Description of Other Indebtedness" and Note 5 to the Company's consolidated financial statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This section contains trend analysis and other forward looking statements based on current expectations. Actual results may differ materially due to a number of factors, including those set forth in "Risk Factors."

OVERVIEW

     ENTEX is a leading provider of integrated PC solutions to meet the distributed information technology systems and end-user support requirements of Fortune 1000 companies and other large enterprises. ENTEX offers its customers a single source for integrated PC management solutions, including sophisticated PC infrastructure procurement and configuration, outsourcing and desktop migration and integration services.

     During Fiscal 1996 and 1997, the Company completed several acquisitions to improve its ability to meet customer demands for expanded service offerings, including (i) Random Access, Inc. ("Random Access"), a provider of information technology solutions through the sale of microcomputers and technical services to corporate and institutional clients in the western United States, and (ii) FCP Technologies, Inc. ("FCP"), a systems integrator specializing in network integration, migration and consulting services. Each acquisition was accounted for as a purchase and the results of each have been included in the consolidated financial statements since the date of the each acquisition. See Note 2 of notes to the Company's consolidated financial statements.


     The Company has two principal sources of revenue: product revenues and service revenues. Product revenues include acquisition and procurement of personal computer and network products, software and peripherals. Service revenues include network services, professional services, outsourcing services, PC and network operation support services, on-site and centrally located help desk services, as well as asset management services.



     From its inception, the Company has sold customized PC-based systems to large corporate clients through its PC acquisition services line of business. In Fiscal 1995, the Company made a strategic decision to accelerate the development of service solutions complementary to its product solutions. The Company's goal is to increase its proportion of service revenues, which are typically characterized by higher gross margins than those obtainable from product sales. For Fiscal 1998, 1997 and 1996, product sales accounted for 81.7%, 85.7% and 90.3% of total net revenues and 65.4%, 70.3% and 82.0% of total gross profit, respectively, while services accounted for 18.3%, 14.3% and 9.7% of total net revenues and 34.6%, 29.7% and 18.0% of total gross profit, respectively. For the three months ended September 27, 1998 and September 28, 1997, product sales accounted for 78.9% and 82.5% of total net revenues and 50.6% and 65.8% of total gross profit, respectively, while services accounted for 21.1% and 17.5% of total net revenues and 49.4% and 34.2% of total gross profit, respectively.

RESULTS OF OPERATIONS

     The following table sets forth the percentage of total net revenues represented by the items in the Company's statements of operations for the period indicated:


                                      FISCAL YEAR ENDED                  THREE MONTHS ENDED
                               --------------------------------    ------------------------------
                               JUNE 30,    JUNE 29,    JUNE 28,    SEPTEMBER 28,    SEPTEMBER 27,
                                 1996        1997        1998          1997             1998
                               --------    --------    --------    -------------    -------------
Net revenues:

  Product revenues...........    90.3%       85.7%       81.7%          82.5%            78.9%
  Service revenues...........     9.7        14.3        18.3           17.5             21.1
                                -----       -----       -----          -----            -----
          Total net
            revenues.........   100.0       100.0       100.0          100.0            100.0
Cost of revenues.............    90.0        88.3        87.2           87.4             88.3
                                -----       -----       -----          -----            -----
Gross margin(1)..............    10.0        11.7        12.8           12.6             11.7
Selling, general and
  administrative expenses....     9.0        10.2        10.6           10.2             12.4
Nonrecurring stock
  compensation costs.........     0.8          --          --             --               --
                                -----       -----       -----          -----            -----
Income from operations.......     0.2         1.5         2.2            2.4             (0.7)
Interest expense, net........     1.4         1.4         1.5            1.6              1.8
Income (loss) before income
  taxes......................    (1.2)        0.1         0.7            0.8             (2.5)
Provision (benefit) for
  income taxes...............      --          --          --             --               --
                                -----       -----       -----          -----            -----
Net income (loss)............    (1.2)%       0.1%        0.7%           0.8%            (2.5)%


---------------
(1) Product gross margin as a percentage of product revenues and service gross margin as a percentage of service revenue for each period was as follows:


                                      FISCAL YEAR ENDED                  THREE MONTHS ENDED
                               --------------------------------    ------------------------------
                               JUNE 30,    JUNE 29,    JUNE 28,    SEPTEMBER 28,    SEPTEMBER 27,
                                 1996        1997        1998          1997             1998
                               --------    --------    --------    -------------    -------------
     Product gross margin....     9.1%        9.6%       10.3%          10.0%             7.5%
     Services gross margin...    18.6%       24.3%       24.2%          24.6             27.4



  Three Months Ended September 27, 1998 Compared to Three Months Ended September 28, 1997



     Consolidated net loss for the three months ended September 27, 1998 was $13.8 million compared to consolidated net income of $4.7 million in the three months ended September 28, 1997. The net loss was primarily a result of a decrease in product revenues and the corresponding gross margin, as well as increased selling, general and administrative expenses, partially offset by increased service revenues and services gross margin.



     Product revenues. Product revenues were $438.3 million for the three months ended September 27, 1998 as compared to $500.9 million for the three months ended September 28, 1997, a decrease of $62.6 million or 12.5%. The revenue decline primarily reflects availability constraints during the quarter and a slow-down in orders from a number of significant customers as well as declining average sales prices.



     Service revenues. Service revenues were $116.9 million for the three months ended September 27, 1998 as compared to $105.9 million for the three months ended September 28, 1997, an increase of $11.0 million or 10.4%. The increase reflects increased demand from existing customers and the addition of new large accounts. Service revenues as a percentage of total net revenues increased to 21.1% for the quarter ended September 27, 1998 as compared to 17.5% in the quarter ended September 28, 1997 due to higher service revenues coupled with a decline in the product business. The Company is focused on continuing to increase service revenues.



     Gross margins. Total gross margins declined to 11.7% for the three months ended September 27, 1998 as compared to 12.6% for the three months ended September 28, 1997. Product gross margin as a percentage of product revenues declined to 7.5% or $32.8 million for the three months ended September 27, 1998 as compared to 10.0% or $50.2 million for the three months ended September 28, 1997. The decrease reflects pricing pressures and a reduction in vendor incentive programs. Services gross margin increased $6.0 million or 23% to $32.0 million, reflecting operating efficiencies on increased service revenues.



     Selling, general and administrative expenses. Selling, general and administrative expenses as a percentage of total revenues increased to 12.4% for the quarter ended September 27, 1998 from 10.2% in the previous year's quarter reflecting increased expenditures as well as lower sales volumes in the product business. For the three months ended September 27, 1998, selling, general and administrative expenses were $68.9 million compared to $61.8 million for the quarter ended September 28, 1997, an increase of $7.1 million, reflecting increased investments in company-wide infrastructure, training and field operations to support service business growth.



     Income (loss) from operations. Loss from operations was $4.1 million for the three months ended September 27, 1998 as compared to income from operations of $14.4 million in the quarter ended September 28, 1997. The loss reflects the decline in gross margin on product revenues and increased selling, general and administrative expenses, partially offset by increased gross margin on service revenues.



     Interest expense, net. Net interest expense was essentially unchanged for the three months ended September 27, 1998 compared to the three months ended September 28, 1997.



     Provisions for income taxes. The Company utilized net operating loss carryforwards to offset federal income tax requirements for the three months ended September 28, 1997.



     Net income (loss). As a result of the factors mentioned above, net loss for the three months ended September 27, 1998 was $13.8 million as compared to net income of $4.7 million for the three months ended September 28, 1997.


  Fiscal 1998 Compared to Fiscal 1997

     The Company's net income improved in Fiscal 1998 to $18.1 million compared to net income of $1.5 million in Fiscal 1997. The improvement was primarily a result of growth in the services business.

     Product revenues. Product revenues were $2,006.2 million in Fiscal 1998 as compared to $2,127.0 million in Fiscal 1997, a decrease of $120.8 million or 5.7%. While the Company experienced overall unit growth in sales of desktops, laptops and server units during Fiscal 1998, the revenue decline reflects lower average sales prices due to manufacturers' price reductions.

     Service revenues. Service revenues were $450.5 million for Fiscal 1998 as compared to $353.6 million for Fiscal 1997, an increase of $96.9 million or 27.4%. Service revenues as a percentage of total net revenues increased to 18.3% for Fiscal 1998 as compared to 14.3% in Fiscal 1997. These increases reflect increase in demand from existing customers and the addition of new large accounts. The Company is focused on continuing to increase service revenue.

     Gross margins. Total gross margins increased to 12.8% in Fiscal 1998 as compared to 11.7% in Fiscal 1997. Product gross margin as a percentage of product revenues increased to 10.3% or $206.1 million in Fiscal 1998 as compared to 9.6% or $204.1 million in Fiscal 1997. These increases reflect the Company's efforts to improve product margins through improved controls over price protection arrangements and vendor allowances and the Company's participation in certain manufacturers' programs designed to increase sales of specific products. Future product margins may be adversely influenced by manufacturers' pricing strategies and increased competition. Service margin percentage remained essentially flat at 24.2% in Fiscal 1998 and 24.3% in Fiscal 1997.

     Selling, general and administrative expenses. Selling, general and administrative expenses increased slightly to $259.7 million in Fiscal 1998 as compared to $252.0 million in Fiscal 1997. Selling, general, and administrative expenses as a percentage of total revenues increased to 10.6% in Fiscal 1998 from 10.2% in Fiscal 1997, reflecting increased investments in enterprise training and field operations to support service revenue growth.

     Income from operations. Income from operations was $55.2 million in Fiscal 1998 as compared to $38.3 million in Fiscal 1997, an increase of $17.0 million. The increase reflects growth in the higher margin service business and improvements in product gross margins, while containing selling, general and administrative expenses to support the service business expansion.

     Interest expense, net. Net interest expense decreased slightly to $36.7 million in Fiscal 1998 from $37.1 million in Fiscal 1997, a decrease of $484 thousand or 1.3%. The decrease was driven by reductions in debt levels.

     Provisions for income taxes. The Company utilized net operating loss carryforwards to offset federal income tax requirements in Fiscal 1998. While the Company considered the improved operations over the course of Fiscal 1997 and 1998, the Company did not believe that it had sufficient reason to conclude that it was more likely than not that the deferred tax asset would be realized given softness in the product business. The Company will reevaluate the foregoing premise in connection with future periods.

     Net income. As a result of the factors mentioned above, net income in Fiscal 1998 was $18.1 million as compared to net income of $1.5 million in Fiscal 1997.

  Fiscal 1997 Compared to Fiscal 1996

     The Company's net income improved in Fiscal 1997 to $1.5 million compared to a net loss of $25.7 million in Fiscal 1996. The improvement resulted from an increase in product gross margins attributable to improved controls over vendor programs, an increased percentage of higher margin services in the revenue base and the effect of a non-recurring stock compensation charge in Fiscal 1996.

     Product revenues. Product revenues were $2,127.0 billion in Fiscal 1997 as compared to $1,940.8 billion in Fiscal 1996, an increase of $186.2 million or 9.6%. The increase was primarily due to an increase of $159 million in equipment sales and a $27 million increase in software sales. The increase in equipment sales reflected the sale of more desktops, laptops and server units to existing customers as well as new customers, although at a lower average sales price due to manufacturers' price reductions.

     Service revenues. Service revenues were $353.6 million in Fiscal 1997 as compared to $207.5 million in Fiscal 1996, an increase of $146.1 million or 70.4%. The increase was due to higher professional service and outsourcing revenues which were favorably affected by the acquisition of FCP, increased sales to existing customers and the addition of new customers. An increase in unit volume of products sold, such as desktops and laptops, also contributed to the growth in service revenues which the Company believes will continue to create demand for services such as configuration and installation. The Company's emphasis on growing service revenues was reflected in the growth of service revenues as a percentage of total net revenues from 9.7% in Fiscal 1996 to 14.3% in Fiscal 1997.

     Gross margins. Total gross margins increased to 11.7% in Fiscal 1997 from 10.0% in Fiscal 1996, primarily due to the increased product and service revenues, improved cost controls and increased service revenues in the mix of products sold. Product gross margins were 9.6% in Fiscal 1997 as compared to 9.1% in Fiscal 1996. The increase in product gross margins was primarily due to the Company's efforts to improve controls over price protection arrangements and vendor allowances and to a lesser extent the Company's involvement in certain manufacturers' programs designed to increase sales of specific products. The increase was partially offset by competitive pricing strategies. Service gross margins increased to 24.3% in Fiscal 1997 from 18.6% in Fiscal 1996 as a result of pricing changes, a greater mix of higher margin professional services and the Company's ability to improve utilization of its service personnel.

     Selling, general and administrative expenses. Selling, general and administrative expenses were $252.0 million in Fiscal 1997 as compared to $192.3 million in Fiscal 1996, an increase of $59.7 million or 31.1%. The increase was in support of the Company's growth in services including investments in enterprise-wide technology infrastructure to support operations.

     Income from Operations. Income from operations was $38.3 million in Fiscal 1997 as compared to $4.1 million in Fiscal 1996, an increase of $34.2 million. This increase was due to overall improved profit margins and the effect of nonrecurring stock compensation costs of $18.2 million which were recorded in Fiscal 1996.

     Interest expense, net. Net interest expense was $37.1 million in Fiscal 1997 as compared to $29.7 million in Fiscal 1996, an increase of $7.4 million or 25.0%. The increase was due to increased interest rates charged to the Company by lenders and increased financing to support revenue growth.

     Provisions for income taxes. The Company utilized net operating loss carryforwards to offset federal income tax requirements for Fiscal 1997 and 1996. Although the Company recognized net income for Fiscal 1997, based on the history of negative pretax earnings, the Company determined that it was more likely than not that the deferred tax asset would not be realized.

     Net income. As a result of the factors mentioned above, net income was $1.5 million in Fiscal 1997 as compared to a net loss of $25.7 million in Fiscal 1996.

QUARTERLY RESULTS OF OPERATIONS


     The following table sets forth certain unaudited quarterly statements of operations data for the eight quarters ended September 27, 1998, as well as such data expressed as a percentage of total net revenues. The unaudited data has been prepared on the same basis as the audited financial statements appearing elsewhere herein, and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information for the periods presented. Such statement of operations data should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto appearing elsewhere herein. The operating results for any quarter are not indicative of the operating results for any future period.

                                            THREE MONTHS ENDED
                            ---------------------------------------------------
                            DECEMBER 29,   MARCH 30,   JUNE 29,   SEPTEMBER 28,
                                1996         1997        1997         1997
                            ------------   ---------   --------   -------------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                (UNAUDITED)
Net revenues:
  Product revenues........    $552,609     $506,370    $542,032     $500,938
  Service revenues........      84,770       92,824     104,356      105,901
                              --------     --------    --------     --------
    Total net revenue.....     637,379      599,194     646,388      606,839
                              --------     --------    --------     --------
Cost of revenues:
  Cost of products sold...     501,181      456,088     482,841      450,781
  Cost of services
    provided..............      63,510       71,161      78,844       79,872
                              --------     --------    --------     --------
    Cost of revenues......     564,691      527,249     561,685      530,653
                              --------     --------    --------     --------
Product gross margin......      51,428       50,282      59,191       50,157
Services gross margin.....      21,260       21,663      25,512       26,029
                              --------     --------    --------     --------
  Total gross margin......      72,688       71,945      84,703       76,186
Selling, general and
  administrative
  expenses................      66,907       61,811      64,698       61,815
                              --------     --------    --------     --------
Income (loss) from
  operations..............       5,781       10,134      20,005       14,371
Interest expense, net.....       9,758        9,418       9,839        9,669
Other income..............          --           --         462           --
                              --------     --------    --------     --------
  Income (loss) before
    income taxes..........      (3,977)         716      10,628        4,702
Provision for income
  taxes...................           5            9           1            2
                              --------     --------    --------     --------
  Net income (loss).......    $ (3,982)    $    707    $ 10,627     $  4,700
                              ========     ========    ========     ========
Basic earnings (loss) per
  share...................    $   (.12)    $    .02    $    .33     $    .15
                              ========     ========    ========     ========
Diluted earnings (loss)
  per share...............    $   (.12)    $    .02    $    .33     $    .14
                              ========     ========    ========     ========

                                            THREE MONTHS ENDED
                            ---------------------------------------------------
                            DECEMBER 28,   MARCH 29,   JUNE 28,   SEPTEMBER 27,
                                1997         1998        1998         1998
                            ------------   ---------   --------   -------------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                (UNAUDITED)
Net revenues:
  Product revenues........    $543,758     $479,267    $482,198     $438,252
  Service revenues........     110,622      114,567     119,381      116,888
                              --------     --------    --------     --------
    Total net revenue.....     654,380      593,834     601,579      555,140
                              --------     --------    --------     --------
Cost of revenues:
  Cost of products sold...     486,318      428,968     434,018      405,479
  Cost of services
    provided..............      86,953       87,299      87,488       84,901
                              --------     --------    --------     --------
    Cost of revenues......     573,271      516,267     521,506      490,380
                              --------     --------    --------     --------
Product gross margin......      57,440       50,299      48,180       32,773
Services gross margin.....      23,669       27,268      31,893       31,987
                              --------     --------    --------     --------
  Total gross margin......      81,109       77,567      80,073       64,760
Selling, general and
  administrative
  expenses................      63,323       63,995      70,579       68,857
                              --------     --------    --------     --------
Income (loss) from
  operations..............      17,786       13,572       9,494       (4,097)
Interest expense, net.....       9,327        8,702       8,965        9,695
Other income..............          --           --          --           --
                              --------     --------    --------     --------
  Income (loss) before
    income taxes..........       8,459        4,870         529      (13,792)
Provision for income
  taxes...................           6            4         405            8
                              --------     --------    --------     --------
  Net income (loss).......    $  8,453     $  4,866    $    124     $(13,800)
                              ========     ========    ========     ========
Basic earnings (loss) per
  share...................    $    .26     $    .15    $     --     $   (.43)
                              ========     ========    ========     ========
Diluted earnings (loss)
  per share...............    $    .25     $    .14    $     --     $   (.43)
                              ========     ========    ========     ========

                                                          THREE MONTHS ENDED
                            ------------------------------------------------------------------------------
                            DECEMBER 29,   MARCH 30,   JUNE 29,   SEPTEMBER 28,   DECEMBER 28,   MARCH 29,
                                1996         1997        1997         1997            1997         1998
                            ------------   ---------   --------   -------------   ------------   ---------
Net revenues:
  Product revenues........        86.7%        84.5%       83.9%        82.5%           83.1%        80.7%
  Service revenues........        13.3         15.5        16.1         17.5            16.9         19.3
                              --------     --------    --------     --------        --------     --------
    Total net revenues....       100.0        100.0       100.0        100.0           100.0        100.0
Cost of revenues..........        88.6         88.0        86.9         87.4            87.6         86.9
                              --------     --------    --------     --------        --------     --------
Gross margin(1)...........        11.4         12.0        13.1         12.6            12.4         13.1
Selling, general and
  administrative
  expenses................        10.5         10.3        10.0         10.2             9.7         10.8
                              --------     --------    --------     --------        --------     --------
Income from operations....         0.9          1.7         3.1          2.4             2.7          2.3
Interest expense, net.....         1.5          1.6         1.5          1.6             1.4          1.5
                              --------     --------    --------     --------        --------     --------
Income (loss) before
  income taxes............        (0.6)         0.1         1.6          0.8             1.3          0.8
Provision (benefit) for
  income taxes............          --           --          --           --              --           --
                              --------     --------    --------     --------        --------     --------
Net income (loss).........        (0.6)%        0.1%        1.6%         0.8%            1.3%         0.8%
                              ========     ========    ========     ========        ========     ========

                               THREE MONTHS ENDED
                            ------------------------
                            JUNE 28,   SEPTEMBER 27,
                              1998         1998
                            --------   -------------
Net revenues:
  Product revenues........      80.2%        78.9%
  Service revenues........      19.8         21.1
                            --------     --------
    Total net revenues....     100.0        100.0
Cost of revenues..........      86.7         88.3
                            --------     --------
Gross margin(1)...........      13.3         11.7
Selling, general and
  administrative
  expenses................      11.7         12.4
                            --------     --------
Income from operations....       1.6         (0.7)
Interest expense, net.....       1.6          1.8
                            --------     --------
Income (loss) before
  income taxes............        --         (2.5)
Provision (benefit) for
  income taxes............        --           --
                            --------     --------
Net income (loss).........        --%        (2.5)%
                            ========     ========


---------------
(1) Product gross margin as a percentage of product revenues and services gross margin as a percentage of service revenue for each period were as follows:

                                                         THREE MONTHS ENDED
                           ------------------------------------------------------------------------------
                           DECEMBER 29,   MARCH 30,   JUNE 29,   SEPTEMBER 28,   DECEMBER 28,   MARCH 29,
                               1996         1997        1997         1997            1997         1998
                           ------------   ---------   --------   -------------   ------------   ---------
    Product gross
      margin.............       9.3%         9.9%       10.9%        10.0%           10.6%        10.5%
    Services gross
      margin.............      25.1%        23.3%       24.4%        24.6%           21.4%        23.8%

                              THREE MONTHS ENDED
                           ------------------------
                           JUNE 28,   SEPTEMBER 27,
                             1998         1998
                           --------   -------------
    Product gross
      margin.............    10.0%         7.5%
    Services gross
      margin.............    26.7%        27.4%


LIQUIDITY AND CAPITAL RESOURCES


     The Company has historically financed its operations with borrowings under various credit lines. Cash provided by (used in) operating activities was $54.8 million, $(26.1) million and $(74.7) million in Fiscal 1998, Fiscal 1997 and Fiscal 1996, respectively. Cash provided by operations during Fiscal 1998 resulted primarily from net income of $18.1 million, depreciation and other non-cash charges to income, and from changes in operating assets and liabilities. Cash used in operations in Fiscal 1997 and Fiscal 1996, respectively, increased due to greater working capital requirements resulting from higher revenues. Cash provided by operating activities was $7.2 million for the three months ended September 27, 1998 as compared to $21.1 million for the comparable period in 1997. The cash provided by operations during the three months ended September 27, 1998 resulted primarily from depreciation and other non-cash charges to income, and from changes in operating assets and liabilities, partially offset by the net loss of $13.8 million.



     Cash used in investing activities was $19.7 million, $27.8 million and $33.1 million in Fiscal 1998, Fiscal 1997 and Fiscal 1996, respectively. Cash used in investing activities was $8.6 million during the three months ended September 27, 1998 compared with $4.2 million for the three months ended September 28, 1997. Cash was used during these periods for capital expenditures and for acquisitions.



     Cash provided from (used in) financing activities was $(36.7) million, $57.2 million and $108.3 million in Fiscal 1998, Fiscal 1997 and Fiscal 1996, respectively. The fluctuations in cash from financing activities during these periods resulted primarily from changes in the Company's borrowings to support the business growth and availability of cash from operations. Cash used in financing activities was $3.4 million during the three months ended September 27, 1998 compared to $22.4 million for the three months ended September 28, 1997. In July 1998, the Company issued the Old Notes. (See Note 10 of the notes to the Company's consolidated financial statements). The net proceeds were used to repay outstanding indebtedness of the Company, resulting in an increase in working capital of approximately $74 million.



     As of September 27, 1998, the Company's primary source of liquidity consisted of various financing provided by IBMCC and an asset based financing facility with FINOVA Capital Corporation.



     The IBMCC Financing Agreement provides for borrowings under the IBMCC Working Capital Line of Credit of $525 million, the interest bearing portion of which was $290.3 million as of June 28, 1998 and $216.4 million as of September 27, 1998. The amount of available borrowings under the IBMCC Financing Agreement may be increased for higher seasonal purchasing requirements and may be reduced or terminated by IBMCC upon 60 days prior written notice. The IBMCC Financing Agreement expires on July 1, 2001. Prior to July 29, 1998, amounts outstanding under the IBMCC Working Capital Line of Credit bore interest at the prime rate plus 0.50%. On July 29, 1998, the Company renegotiated this agreement which resulted in a reduction in the financing rate from the prime rate plus 0.50% to LIBOR plus 2.10%. On December 27, 1998, the agreement was again renegotiated resulting in an increase in the financing rate from LIBOR plus 2.10% to LIBOR plus 2.60% (8.13% at January 1, 1999). Such rate is subject to increase or decrease depending on the Company's financial performance. Borrowings under the IBMCC Financing Agreement are secured by the Company's assets, including certain accounts receivable, certain inventories and other assets.



     In connection with the Company's acquisition of Random Access in September 1995, the IBMCC Financing Agreement was amended to provide for the IBMCC Long-Term Loan in the original principal amount of $20 million. The IBMCC Financing Agreement was further amended in December 1996 and July 1997 to provide for the Short-Term Loan in the original principal amount of $55 million and the Special Working Capital Advance in the original principal amount of $20 million. The Short-Term Loan was repaid in full during Fiscal 1998. Amounts outstanding under the IBMCC Long-Term Loan and Special Working Capital Advance bore interest at the prime rate plus 2.50% (11.0% at June 28, 1998). At June 28, 1998, $17.3 million of principal was outstanding under the IBMCC Long-Term Loan, and $10.0 million of principal was outstanding under the Special Working Capital Advance. On July 29, 1998, the IBMCC Long-Term Loan and Special Working Capital Advance were repaid in full.



     The IBMCC Financing Agreement provides that if Dort A. Cameron III ceases to own and/or control at least 35% of the issued and outstanding capital stock of the Company, the Company will be deemed to be in default under the IBMCC Financing Agreement. In addition, the IBMCC Financing Agreement contains restrictive covenants which require the Company to, among other things, (i) maintain a ratio of current assets to current liabilities equal to or greater than 0.90 to 1.00; (ii) from July 1, 1998 to and including December 31, 1998, not permit the ratio of EBITDA for the fiscal year-to-date to interest expense for the fiscal year-to-date to be less than 0.25 to 1.00; from July 1, 1998 to and including March 31, 1999, not permit the ratio of EBITDA for the fiscal year-to-date to interest expense for the fiscal year-to-date to be less than
0.70 to 1.00; from July 1, 1998 to and including June 30, 1999, not permit the ratio of EBITDA for the fiscal year-to-date to interest expense for the fiscal year-to-date to be less than 1.00 to 1.00; and from July 1, 1999 and thereafter, not permit the ratio of EBITDA for the fiscal year-to-date to interest expense for the fiscal year-to-date to be less than 1.75 to 1.00; and (iii) from October 1, 1998, maintain tangible net worth as of the end of each fiscal quarter equal to or greater than the tangible net worth requirement for such fiscal quarter. For purposes of this section of the IBMCC Financing Agreement, the tangible net worth requirement for the fiscal quarter ended December 27, 1998 shall mean $12 million and for each fiscal quarter thereafter shall mean the sum of the tangible net worth requirement for the previous fiscal quarter plus 80% of the Company's consolidated net income for such fiscal quarter. If consolidated net income for a fiscal quarter is less than zero dollars then for purposes of the tangible net worth requirement, consolidated net income shall be deemed to be zero dollars. In addition, the IBMCC Financing Agreement prohibits the Company from paying cash dividends on Common Stock.



     The Company's line of credit with FINOVA provides for borrowings of up to $110 million. The line of credit is secured by the Company's inventory financed by FINOVA. At June 28, 1998 and September 27, 1998, the principal amount outstanding under this line of credit was $86.4 million and $46.6 million, respectively. Under the terms of the agreement with FINOVA, the Company pays no interest on this borrowing.



     On July 29, 1998, the Company completed the Old Note Offering. (See Note 10 of the notes to the Company's consolidated financial statements). The Old Notes bear interest at a rate of 12 1/2% per annum and will mature on August 1, 2006. The Old Notes are guaranteed by all of the Company's domestic subsidiaries. The Old Notes are not guaranteed by the Company's three foreign subsidiaries. There are no restrictions on the ability of the guarantors of the Old Notes to loan, transfer or dividend funds to the Company.



     The Company believes its current cash balances and its available credit facilities will be sufficient to meet its anticipated cash needs for capital expenditures for the next 12 months. The Company intends to continue to finance a significant portion of its working capital needs through credit facilities. The Company believes that it may seek to raise additional funds through public or private equity or debt financing or from other sources to support the future growth of the business. However, there can be no assurance that the Company will be able to raise such additional funding.



Recent Developments



     In November 1998, the Company's Board of Directors authorized management actions that resulted in the reorganization of ENTEX's business to create two operating units: the TAS Division and the Services Division, each functioning as a separate operating division within the Company. The reorganization is intended to reduce costs and increase operational focus to respond to new market dynamics.



     As a result of these actions, the Company will record a pre-tax restructuring charge estimated at $10-$12 million during the second fiscal quarter ending December 27, 1998. The restructuring charge included costs related to severance in connection with a workforce reduction, as well as branch office consolidation and facilities reductions. In addition, the Company expects to record a further non-cash charge estimated at up to $10-$15 million primarily in connection with the re-evaluation of the functionality of software investments that have been made which may require an alternative solution for portions of the new business lines.



     In November 1998, the Company deposited, with the Trustee under the Old Notes, funds to make the interest payment due February 1, 1999 on such notes.



Year 2000 Compliance



     The Company uses a significant number of computer software programs and operating systems in its internal operations, including applications used in financial business systems and various administration functions. As the Year 2000 approaches, each of these computer systems may be affected in some way by the rollover of the two-digit year value to 00. If these systems are unable to properly recognize date sensitive information when the year changes to 2000, they could generate erroneous data or cause a system to fail. The Company is utilizing both internal and external resources to identify, correct or reprogram and test the systems for Year 2000 compliance.



     ENTEX classifies its Year 2000 project into five phases: inventory, assessment, renovation, validation and implementation. Inventory is the process in which all electronic/computer components are defined for all systems (information technology and non-information technology). Assessment is the process in which all components are classified as either compliant or non-compliant. Renovation is the process in which a system is upgraded, replaced or retired. Validation is the process in which compliant systems are tested within the Company's infrastructure to validate that either the initial compliant assessment is correct or the upgrade or replacement from the renovation phase is compliant within the Company's infrastructure. Implementation is the process in which a compliant system is installed into the Company's production environment and is utilized to support business operations.



     The Company completed an inventory of its applications systems in December 1997. More than 30 systems were identified, prioritized according to criticality to business operations and assessed for current compliance status. Based on this review, the Company has scheduled each system for either renovation or validation. As of June 28, 1998, the Company was in the process of implementing the R3(TM) ERP from SAP.

It was anticipated that the implementation of ERP would address Year 2000 compliance in many of the systems identified in the Company's inventory. The Company has now postponed implementation of ERP pending a final decision whether or not to abandon the project. As a result of these factors, the Company has begun to renovate existing systems. Assessments have also been completed in the processing and telecommunications environments. A similar activity is currently underway in the employee desktop environment and is expected to be completed by March 1999. As a result of these efforts, the Company intends to implement any required changes or upgrades by June 1999. The Company's inventory and assessment of its non-information technology systems (facilities and warehouse-based, including scanners, conveyers and security systems) is expected to be completed by April 1999, followed by any required renovation. All validation and implementation of these non-information technology systems is expected to be completed by June 1999. Total costs to complete the Company's Year 2000 project upgrade are now estimated at approximately $18 million. As of November 30, 1998, the Company has spent approximately $13 million, of which approximately $12 million is attributable to SAP.



     In addition to upgrading its own systems, the Company has contacted certain significant customers and suppliers to determine their Year 2000 compliance profile. To date, the Company has not received any information which would indicate that the Year 2000 will result in any significant disruption from them. The Company currently intends to complete joint testing of Year 2000 date data with its EDI customers and suppliers by June 1999.



     All potential risks and uncertainties associated with the Year 2000 issue can not be fully and accurately quantified. Contingency plans will be developed if third party data interchange partners fail compliance testing or if the replacement or renovation of other existing systems is not on schedule. Although the Company does not believe that any additional costs or potential loss in revenue associated with Year 2000 compliance initiatives will have a material adverse effect on the Company's business, operating results or financial condition, the Company is still analyzing its computer systems, and, to the extent they are not fully Year 2000 compliant, there can be no assurance that the costs necessary to update software or potential systems interruptions would not have a material adverse effect on the Company's business, operating results and financial condition.

                                    BUSINESS

THE COMPANY

     ENTEX Information Services, Inc. is a leading provider of integrated PC management solutions to meet the distributed information technology systems and end-user support requirements of Fortune 1000 companies and other large enterprises. The Company's integrated PC management solutions include PC Acquisition Services (multi-vendor product procurement customized to meet specific end-user requirements); Outsourcing Services (support services for the total PC infrastructure including network management, help desk and deskside support, and asset management); and Network, Professional and Migration Services (consulting and implementation services for network design, integration, migration and conversion). ENTEX provides a single source integrated service for its customers' PC/server platforms (system design, operations support and product procurement) which management believes can enhance the value of their information technology investment, significantly reduce their operating expenses and improve management control over their existing and future information technology systems.


     In November 1998, the Company reorganized its operations by creating two distinct operating divisions: the TAS Division and the Services Division. The TAS Division offers hardware and software solutions to large businesses, including custom configuration, channel assembly, electronic commerce and integration services. The Services Division offers desktop outsourcing, enterprise network and consulting services and traditional maintenance and support services. The reorganization was intended to allow each division to focus on anticipating trends and capitalize on new market opportunities within their respective markets. The new focus should allow each division to collaborate more closely and effectively with their customers, concentrate on the Company's products and services and utilize the talents of each division's employees more efficiently and profitably while continuing to provide integrated management solutions.


     The proliferation of complex PC/server network systems and support infrastructures coupled with rapidly changing technology lifecycles has significantly increased the management requirements and cost of distributed information technology systems. As a result, many organizations are outsourcing the management and support of their PC and network infrastructure needs. The Company believes that key criteria which businesses consider when evaluating PC and network integration service providers include the provider's ability: (i) to deliver an integrated, cost-effective solution spanning the PC and network lifecycle; (ii) to supply multi-vendor PC and network products customized to specific end-user demands; and (iii) to provide consistent services on a national basis. The Company believes its size and scope of operations, its existing base of PC outsourcing contracts and its experience in managing various technology platforms enable it to offer best practice methodologies which are more effective than in-house systems which could be developed by its customers acting on their own. Management believes its integrated PC management solutions allow its customers to reallocate resources towards their core competencies and enhance competitiveness with access to leading edge technology.


     ENTEX was formed in August 1993 in a management-led buyout of the information systems business of JWPIS. The Company's principal stockholders are Dort A. Cameron III, Chairman of the Company's Board of Directors, and entities controlled by Mr. Cameron. Other equity holders of the Company include certain executives and employees of the Company, IBM and Microsoft. At September 27, 1998, ENTEX employed over 8,400 personnel, including temporary employees, providing national coverage from 48 branch locations covering all major U.S. cities. Of the more than 8,400 employees, approximately 3,900 were dedicated on-site technical professionals at customer locations. In addition to ENTEX's North American operations, in 1994 the Company formed a global alliance with several leading international PC systems integrators and leading international hardware and software vendors to provide multi-national corporations with a single point of contact to manage worldwide information technology product and service requirements. This alliance covered 35 countries in June 1998.


BUSINESS STRATEGY

     The Company's objective is to be the premier provider of integrated PC-management solutions to meet the distributed information technology systems and end-user support requirements of Fortune 1000 and other large enterprises. The creation of the TAS Division and the Services Division is intended to allow the Company to better focus on each of its business segments. Key elements of the Company's strategy are to:


     Leverage Customer Relationships to Expand Services Provided. The Company believes that once it has begun delivering efficiency improvements and cost savings to a customer, it has the opportunity to enhance its relationship by selling additional services. The Company realizes higher profit margins by leveraging its initial marketing costs and realizing economies of scale when providing incremental services to a customer. The Company's strategy is to leverage existing customer relationships to expand the number of services it provides to each customer and to increase the number of affiliated operations of such customers to which it sells services. In Fiscal 1995, the Company had 51 customers which purchased products and services totaling at least $5 million. In Fiscal 1998, those same customers had more than doubled their aggregate purchases of services from $57.9 million in Fiscal 1995 to $134.7 million.

     Expand Customer Base by Targeting Outsourcing and Integration
Services. The Company targets the Fortune 1000 and other large enterprises with over 1,000 installed PCs to provide its outsourcing and integration services. Management believes many of these companies have limited information technology resources and legacy information technology systems and are prepared to outsource to the Company rather than perform on their own the necessary system upgrades and migrations to new information technology platforms. Historically, the Company used its product procurement relationships to initiate the marketing of outsourcing and integration services. The Company augments this strategy by capitalizing on its industry leadership in outsourcing and system migrations by initiating customer relationships with higher margin service offerings and following with product procurement.


     Focus Marketing on System Migrations. The Microsoft Windows NT(TM), Intel Pentium(TM) processor-based operating platform is rapidly becoming the preferred technology system standard for larger enterprises. ENTEX has completed PC and server migrations on approximately 242,000 units as of September 27, 1998, including a 40,000 desktop migration transitioning one customer's business to a 32-bit Windows NT(TM) environment, which management believes is one of the largest 32-bit migrations undertaken in the United States to date. The Company's strategy is to leverage its experience, reputation and capabilities in outsourcing and product procurement and its relationships with major corporations to market the design and implementation of system migrations for PCs and servers. In addition, the Company believes its migration projects provide opportunities to market outsourcing services to support these new systems, as well as procurement of equipment that is typically installed in migration projects.


     Maintain Technological Leadership by Leveraging Strategic Alliances with Vendors. The Company's position as a leading PC systems integrator enables it to establish and maintain strategic relationships with leading OEMs and suppliers such as Compaq, HP, IBM and Microsoft. Such alliances provide the Company's technical staff access to the latest product and technology developments before commercial release, allow the Company's sales and service personnel to regularly attend manufacturers' on-site presentations and training and enable the Company to provide its customers with cost-effective purchasing and financing alternatives. The Company's strategy is to continue building technological leadership through strong vendor relationships which enhance the Company's ability to implement and/or support the latest technologies for its customers.


     Increase Build-to-Order Assembly and Enhance Inventory Management. The Company has been shifting the focus of its product distribution strategy from product resale to providing value-added services including configuration and build-to-order assembly. These value-added services enhance its vendor and customer relationships, accelerate inventory turns and modify the inventory mix from finished goods to more cost effective component parts. The Company's inventories decreased from $184.4 million as of September 28, 1997 to $142.9 million as of September 27, 1998, or 22.5%. The Company's inventory turns improved from 9.5x for the twelve months ended September 28, 1997 to 10.2x for the twelve months ended September 27, 1998. The Company's strategy is to continue reducing its inventory investment while improving product availability and delivery schedules by increasing build-to-order assembly services for several of the leading computing equipment OEMs. The Company is currently providing build-to-order assembly for IBM, Compaq and HP products.

     Reduce Costs and Enhance Customer Service Through Centralization. The Company invests in its infrastructure, both in terms of personnel and systems, to increase its operating efficiency while providing high levels of customer service at lower cost for its customers. PC acquisition, distribution and configuration services are provided from a national integration and distribution center, and network integration and support services are provided from a national service center. Both national centers are located near Cincinnati, Ohio. The Company believes its integration and distribution center provides high-quality, build-to-order assembly and configuration services with a customer reported error free rate of 99.7%. The Company's strategy is to continue investing in its centralized services to gain economies of scale in operations and enhance quality control and customer service.

INDUSTRY BACKGROUND

     The information technology industry is undergoing significant changes. The mainstays of computing since the mid 1980's were mainframes and decentralized PC networks. However, with computer chips doubling in capacity every 18 months and with the advent of Internet and Intranet network connectivity, technology users are increasingly focusing on: (i) dealing with legacy systems as enterprises migrate to new architectures and platforms; (ii) accelerated technology obsolescence; (iii) the installation of advanced technology and implementation of network computing; (iv) the selection of packaged applications and network infrastructures; and (v) network bandwidth requirements. While the rate of change in information technology is accelerating, the dependence upon existing systems for mission critical applications within large corporations is even greater. Nearly all major large corporations deploy mission critical enterprise applications over PC/server networks connecting thousands of desktop PCs with hundreds of servers linked to mainframe hosts and interconnected over multiple domestic and international sites. Many of these networks consist of a variety of different computers, running different operating systems and applications. The Company believes the challenge for companies of managing in this climate of constant technological change, in which replacement cycles for products are shortening and technical demands on legacy systems are increasing, all of which is compounded by a shortage of qualified technical professionals, is placing strain on many companies' existing resources.

     Product Sales. According to a proprietary study developed by Dataquest for ENTEX, domestic users purchased approximately $99 billion in 1997 in information technology products. Of the total products purchased in 1997, approximately 74%, 8% and 18% were spent on PC hardware, software and peripherals, respectively. Information technology product expenditures are forecast by Dataquest to continue growing at a compound annual growth rate of 6% through 2001, exceeding $127 billion in annual product sales, due primarily to upgrades to open architecture platforms such as Windows NT(TM), which is quickly emerging as the preferred 32-bit operating system in corporate enterprise computing.

     Services. According to Dataquest, the information technology services market represents a high growth market within the information technology industry and comprises a large complement of vendors and service providers, providing end-users with competitive selections. The information technology services market includes maintenance and non-maintenance types of services for the information technology market. The core service segments include: business management services, consulting, development and integration, education and training, hardware maintenance and support, information technology management services, and software maintenance and support. According to an October 1997 report by Dataquest, the U.S. information services market exceeded $128 billion in 1997 and is forecast to grow at a compound annual rate of 14% through 2001. In the information technology submarkets of network integration and outsourcing services, Dataquest estimates the total U.S. market exceeded $15 billion and $24 billion, respectively, for 1997. Dataquest estimates the markets for network integration services and outsourcing services to each grow at compound annual rates of over 15% through 2001.

     Management believes that the decision-making process that businesses face when designing, selecting and deploying information technology solutions is becoming more costly and complex. Businesses must select from an expanding number of product options with shortening lifecycles. Businesses seeking to implement enterprise-wide information management solutions often must integrate diverse and incompatible hardware and software environments which have independently evolved within their organizations. Such integration typically requires the design of a new network, the upgrade of existing hardware and software, and the migration to new systems. In addition, a shortage of qualified information technology personnel has limited the ability of many businesses to capitalize on the latest technologies. Many businesses find it increasingly difficult and costly to maintain the internal infrastructure needed to support their networks.

     A study published in January 1998 conducted by the Gartner Group, a leading information technology industry research organization, concluded the cost of desktop and network capital is less than 30% of the annual technology cost, with the balance spent on technical support, administration and end user operations. According to the Gartner Group, the annual cost of a Windows 95 networked PC is approximately $10,000, resulting in a total cost of ownership as high as $50,000 during its five-year lifetime. As corporations quantify the cost components of supporting their PC and network environments, ENTEX management believes an increasing number will rely upon third party system integration and outsourcing to design, build, expand and maintain their information technology systems.

COMPETITION

     The computer product and services industry is intensely competitive and management believes competition will intensify in the future. As an independent PC systems integrator, ENTEX competes with companies which can provide a combination of product procurement and services such as PC systems integrators and high-end systems integrators, as well as, companies who provide either products or services such as PC resellers and distributors, specialty service providers and direct marketers. The Company believes that the key criteria which businesses consider when evaluating PC network integration service providers include the provider's ability: (i) to deliver one integrated solution spanning the PC network lifecycle; (ii) to supply multi-vendor network products customized to specific end-user demands; and (iii) to provide services on a national and international basis.

     The Company believes mainframe focused traditional systems integrators, computer resellers and distributors and specialty service suppliers generally offer limited service capabilities and cannot deliver the total integrated PC service solutions necessary to increase end-user satisfaction and reduce the cost of computing for many of these large corporate enterprises. Management believes these suppliers have been largely unable to meet the demand from large enterprises for single source sophisticated PC infrastructure services, outsourcing, and network migration and integration services. The Company believes independent service providers, such as the Company, are taking market share from the major OEM service providers faster than the OEMs are contracting new business. The Company believes this is happening for several reasons including: (i) customers are looking for single-source providers who support multiple computer hardware and software platforms; (ii) independent service providers are viewed as being unbiased toward computer purchase decisions; and
(iii) OEMs are increasingly outsourcing customer maintenance service (including warranty and post-warranty services) and technical customer support such as help desk services to independents in order to focus on their core design, technology and marketing competencies.

     PC systems integrators include CompuCom, DEC, GE Capital Information Technology Solutions, Inacom, Vanstar and Wang. High-end systems integrators have traditionally been mainframe-oriented service providers who in response to the proliferation of PC/server systems began offering service and support for PC-based, distributed computing environments. High-end systems integrators include Andersen Consulting, Computer Sciences Corporation, IBM Global Services and SHL Systemhouse, a division of MCI Communications. PC distributors and resellers, including Inacom, MicroAge and Tech Data, have continued to increase their level of services and to provide more comprehensive desktop support. Specialty service providers are firms who have focused their business exclusively on providing PC and network related services and include DecisionOne and Technology Service Solutions. Direct marketers include Dell, Gateway, Micron and Unisys. In addition to these large national companies, ENTEX also competes against numerous regional and local companies, many of which have long-standing customer relationships. The principal competitive factors in the Company's industry include the breadth and quality of product and service offerings, product availability, pricing, and expertise and size of technical workforce. The Company believes that it competes favorably with respect to each of these factors.

     Some of the Company's competitors have greater financial, technical and marketing resources. As a result, such companies may be able to respond more quickly to new or emerging technologies and changes in customer needs or devote more resources to the development, promotion and sales of their services than the Company. In addition, competition could result in price decreases and depress gross profit margins in the industry. Further declines in the Company's gross margins may exacerbate the impact of fluctuating net revenues and operating costs on the Company's operating results and have a material adverse effect on the Company's business, operating results and financial condition.

PRODUCTS AND SERVICES

     ENTEX offers its customers a single source for integrated PC management solutions which encompass the design, configuration, integration and on-going management of an enterprise's distributed computing systems. Through its research and extensive experience, the Company has identified and quantified the cost components of supporting the PC and network computing environment. ENTEX works closely with its customers to identify opportunities for reducing total costs while improving end-user support by developing and implementing an integrated services solution. Management believes that tangible cost and productivity benefits of ENTEX's integrated approach are: (i) better product sourcing; (ii) rapid, consistent and high quality configuration and delivery;
(iii) efficient multi-location project roll-out; (iv) enhanced asset management;
(v) improved network design and operation; (vi) higher system and network availability; (vii) faster resolution of help desk inquiries; (viii) faster response and settlement of repair requests; and (ix) accurate performance metrics and systems monitoring capability. ENTEX's value-based solutions are intended to lead to higher end-user satisfaction, easier PC and network management and reduced computing costs.

     ENTEX delivers total technology management solutions to its customers at the desktop, network and enterprise level. These services encompass three primary areas of expertise including PC Acquisition Services; Outsourcing Services; and Network, Professional and Migration Services.


     PC Acquisition Services. Through its TAS Division, the Company sells and distributes a full range of multiple vendor personal computer and network products, software and peripherals, providing its customers with a single source for all their product needs. To ensure product availability, the Company maintains a large inventory (which was approximately $142.9 million as of September 27, 1998) at its ISO 9001 certified Integration Center located in Erlanger, Kentucky, which is adjacent to the Greater Cincinnati Metropolitan International Airport. At September 27, 1998, this inventory consisted of over 10,600 SKUs.


     Customers use the Company for product procurement because ENTEX provides high product availability, rapid system configuration, and accurate and reliable product shipment. The Company's customers improve their purchasing decisions by leveraging the Company's extensive experience in evaluating products for performance, reliability, ease of use and compatibility with other hardware and software products. Customers also benefit from the Company's logistics management services, which involve the coordination of product delivery, receipt and installation. ENTEX provides the customer with extensive support ranging from product information to delivery estimated time of arrivals to ordering and billing support through its centralized Corporate Account Center (with over 270 dedicated support professionals) located in Mason, Ohio.


     The Company charges separately for configuration services. The Company's configuration processes load and configure operating systems, applications and proprietary software to customer specifications. Through vendor build-to-order programs, ENTEX receives system components from OEMs and completes the manufacturing process to a customer's specific requirements. In Fiscal 1998 and for the three months ended September 27, 1998, configuration services accounted for approximately $14.1 million and $3.0 million, respectively, of total net revenues. In the twelve months ended September 27, 1998, more than 99% of non-configured in-stock orders were shipped same day, while 98% of in-stock configured systems were shipped within 48 hours of order placement. Using the Company's inventory management systems, the Company is able to track inventory on a real-time basis from point of receipt through shipment. The Company's inbound product tracking, expediting and second sourcing techniques further enhance ENTEX's ability to provide high product availability while improving its inventory turns.

     OEMs typically build to forecast rather than to order. To enhance product availability, OEMs are contracting with third party assemblers to assemble components into open bays and mass customize per customer specifications. ENTEX's model for product delivery is based on mass customization, rather than mass production. ENTEX was a pilot member of IBM's Joint Manufacturing Agreement Program, which is now the Authorized Assembler Program ("AAP"). The Company also recently commenced final assembly under HP's channel assembly program and Compaq's final assembly program. These programs have provided ENTEX with the essential ingredients to increase its mass customization efforts through a "build-to-order" final assembly approach.


     In the twelve months ended September 27, 1998, over 63% of all desktop PCs, 54% of all laptop PCs and 47% of all servers shipped by ENTEX were configured with additional hardware components, customer specific software and proprietary applications. The Company customizes an average of 25,000 units every month. Most configured systems are then pre-tested on a mirror-image of the customer's operating environment to ensure seamless and virus-free delivery and integration with the customer's information technology infrastructure. The Company's system configuration operations are located in an environmentally controlled and electrostatic discharge free area of the Company's integration center that supports staging, bench-testing, asset tagging and warranty labeling for customer-specific configuration of CPUs, application and customer proprietary software, memory, network cards and other peripherals.



     The Company sources products from over 2,400 manufacturers including Cisco, Compaq, DEC, HP, IBM, Kingston, Microsoft, NEC, 3Com and Toshiba. Working through direct relationships with 135 of the largest computer related manufacturers in the world, ENTEX has formed strategic relationships with these manufacturers, in addition to carrying the products of over 2,300 additional manufacturers. In addition, through second sourcing arrangements with some of the largest wholesale distributors in the country including Ingram Micro and Tech Data, ENTEX can provide virtually any PC-related product which a customer requires.



     Through ENTEX, customers may purchase application software either in separate "shrink-wrapped" units or on a VLA basis. In Fiscal 1998 and for the three months ended September 27, 1998, over 70.7% and 80.6%, respectively, of the application software purchased from ENTEX was on a VLA basis. Under VLAs, a customer receives discounts for site licenses based on the number of sites. The Company also provides related software management services which reduce the administrative costs associated with ensuring compliance with site licenses. Customers may also provide the Company with their proprietary software for installation. The Company's System Builder is an automated system which loads and configures operating system, application and proprietary software to customer specifications. Utilizing its System Builder electronic configuration, ENTEX downloads two terabytes of customer software every day. Unlike traditional configuration methods which require the copying of software from one hard disk to another, System Builder utilizes a 100 megabit per second Ethernet-based asynchonous transfer mode system infrastructure which can rapidly download software from ENTEX's servers to multiple PCs simultaneously. The Company has over 600 ports to load software onto PCs at any one time. Management believes its system loading process is one of the most advanced in the industry.


     Outsourcing Services. Outsourcing -- or hiring outside experts to help manage information technology functions -- is becoming more common among enterprises worldwide. Management believes companies have many reasons to outsource, but the most common are: (i) outsourcing is a logical extension of the propensity among companies to shed non-core components of their businesses (e.g. claims processing, payroll or facility maintenance) and turn them over to vendor specialists; (ii) outsourcing is viewed as another tool to help them stay competitive, often by acquiring access to leading-edge technology; and (iii) program development is shifting away from expensive in-house proprietary applications to outsourced programming incorporating flexible enterprise applications.

     While some outsourcing contracts are all encompassing, most deals involve the responsibility for one or more information technology functions such as the help desk, deskside support, network support and asset management. Then as circumstances dictate, customers may target additional information technology areas for outsourcing. ENTEX's customers, through the Company's Services Division, may choose from a variety of outsourcing options and/or create a customized solution by contracting for discrete services or bundling services to form an integrated approach. The Company provides customers with outsourcing services under long term contracts (approximately 43% of the 100 largest contracts as of September 27, 1998 had terms of two years or more) and short term contracts (terms of less than twelve months), although many of these contracts are terminable, some upon short notice. Outsourcing services are typically provided through a mixture of on-site and centrally managed resources. All outsourcing contracts have an on-site element. As of September 27, 1998, the Company's 100 largest outsourcing service contracts ranged from 200 to 60,000 PCs and had an average annualized contract value of over $2.7 million, although many of these contracts have been substantially performed and/or may be terminable upon short notice. The Company may incur significant initial capital investments consisting of both personnel costs and capital expenditures, which are then recovered over the life of the contract.



     ENTEX is one of the leaders in PC outsourcing in the U.S. As of September 27, 1998, the Company had multi-year system outsourcing service contracts covering more than 682,000 PCs and servers. The Company believes it will continue its leadership position in PC outsourcing services due to its best practice methodology, diverse installed base, SLA approach and centralized operations.


     As part of its outsourcing capabilities, the Company offers a variety of core support services including PC and network operation and support services; maintenance and repair; warranty services; and system management and upgrades. Desktop support services include installation, moves, adds, and changes to desktop computing devices. In addition, deskside services include on-going support of PCs from an end-user perspective, including application enablement, optimization and connectivity.

     The Company provides on-site help desk services at customers' locations, as well as centrally through the Company's SolutionLine service. Help desk services provide support for end-user hardware and software inquiries and support leading hardware, software and network products. On-site help desk support is provided by the Company's highly trained personnel 24 hours per day, seven days per week. By outsourcing help desk services, customers are able to reduce training and system costs, benefit from the Company's extensive knowledge and experience, reduce the time for problem resolution and increase closure rates. The Company believes that its help desk services create new sales opportunities for other Company services.

     The Company has recently emphasized its SolutionLine service for centralized help desk operations. SolutionLine is located in the National Service Center ("NSC") and is staffed by 161 technical support engineers. SolutionLine supports every leading manufacturer's PC and network hardware products, as well as over 70 software products, including certain customer proprietary products. The Company utilizes automatic call dispatch equipment and knowledge bases to ensure high quality, responsive service. Customers benefit from the broader technical expertise of the larger group of engineers who staff SolutionLine and experience faster response times than may be possible with an on-site operation that provides limited help desk support. In addition, the Company believes that by increasing its centralized help desk operations, it will be able to monitor more carefully help desk activity, including response times and call closure rates. A central operation also improves the Company's ability to gauge product performance, enabling it to communicate product defects to vendors more effectively and to make more valuable purchasing recommendations to its customers.

     Installation, maintenance and repair services are available 24 hours per day, seven days per week, by dedicated, on-site personnel or the Company's field technicians. The Company has established strict performance standards for its service technicians which require them to respond within established time limits and has in place escalation procedures built into service contracts to ensure timely response. Customers benefit from the Company's extensive installation experience and investment in technical training and certification. Each ENTEX service technician is manufacturer-certified. The Company believes that its installation and integration services, as well as its maintenance and repair capabilities, reduce downtime and increase the stability of its customers' systems and prolong the useful lives of its customers' technology assets.

     An integral part of the Company's core support services is ServiceLine, the Company's centralized national dispatch center. Customers may call ServiceLine on an around the clock basis. Service requests are automatically logged and dispatched to field engineers via cellular text-based devices or radio-frequency laptop computers. In addition to the service request, warranty information and special customer requirements are transmitted to the engineer. Using these communications devices, service technicians have on-line access to the Company's products and spare parts information. The Company has also closely integrated ServiceLine into its SolutionLine help desk services. Calls into SolutionLine which cannot be resolved over the phone can be escalated to ServiceLine for dispatch of a field technician. ServiceLine representatives track the service job and compile reports submitted by the field engineer. ServiceLine ensures that customers requiring assistance have a dedicated point of contact and that service technicians are able to respond swiftly.

     The Company provides a range of extended warranty programs on all products that it is authorized to service, passing existing manufacturer warranties on to clients. By contracting for the Company's warranty services, customers can simplify warranty claims procedures by standardizing service warranties across different hardware platforms and contacting a single source for all service requests and obtaining on-site assistance.

     The Company provides network management services for local-area, wide-area and enterprise networks. The Company's day-to-day network management operations assist customers in stabilizing and administering more effectively their distributed systems. The Company also offers remote management and administration and support for network managers and administrators through its centralized enterprise SupportLine services. The Company conducts both on-site and remote network monitoring. By closely monitoring file server status, disk statistics and server response times, the Company can recommend ongoing preventive maintenance measures designed to maximize network availability.


     Network, Professional and Migration Services. Through its Services Division, the Company provides customers with network design, implementation and integration services on a project basis. The consulting services which the Company provides include design, installation and upgrade of local-area, wide-area and enterprise networks. The Company also assists customers in the implementation of messaging and Internet/ Intranet technologies, provides comprehensive support to network managers and administrators and helps customers with their network operating systems, network-based applications and connectivity. The Company has expanded its capabilities to perform remote network management and systems administration and centralized enterprise support services from its NSC. Customers benefit from the Company's extensive experience in designing sophisticated enterprise-level networks and its ability to deploy networks rapidly and cost-effectively. With the acquisition of FCP in July 1996, the Company further strengthened its capabilities in this area by adding experienced skills in enterprise-level network consulting, design and implementation.



     The Company also provides a wide range of PC and server migration services to assist customers in transitioning from one computing environment to another, including Windows NT(TM) and BackOffice(TM) upgrades and migrations, local-area network migrations, desktop operating system migrations and messaging migrations. Customers purchase these services from the Company to optimize their use of information technology and reduce their costs and disruption of changing technology platforms. Windows NT(TM) is emerging as the preferred 32-bit operating system in corporate enterprise computing. Of the approximately 210 million installed PCs worldwide, one industry analyst estimates that approximately one half are based on 486/386 technology and will have to be replaced in order to effectively run new 32-bit operating systems such as Windows NT(TM). ENTEX has completed PC and server migrations on approximately 242,000 units as of September 27, 1998, the majority of which were to the Windows platform. ENTEX believes it is among the leaders in system migrations and that it employs one of the largest groups of Microsoft certified systems engineers to perform such migrations to Windows based technology. The Company has performed a 40,000 desktop migration which management believes to be one of the largest 32-bit migrations undertake in the United States to date. In several of the Company's migration projects, the Company also provides the hardware, software and peripherals.


OPERATIONS


     The Company is structured to combine the benefits of a flexible, nationwide network of field locations, with the efficiencies of centralized back office functions and personnel, including help desk services, remote network management, national dispatch services and product acquisition specialists, designed to support the

Company's field personnel. The Company currently has 48 field locations in 30 states. As part of the reorganization, the Company is reducing the number and size of its locations.



     The Company currently employs approximately 5,500 technical and over 470 sales field personnel. This provides the Company with national sales coverage and the ability to respond rapidly to any service or product request. With respect to sales activities, field locations are typically responsible for developing and managing customer relationships, including initial sales-generating activities and ongoing account management. Area vice presidents and, in the case of larger accounts, senior vice presidents generally supervise and assist field locations in these activities. Once the Company has contracted to provide services or products, the area vice presidents ensure that proper resources are allocated to provide and manage such services. When on-hand technical personnel are unavailable to staff projects, the Company may be required to hire additional full-time or temporary personnel, or coordinate within the organization to relocate existing resources from other projects.



     Approximately 3,900 of the Company's technical employees work full-time at customer sites nationwide and are fully integrated into a customer's information services departments, providing such customers with hands-on end-user support and network management. The Company is currently staffing on-site operations for over 100 customers, many of which include multiple locations. On-site activities consist primarily of staffing help desk lines, providing core services, such as maintenance and repair, network management, acquisition advisory services and coordinating asset management activities. On-site technicians receive support from the Company's NSC.


     The NSC is located in an approximately 155,000 square foot facility in Mason, Ohio and is the focal point of ENTEX's nationwide service operations. The NSC houses the Company's Corporate Account Center, SolutionLine, ServiceLine, the Network Operations Center and ENTEX University. Over 600 employees work at the NSC. By centralizing all service and support functions in one facility, the Company is able to leverage the depth and breadth of technical experience to more effectively support its field technicians. The Company is also expanding its research and development laboratories at its NSC to develop, among other things, advanced remote network management.


     In Fiscal 1996, the Company expanded its Corporate Account Center ("CAC"). The CAC operates out of the NSC in Mason, Ohio and provides customers with a single point of contact for sales support, the receipt and processing of product orders and inquiries regarding product information and recommendations and order tracking and delivery. CAC personnel are also responsible for ongoing tracking of industry pricing, communicating changes in vendor prices or policies and product compatibility information. At September 27, 1998, the CAC was staffed by over 300 personnel, each knowledgeable about the Company's product offerings. By centralizing order fulfillment functions, the CAC removes time consuming, clerical responsibilities from its field sales force, resulting in a more focused sales effort and reduced response time for product orders and inquiries. The CAC typically receives 117,000 calls per month.



     The Company provides its customers with several electronic commerce options. Order Access-Web is an inter/intranet-based order placement tool with customized product catalogs, order/invoice information and shipment tracking. The Company has over 300 customers using the Web based product. In addition to Order Access-Web, ENTEX offers an EDI capability to help its customers automate order processing and administration, providing reduced costs and higher productivity for both the Company and the customer. EDI is used by 45 of the Company's largest customers.



     ENTEX's state-of-the-art Integration Center is located in Erlanger, Kentucky, less than five miles from the Greater Cincinnati Metropolitan International Airport. During the twelve months ended September 27, 1998, more than 99% of the orders for non-configured in-stock products which were received by 8 p.m. Eastern Standard Time were shipped that night and could be received the next day in the continental United States, while 98% of in-stock configured systems were shipped within 48 hours of order placement. The facility is 255,000 square feet and is ISO 9001 certified, the first such facility ISO certified in the industry. The Company conducts all system configurations and build-to-order final systems assembly in an environmentally controlled and electrostatic discharge free section of the Integration Center. The Company utilizes a paperless, radio-frequency controlled warehouse management system which tracks inventory from receipt to shipment, provides real-time information on product availability and ensures accurate order fulfillment.


     ENTEX utilizes Skyway as its primary transportation agent, sorting and consolidating multi-box orders and performing tracking of all outbound shipments. Skyway is a recognized expert in information technology transportation acting as the primary shipping agent for Compaq, HP and IBM, among others. The Company intends to expand its relationship with Skyway to fully integrate its inventory management system with Skyway's freight management system to enhance online visibility and decision making along the entire supply chain from vendor to shipping docks, including in-transit merges, reroutes, drop ship or bypass. Online integration is scheduled to be completed during the first half of 1999.



     The Company has made significant systems investments to develop systems which enable the Company to provide a better quality of service and reduce costs for customers. Order Access and Order Access-Web, in conjunction with Catalog Builder, allow customers to electronically order products and services by consulting on-line product catalogs. Service Access is used by the Company to dispatch and communicate with its field technical personnel. PowerHelp manages incoming service calls and provides on-site help desk personnel with customer files while managing the escalation process and tracking problem resolution. Computer Systems Group Information Systems ("CSGIS") is the centralized order processing and financial accounting and reporting system which allows the Company to track customer orders and reduce processing time, and the Company's warehouse management system is used to manage inventory in order to provide ENTEX customers with high product availability.


     Maintaining a consistently high level of technical training across all branch offices is a fundamental priority for ENTEX. The Company's training includes certification programs by individual hardware and software vendors, as well as internally developed courses. ENTEX University, located in the NSC, regularly schedules and coordinates service training and determines that branch certification levels are maintained. The Company has adopted a company-wide review process which ensures that employees at each of its branch offices achieve training objectives.

PRICING OF SERVICES


     Outsourcing services are generally provided to customers pursuant to service contracts which typically have a minimum term of twelve months and are renewable annually. Outsourcing contracts can be terminated by the customer for failure to perform specified services or at the option of the holder upon at least 30 days notice. Although from time to time certain of the Company's outsourcing contracts have been terminated, in the aggregate, such early terminations have not been material. Such contracts provide for pricing on either a time and materials basis, a fixed price, per seat basis (used primarily for billing the Company's employees who are assigned to customer locations), or a performance-oriented SLA. The Company was one of the first in the industry to price service offerings on other than a time and materials basis. Under the Company's SLAs, fees for a specific suite of services are tied contractually to pre-defined performance metrics or are determined on a "per seat" basis. Using this pricing structure, customers may forecast their costs with greater predictability, evaluate the effectiveness of ENTEX's solutions based on the attainment of the predetermined performance metrics in the SLAs, and are more likely to attain these performance goals. This pricing methodology also provides incentive to the Company to continuously improve the efficiency and quality of the services it delivers. To date, revenues derived under performance-oriented SLAs have accounted for a minority of the Company's revenues but the Company has recently begun offering these arrangements to a broader range of its customers. At September 27, 1998, performance metrics are incorporated into approximately 51% of the Company's 100 largest outsourcing contracts, of which 35% have penalties for failure to meet the required performance levels.


     Network, professional and migration services are generally provided to customers under consulting contracts with varying terms depending upon the scope of the engagement but which are typically less than one year. Most of these contracts provide for payment on a periodic basis, or upon the attainment of milestones. In a limited number of cases, network, professional and migration service contracts provide for payment on a time and materials basis. In each case, revenue is billed in accordance with the terms of the contract.

SALES AND MARKETING


     The Company targets its marketing efforts primarily at senior level executive, financial and information management personnel at Fortune 1000 companies and other large enterprises. ENTEX markets its products and services through its separate division sales forces with a combined total of over 470 sales employees. The Services Division and the TAS Division are each divided into three regions. The sales personnel in each region are responsible for developing and managing customer relationships, including initial sales-generating activities and ongoing account management. The regional sales personnel for the Services Division will be supported by the National Pursuit Team which will assist in responding to outsourcing proposals. In addition, the sales personnel from both divisions will be supported by the significant additional available technical expertise at the national and corporate levels. Although most of the field locations support multiple accounts, several of the Company's field locations were established to service a single, large account. For certain national account relationships, either area or senior vice presidents are designated specific account coverage. Bid preparation and/or negotiation is coordinated with senior executives depending upon potential contract size. In addition to the support from regional, national or corporate levels, the Company enhances its sales force's technical skills with consistent training and education, much of which is jointly sponsored by the OEMs. Management believes by broadening the general skill base of its sales force, it increases the likelihood of cross selling multiple products and services. The Company's sales personnel have sales commission programs which are designed to constitute a substantial portion of the employee's overall compensation. The sales employees in each of the divisions are incented to sell the products or services, as the case may be, of the other division. While sales orders may be placed with the field offices, the Company's CAC is assuming a greater role in the product order process. Approximately 85% of product orders in the three months ended September 27, 1998 were placed through the CAC.


     Since 1994, the Company has pursued a strategy of building alliances with large, international systems integrators and service providers in order to serve large, multi-national customers through a single point of contact and to increase the Company's market presence abroad. In November 1994, the Company entered into an arrangement with InfoProducts Europe, a division of N.V. Koninklijke KNP BT based in The Netherlands, with offices in 17 European countries ("Info Products"). In December 1995, the Company entered into an arrangement with Otsuka Shokai in Japan ("Otsuka Shokai"). The Company also has an arrangement with Migesa in Mexico, Transmarco in Singapore and Senteq in Australia, as well as others. Collectively, this global alliance has more than 320 international offices located in 35 countries and had total revenues in 1998 in excess of $8.5 billion, with approximately 20,000 employees. In August 1998, the Company, Info Products and Otsuka Shokai formed a limited liability company formalizing the global alliance among such companies and providing a mechanism for other global alliance participants to become formal co-venturers.


     In Fiscal 1998 and for the three months ended September 27, 1998, none of the Company's customers accounted for more than 6% of the Company's total net revenues. In Fiscal 1998, the Company had either sold product or provided services to approximately one-half of the Fortune 200 U.S. based companies. The table below lists the names of selected customers of the Company which purchased products and services in excess of $5.0 million in Fiscal 1998 and their respective industries.


Banking
ABN AMRO Bank N.V.
Banc One
Bank of Boston
State Street Bank and Trust
Wachovia Bank

Consumer Products
Anheuser Busch
Cola-Cola
Gillette
Mead
Warner Brothers

Information Services
First Data
Lexis-Nexis
M&I Data Services
Pitney Bowes
Simon & Schuster

Manufacturing
AlliedSignal
Union Carbide

Transportation
Toyota

Technology
Hewlett-Packard
International Business Machines
Microsoft
Motorola
Tivoli Systems

Telecommunications
AT&T
GTE
Pacific Bell
U.S. West

Energy, Petroleum and Chemicals
Florida Power & Light
Koch Industries
Shell Oil
Texaco

Healthcare
Hoffmann-La Roche
Memorial Sloan Kettering
  Cancer Center
Schering-Plough
Smithkline Beecham
Warner Lambert

Insurance
Allstate
American Reinsurance
Blue Cross Blue Shield
CIGNA
Firemans Fund Insurance
The Hartford
Metropolitan Life Insurance
Mutual of Omaha

Financial Services
American Express
Bear Stearns
Morgan Stanley
Putnam Investments

Government
State of California

Professional Services
Deloitte & Touche
Jacobs Engineering

KPMG




VENDOR RELATIONSHIPS

     The Company's position as a leading PC systems integrator enables it to establish and maintain strategic relationships with leading manufacturers and suppliers. Such relationships provide the Company's technical staff access to the latest product and technology developments before commercial release, allow the Company's sales and service personnel to regularly attend manufacturers' on-site presentations and training, and enable the Company to provide its customers with cost-effective purchasing and financing alternatives.


     The Company purchases products directly from more than 2,400 hardware, software and peripheral manufacturers, generally on a nonexclusive basis. In Fiscal 1998 and for the three months ended September 27, 1998, the ten largest vendor relationships accounted for 76.7% and 81.0%, respectively, of product revenues and 92.2% and 88.2%, respectively, of MDF. The following table lists examples of many of the Company's key vendors:



    3Com                   Compaq                 Madge                  SCO
    Acer                   Connect                McAfee                 Seagate
    Adaptec                Corel                  Megahertz              Shiva
    Adobe                  Cornerstone            Microcom               Sony
    APC                    Digi                   Microsoft              Sun
    Apple                  DEC                    Mitsubishi             Symantec
    Ascend                 Extended Systems       Multitech              Tech Data
    ASI(AssetPro)          FTP                    NEC                    Tektronix
    AST                    Hayes                  Netscape               Texas Instruments
    AT&T                   HP                     Nokia                  Toshiba
    Attachmate             Hitachi                Novell                 US Robotics
    Banyan                 IBM                    Okidata                WRQ
    Bay Networks           Ingram Micro           Olicom                 Xerox
    Cheyenne               Kingston               Oracle                 Xircom
    Cisco                  Lexmark                Panasonic              Xylogics
    Citrix                 Lotus                  Procom
    Claris                                        Quarterdeck



     The Company's strategy is to reduce its inventory investment while improving product availability and delivery schedules by increasing build-to-order assembly services for products from several of the leading computing equipment OEMs. The Company is certified as a final assembler in the build-to-order assembly programs for Compaq, HP and IBM. In Fiscal 1998 and for the three months ended September 27, 1998, ENTEX performed final assembly services for approximately 44% and 75%, respectively, of the IBM desktop PCs shipped by the Company. The Company has also established relationships with Microsoft and Compaq to deliver Windows NT(TM) solutions and with Novell to enhance its engineers' technical skills and capabilities with respect to network migrations. The Company intends to continue to maintain such relationships and create new alliances.


     The ENTEX/Microsoft Initiative ("EMI") is a dedicated ENTEX business unit focused on the implementation of Microsoft products and solutions for ENTEX's large account customers. With the backing of Microsoft, EMI offers ENTEX customers a highly trained and certified workforce, fully integrated into

ENTEX's total PC management capabilities and nationwide structure. In addition, the EMI business unit works hand-in-hand with local Microsoft branches to deliver consistent service and unique service methodologies. Utilizing ENTEX's national size and scale, customers benefit from a diversity of expertise and integrated solutions at the point of business. EMI was established in June 1996 and as of June 28, 1998 had approximately 150 ENTEX systems engineers and consultants, delivering comprehensive support and implementation for Microsoft products across a broad spectrum of platforms. Each EMI professional team member receives 360 hours of initial training and 100 hours of training each year thereafter. EMI's current activities consist primarily of product migrations of desktop PCs and servers from legacy systems to the Windows NT(TM) operating system. Management believes larger corporations are increasingly adopting the Windows NT(TM) system as their preferred operating platform.



     The ENTEX/Lotus/IBM Team ("ELITeam") is a strategic partnership with focused resources for the purpose of establishing an IBM/Lotus line of business within the ENTEX field organization. The key objectives of the ELITeam are to create a profitable IBM/Lotus services unit within ENTEX to drive installations and conversions, build IBM/Lotus skills to industry leading expertise, and expand IBM/Lotus software revenue and market share. With the backing of IBM and Lotus, the ELITeam offers ENTEX customers implementation and support expertise for mission-critical solutions using Lotus Notes(TM) and Domino(TM), as well as IBM's web-enabled middleware, groupware, and systems management software products in Windows NT(TM) environments. ELITeam was established in April 1997 and as of September 27, 1998 had over 90 ENTEX technical professionals, delivering comprehensive support and implementation for IBM/Lotus products in multi-platform environments, including Windows NT(TM). The ELITeam, fully integrated into ENTEX's Total PC Management capabilities and nationwide structure, is one of the largest nationwide teams of IBM/Lotus product implementation and support experts outside of IBM itself.


PURCHASING AND REBATES

     The Company receives volume incentives and rebates from certain manufacturers related to sales and purchases of certain products which are recorded as a reduction of cost of products sold when earned. Other incentives may require specific incremental action on the part of the Company such as training, advertising or other pre-approved market development activities and are recognized as an offset to the related costs when the required action is performed.


     Vendors sometimes provide MDF incentive programs to the Company. The MDF available under these programs are principally determined based on the quarterly volume of sales or net purchases of the vendor's product. The Company recognizes the incentives related to volume purchases as purchase discounts which reduce the cost of products sold when earned. The aggregate MDF paid to a large solution provider such as ENTEX can be significant. In Fiscal 1998 and for the three months ended September 27, 1998, the total MDF was $63.6 million and $9.8 million, respectively. See "Risk Factors -- Dependence on Vendors."


     The Company's vendor agreements are believed to be in the form customarily used by each manufacturer and typically contain provisions which allow termination by either party upon 30-90 days' notice. Generally, the Company's vendor agreements do not require it to sell a specified quantity of products or restrict the Company from selling similar products manufactured by competitors. Consequently, the Company has the flexibility to terminate or curtail sales of one product line in favor of another product line as a result of technological change, pricing considerations, product availability, customer demand and vendor distribution policies.

     The Company attempts to protect itself from inventory obsolescence and inventory price reductions by negotiating price protection and stock balancing arrangements with its vendors and enforcing a limited return policy with its customers. Subject to certain conditions, these arrangements entitle the Company to receive refunds from manufacturers equal to price decreases on inventory carried by the Company and provide the Company the ability to return, subject to certain conditions, including restocking fees, slow moving or obsolete products. The Company receives price changes from vendors on a daily basis; the changes generally take effect immediately. The Company takes the position that, due to its volume and order frequency, in-transit goods are price protected. In addition, under most vendor agreements, subject to certain conditions, the Company has the right to return for credit or exchange for other products a portion of those inventory items purchased, within a designated period of time. A vendor who elects to terminate a distribution agreement generally will repurchase from the Company the vendor's products carried in the Company's inventory.

EMPLOYEES


     As of September 27, 1998, the Company had over 8,400 full-time and full-time equivalent employees, including over 470 in sales, approximately 5,500 in the Company's field technical service and support operations, and over 410 in distribution and configuration operations. Approximately 3,900 Company technical employees work full-time at customer sites nationwide. None of the Company's employees is subject to a collective bargaining agreement. The Company has never experienced a work stoppage and considers its employee relations to be good.


     The Company's expanding services business requires the recruiting and training of a significant number of additional qualified technical personnel, including project managers and network integration specialists. Frequently, the Company must rapidly hire a significant number of technical personnel, to staff projects at customer sites. Competition for qualified technical and sales personnel is intense, as the Company competes with other service providers, as well as with its own customers, including those at whose locations ENTEX employees work. The growth of the systems integration industry has created a premium for a skilled workforce; a survey from the Saratoga Institute estimated voluntary industry turnover at approximately 17.2% for 1997. In particular, the Company believes there is a general shortage of trained system engineers, and, as such, estimates wage inflation of approximately 9% annually for these positions.

     The Company believes that attracting and retaining strong technical, sales and support staff is essential to meeting the needs of its customers. The Company believes that its best source of recruiting is through existing employee referrals. The Company estimates that approximately 39% of its hiring in Fiscal 1998 was through referrals and also believes that there is generally less turnover among these hires. In addition, the Company employs approximately 60 recruiters to scout qualified technical personnel nationwide and plans to add to its network of recruiters to assist in expanding its technical employee base. When the Company is unable to fill positions through either of these methods, it frequently employs temporary workers (of the Company's existing workforce, approximately 10% is temporary). Due to the demand for employees in the industry, the Company estimates that the incremental cost of hiring a temporary worker is approximately 40% higher than the fully loaded (including benefits) cost of a full-time employee.


     The Company's voluntary employee turnover for Fiscal 1998 was 30.8%. As demand for the Company's services has grown, the Company has used temporary workers to fill many jobs and as a result has experienced greater turnover.


     The Company's goal is to reduce the employee turnover ratio to approximately 23% by 2000 through the implementation of new retention measures, and by focusing on long-term career development initiatives. The Company believes that developing a career path for individuals includes providing necessary and cutting edge training and education, providing adequate job mobility and providing comprehensive and easy to use benefits. Through ENTEX University, the Company has an annual event which provides additional training for sales people and technicians. Also, the Company has implemented just-in-time training by providing access (24 hours a day, seven days a week) to course offerings via the Internet. The Company believes it can help stagger the experience levels within the organization while at the same time, offer young professionals the opportunity to build a solid career path.

FACILITIES


     The Company's headquarters are located in Rye Brook, New York, where the Company leases approximately 31,200 square feet of office space under a lease which expires on May 30, 2002, approximately 12,100 square feet under a lease which expires March 31, 1999 and approximately 3,800 square feet under a lease which expires April 29, 2000. In addition, the Company owns a 255,000 square foot facility in Erlanger, Kentucky which serves as the Company's Integration Center. The Company also leases approximately 150,000 square feet of office space in Mason, Ohio, which houses the Company's NSC, including the CAC, SolutionLine, dispatch services and training centers. The lease for such property expires on July 17, 2005. The Company leases approximately 19,200 square feet of office space in Canton, Massachusetts to accommodate the Company's data processing and credit and collections departments under a lease which expires June 30, 2003.

     The Company leases additional office space for sales, services and support staff in various states. The Company believes that alternate office space is available on comparable terms in each location.

LITIGATION AND LEGAL PROCEEDINGS

     The Company is engaged in legal actions arising in the ordinary course of business but is not currently a party to any legal actions which could have a material adverse effect on its business, financial conditions or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND OTHER KEY EMPLOYEES


     The executive officers, directors and other key employees of the Company, and their ages and positions as of December 10, 1998 are as follows:



NAME                                   AGE                      POSITION
----                                   ---                      --------
Dort A. Cameron III..................   53   Chairman of the Board of Directors
John A. McKenna, Jr..................   43   Chief Executive Officer and Director
Kenneth A. Ghazey....................   42   President and Director
Dale H. Allardyce(1).................   49   Executive Vice President, Operations
Michael G. Archambault...............   47   Senior Vice President, Chief Financial Officer
                                               and Treasurer
Lynne A. Burgess.....................   49   Senior Vice President, General Counsel
John F. Lyons........................   45   President, Technology Acquisition Services
                                               Division
Richard Nathanson....................   41   President, Services Division
William K. Todd......................   53   Senior Vice President, Manufacturing and
                                               Distribution
R. Randolph Devening (2).............   56   Director
Linwood A. (Chip) Lacy, Jr. (2) .....   53   Director
Frank W. Miller (2)..................   53   Director


---------------

(1) Mr. Allardyce resigned effective December 31, 1998.



(2) Member of the Audit and Compensation Committees.


     Mr. Cameron co-founded the Company in August 1993, and has served as a director and Chairman of the Board of the Company since its formation. From October 1988 to the present, Mr. Cameron has served as the managing general partner of EBD, L.P., the general partner of The Airlie Group, L.P., a private investment limited partnership; from June 1984 to the present, as the general partner of BMA, the general partner of Investment Limited Partnership, a private investment limited partnership; and from December 1995 to the present as managing member of Airlie Enterprises LLC, a private consulting company. Mr. Cameron is currently serving as a Director of TLC Beatrice Company. See "Risk Factors -- Need to Recruit and Retain Management, Technical and Sales Personnel."


     Mr. McKenna co-founded the Company in August 1993, and has served as a Director since its inception and as Chief Executive Officer since April 1996. Mr. McKenna also served as President of the Company from August 1993 until December 1998. From March 1989 to March 1993, Mr. McKenna held various positions with JWPIS, including Executive Vice President of Sales and Marketing, President of the Integration Services Division, and most recently as Senior Executive Vice President. Mr. McKenna held various sales and management positions at IBM from 1978 through 1987.



     Mr. Ghazey joined the Company as Executive Vice President, Finance and Administration, Chief Financial Officer and Director in January 1997 and has served as President of the Company since December 1998. Mr. Ghazey served as President, Chief Operating Officer and a Director for Darling International, a publicly-owned food waste recycler, from 1993 to December 1996, and as Executive Vice President, Chief Financial Officer and Treasurer of Darling International from 1990 to 1992.


     Mr. Allardyce joined the Company in February 1995 as Executive Vice President, Operations. From January 1993 to February 1995, Mr. Allardyce served as Senior Vice President of the TSI Business Unit at THORN Americas, Inc., a consumer rental company. From March 1982 to December 1992, Mr. Allardyce was employed by The Southland Corporation, an operator of convenience stores, most recently as Vice President of Distribution, Manufacturing and Procurement.

     Mr. Archambault joined the Company in May 1997 as Vice President and Treasurer. He served as Senior Vice President, Treasurer from March 1998 and has served as Senior Vice President, Chief Financial Officer and Treasurer since December 1998. From September 1989 to 1997, Mr. Archambault served as Vice President of Finance and Investor Relations for Symbol Technologies, Inc., a manufacturer of bar code data capture systems worldwide. From 1988 to September 1989, Mr. Archambault was Vice President of Finance at American Savings Bank. From 1980 to 1988, Mr. Archambault held various Accounting and Treasury positions with Combustion Engineering, Inc., most recently as Director of Investor Relations.



     Ms. Burgess joined the Company in May 1994 as Vice President and General Counsel and has served as Senior Vice President and General Counsel since January 1998. From October 1992 to May 1994, Ms. Burgess was Of Counsel at the law firm of Collier, Shannon, Rill and Scott, specializing in commercial and antitrust matters. From August 1978 to October 1991, Ms. Burgess was legal counsel for various business units within American National Can Company and served as Assistant General Counsel at American National Can Company from January 1987 to October 1991.



     Mr. Lyons joined the Company in April 1994 as Vice President, Marketing and served as Senior Vice President, Sales and Marketing from October 1996 to October 1998. Since October 1998, Mr. Lyons has served as President of the Company's Technology Acquisition Services Division. From August 1993 until March 1994, Mr. Lyons was Vice President, Sales and Marketing for Carrabassett Spring Water. From July 1976 to July 1993, Mr. Lyons held various sales and marketing management positions at IBM.



     Mr. Nathanson joined the Company in July 1996 as Senior Vice President, Network and Professional Services in connection with the Company's acquisition of FCP, a network integration and professional services consulting firm and served as Senior Vice President, Services from April 1997 to October 1998. Since October 1998, Mr. Nathanson has served as President of the Company's Services Division. From February 1984 to July 1996, Mr. Nathanson served as President and Chief Executive Officer of FCP.


     Mr. Todd joined the Company as Director of Distribution in August 1993 in connection with the acquisition of JWPIS. Mr. Todd served as Vice President of Logistics from July 1995 to January 1998, and since January 1998, has served as Senior Vice President of Manufacturing and Distribution at the Company's Integration Center in Erlanger, Kentucky. From September 1992 to August 1993, Mr. Todd was Director of Distribution for JWPIS. From September 1982 to August 1992, Mr. Todd held various positions at Wang Laboratories, most recently as Director of Manufacturing, including two years in Limerick, Ireland.

     Mr. Devening has served as a Director of the Company since June 1996. Since August 1994, Mr. Devening has served as Chairman, President and Chief Executive Officer of Foodbrands America, Inc., a diversified food manufacturing company. From April 1993 to July 1994, Mr. Devening served as Vice Chairman and Chief Financial Officer of Fleming Companies, Inc., a food distribution and marketing company. From July 1989 to March 1993, Mr. Devening served as Executive Vice President and Chief Financial Officer at Fleming Companies, Inc. Mr. Devening serves as a director of Hancock Fabrics Inc., and Hussman Corporation, and is a director nominee of Factory Mutual Insurance Company.

     Mr. Lacy has served as a Director of the Company since June 1996. From July 1985 until May 1996, Mr. Lacy served as the Chief Executive Officer and Chairman of Ingram Micro Inc. and its predecessor company Micro D Inc., a distributor of microcomputer products. From December 1993 to January 1996, Mr. Lacy served as President of Ingram Industries, the holding company of Ingram Micro Inc. From June 1995 to April 1996, he served as the Chief Executive Officer of Ingram Industries. From October 1996 to October 1997, Mr. Lacy served as President and Chief Executive Officer of MicroWarehouse, a direct marketer of computer products. Mr. Lacy serves as a director of Earthlink Network, Inc.

     Mr. Miller has served as a Director of the Company since September 1993. Since January 1995, Mr. Miller has served as President of Miller Associates, Inc., a management consulting firm. From February 1990 to December 1994, Mr. Miller served as the Vice Chairman and Chief Executive Officer of Darling International, a publicly owned food waste recycling company. Mr. Miller serves on the boards of directors of several private companies. Mr. Miller served as a director of Sound Advice, Inc. which sought bankruptcy protection under Chapter 11 of the Bankruptcy Code in Fiscal 1998.

     The Company currently has six directors. All directors serve on the Board of Directors of the Company until their successors are elected and qualified. There are no family relationships among any of the directors or executive officers of the Company. The Company's executive officers serve at the discretion of the Board of Directors.

     In June 1996, the Board of Directors established an Audit Committee and a Compensation Committee. The Audit Committee is currently comprised of Messrs. Devening, Lacy and Miller and is chaired by Mr. Miller. The Audit Committee oversees the activities of the Company's independent auditors and reviews with the independent auditors the Company's internal accounting procedures and controls. The Compensation Committee is currently comprised of Messrs. Devening, Lacy and Miller and is chaired by Mr. Devening. The Compensation Committee makes recommendations to the Board of Directors with respect to general compensation and benefit levels and other related matters, reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock purchase and stock option plans and makes recommendations to the Board of Directors regarding such matters.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid by the Company during Fiscal 1998 and Fiscal 1997 to the Company's Chief Executive Officer and each of the Company's five other most highly compensated executive officers (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                        ---------------
                                                                            AWARDS
                                                                        ---------------
                                                ANNUAL COMPENSATION       SECURITIES        ALL OTHER
                                     FISCAL    ---------------------      UNDERLYING       COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR     SALARY($)    BONUS($)    OPTIONS (#)(1)         ($)
    ---------------------------      ------    ---------    --------    ---------------    ------------
John A. McKenna, Jr. ..............   1998      373,461     127,750          30,000           17,533
  President and Chief Executive
  Officer                             1997      350,000     150,171              --           21,333
Kenneth Ghazey (2).................   1998      298,462     100,375              --           12,299
  Executive Vice President, Finance   1997      126,923          --         880,000            5,195
  and Administration, and Chief
  Financial Officer
Dale H. Allardyce (3)..............   1998      260,769     107,035          75,000            2,396
  Executive Vice President,
  Operations                          1997      224,423     155,371              --            5,462
David J. Csira (4).................   1998      230,000     118,844              --           52,032(5)
  Executive Vice President, Field     1997      222,846     116,877          66,665            4,752
  Operations
John F. Lyons......................   1998      199,520      88,750          25,000            2,933
  Senior Vice President, Sales and    1997      174,462     101,516              --            4,175
  Marketing
Richard Nathanson..................   1998      193,800     117,910              --              344
  Senior Vice President, Services     1997      258,048     193,787(6)      187,395            2,041


---------------
(1) The stock options listed in the table represent options to purchase shares of Common Stock under the Company's 1996 Performance Incentive Plan ("PIP") or the Company's 1996 Stock Option Plan (the "EIS Plan") and have been adjusted for dividends.

(2) Mr. Ghazey was appointed Executive Vice President, Finance and Administration and Chief Financial Officer in January 1997.


(3) Mr. Allardyce resigned effective December 31, 1998.



(4) Mr. Csira resigned in May 1998.



(5) Includes $49,232 paid to Mr. Csira pursuant to a Severance and Release Agreement, including payment for 120 hours of accrued vacation time.



(6) Includes $120,787 bonus payable by FCP at the time of its acquisition and paid by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth for each of the Named Officers who received options granted during Fiscal 1998 certain information concerning such grants.

                                                     INDIVIDUAL GRANTS
                                  --------------------------------------------------------
                                    NUMBER          PERCENT OF                                 POTENTIAL REALIZABLE VALUE
                                      OF              TOTAL                                    OF ASSUMED ANNUAL RATES OF
                                  SECURITIES         OPTIONS        EXERCISE                  STOCK PRICE APPRECIATION FOR
                                  UNDERLYING        GRANTED TO       PRICE                           OPTION TERM (3)
                                   OPTIONS          EMPLOYEES         PER       EXPIRATION    -----------------------------
NAME                               GRANTED        IN FISCAL 1998    SHARE(1)     DATE (2)          5%              10%
----                              ----------      --------------    --------    ----------    ------------     ------------
John A. McKenna, Jr.............    30,000(4)          1.52%         $6.64       02/09/08       $125,276         $317,473
Dale H. Allardyce...............    75,000(5)          3.79%         $6.64       02/09/08       $313,190         $793,684
John F. Lyons...................    25,000(6)          1.26%         $4.63       09/10/07       $141,770         $275,669

---------------
(1) In determining the fair market value of the Company's Common Stock, the Board of Directors considered various factors, including the Company's financial condition and business prospects, its operating results, the absence of a market for its Common Stock, the risks normally associated with investments in companies engaged in similar businesses and the market prices of securities of certain competitors. The exercise price for options granted under the PIP may be paid in any form as shall be permitted by the Company's Compensation Committee of the Board of Directors, including without limitation cash, shares of the Company's Common Stock, other awards granted or other property, including promissory notes. The exercise price for options granted under the EIS Plan may be paid in cash or other property including promissory notes, shares of the Company's Common Stock, or any form of "cashless" exercise, including by net exercise, as shall be permitted by the Company's Compensation Committee of the Board of Directors.

(2) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability. Options must generally be exercised within 30 days of the termination of the optionee's status as an employee or consultant of the Company, or within 12 months after such optionee's death or disability. If, however, an optionee is terminated for cause, all vested options shall be canceled on the date of grant.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices.

(4) Represents 30,000 shares of the Company's Common Stock subject to a non-qualified stock option. All options were granted pursuant to the Company's PIP and vested immediately upon grant.


(5) Represents 45,000 shares of the Company's Common Stock subject to an incentive stock option and 30,000 shares of the Company's Common Stock subject to a non-qualified stock option. All options were granted pursuant to the Company's PIP. One-third of such options vested immediately upon grant and an additional one-third of such options shall vest after each anniversary of February 9, 1998. As a result of his December 31, 1998 resignation, 25,000 of Mr. Allardyce's options, which would have vested as of February 9, 2000, will be forfeited.


(6) Represents 25,000 shares of the Company's Common stock subject to an incentive stock option. All options were granted pursuant to the Company's PIP. Twenty percent (20%) of such options vested on September 10, 1998, and an additional twenty percent (20%) of such options shall vest after each anniversary of September 10, 1998.

                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth the value of outstanding options held by the Named Officers as of June 28, 1998 and has been adjusted for stock dividends.

                                NUMBER OF SECURITIES UNDERLYING
                                 UNEXERCISED OPTIONS AT FISCAL          VALUE OF UNEXERCISED IN-THE-MONEY
                                          YEAR-END (#)                    OPTIONS AT FISCAL YEAR-END (1)
                                --------------------------------        ----------------------------------
NAME                            EXERCISABLE        UNEXERCISABLE        EXERCISABLE         UNEXERCISABLE
----                            -----------        -------------        ------------        --------------
John A. McKenna, Jr...........    877,560             847,560            $1,703,596           $1,703,596
Kenneth Ghazey................    333,330             546,670            $1,533,318           $2,514,682
Dale H. Allardyce.............     25,000              50,000                    --                   --
David J. Csira................     71,665                  --            $  316,709                   --
John F. Lyons.................      5,000              20,000            $   10,050           $   40,200
Richard Nathanson.............     93,697              93,698            $  431,006           $  431,011

---------------
(1) Calculated on the basis of the fair market value of the Common Stock at June 28, 1998, $6.64 per share (as determined by the Company's Board of Directors), less the exercise price payable for such shares, multiplied by the number of shares underlying the option.

DIRECTOR COMPENSATION


     Under the Company's Non-Employee Director Stock Plan, as amended through October 1998, each non-employee director receives an annual retainer that contemplates attendance at up to six Board or Committee meetings per year. Each year, non-employee directors may elect to receive payment for the annual retainer either in cash or in the form of shares of the Company's Common Stock. Fees for meetings attended in excess of those covered by the annual retainer are paid in cash on a per meeting basis. In addition, the Company reimburses directors for expenses incurred in attending board and committee meetings. As of December 10, 1998, the Company had issued an aggregate 66,630 shares of the Company's Common Stock to its non-employee directors pursuant to the Company's 1996 Non-Employee Director Stock Plan. During Fiscal 1996 and Fiscal 1997, Mr. Devening and Mr. Lacy were each granted an aggregate of 37,500 options to purchase shares of the Company's Common Stock in consideration for services rendered as a director of the Company. In November 1998, Messrs. Devening, Lacy and Miller were each granted 25,000 options to purchase shares of the Company's Common Stock in consideration for services rendered as directors of the Company.


     Since inception, the Company has paid Mr. Cameron a salary for services rendered in his capacity as Chairman of the Board. During Fiscal 1998, his annual salary was $400,000. On July 1, 1998, the Company entered into an employment agreement with Mr. Cameron. See "-- Employment Agreements."

EMPLOYMENT AGREEMENTS


     The Company has entered into agreements with certain of the Company's executive officers, including John A. McKenna, Jr., the Company's Chief Executive Officer, Kenneth A. Ghazey, the Company's President, Dale H. Allardyce, the Company's Executive Vice President, Operations, John F. Lyons, President of the Company's TAS Division, Richard Nathanson, President of the Company's Services Division and Dort A. Cameron III, Chairman of the Board of Directors.


     Mr. McKenna's severance agreement provides that upon a Severance Event (as defined below), he will be entitled to a payment equal to 12 times his monthly compensation as of the date of termination (including his bonus or any variable compensation at 100% of target). In addition, if a Severance Event occurs or Mr. McKenna's employment is terminated prior to a public offering or change of control (as defined below) and the Company elects to repurchase his shares of Common Stock pursuant to the Stockholders' Agreement, Mr. McKenna shall be entitled to receive (i) the difference between the book value as of the end of the most recent fiscal year and the Share Value (as defined below) and (ii) a tax gross-up for the difference between ordinary income tax treatment and capital gains tax treatment resulting from such repurchase, computed to put Mr. McKenna in the same position he would have been in if he had timely made an Internal Revenue Code of 1986, as amended, Section 83(b) election. A "Severance Event" is defined as (i) a termination for any reason other than cause or as a result of his death, disability or voluntary resignation or (ii) a change of control which results in a reduction of his base compensation, a reduction in the level of authority or scope of responsibilities or relocation. The agreement provides for the acceleration of the vesting period pertaining to stock options granted to him in addition to extending his exercise period to two years after termination in the event of a Severance Event. Mr. McKenna's severance agreement terminates on August 6, 2000.

     Mr. Ghazey's at-will employment agreement provides for an initial annual base salary of $275,000 and participation in the ENTEX Management Incentive Plan at a target bonus of 50% of his base salary for 100% achievement of established goals. In addition, Mr. Ghazey's employment agreement provides that upon (i) the termination of his employment by the Company for other than cause or as a result of death, disability or voluntary resignation, (ii) a change of control (as defined below) or (iii) a unilateral decrease in his aggregate compensation, benefits and incentive package which is not uniformly applied to all other senior executive officers, he will be entitled to one year's base salary at the then current rate and all incentive compensation earned but not paid and under the Management Incentive Plan then in effect.


     Mr. Allardyce's and Mr. Lyon's retention agreements provide that upon (i) termination of employment by the Company for other than cause or as a result of death, disability, voluntary resignation or normal retirement at age sixty-five or (ii) a change of control (as defined below) followed by (a) a termination for other than cause or as a result of his death, disability, voluntary resignation, or normal retirement, (b) a reduction in his compensation, (c) a reduction in the level of authority or scope of responsibilities or (d) a relocation, he will be entitled to 12 times his monthly compensation as of the date of termination (including his bonus at 100% of target). Mr. Allardyce and Mr. Lyons are subject to covenants not to compete during the period of time the Company is paying severance.


     Mr. Nathanson's employment agreement provides for an initial monthly base salary of $18,333, participation in the ENTEX Management Incentive Plan at a target bonus of not less than 50% of his base salary and $1,000 per month for mortgage expenses. In addition, Mr. Nathanson's employment agreement provides that upon termination without cause, he will be entitled to severance payments equal to 12 times his monthly compensation as of the date of termination plus bonus at 100% of target. Mr. Nathanson is subject to a covenant not to compete until the later of July 1999 or one year after his employment with the Company is terminated.

     Mr. Cameron's employment agreement is effective until July 1, 2001. Mr. Cameron's employment agreement provides for an initial annual base salary of $400,000 and participation in the Company's existing and future long term incentive plans at a level determined by the Board of Directors. The Company has agreed to provide hospitalization, medical, dental and health coverage to Mr. Cameron and his spouse following the termination of Mr. Cameron's employment agreement for the remainder of their lives or until comparable coverage is obtained from another employer or until comparable coverage can be obtained at commercially reasonable rates, up to a maximum actual cost to the Company of $1.5 million. In addition, Mr. Cameron's employment agreement provides that upon
(i) death, (ii) disability or (iii) termination of his employment by the Company without cause or termination by Mr. Cameron for Good Reason (as defined below), he will be entitled to receive the base salary at the then current rate for the longer of (x) the remainder of the term of the agreement (without regard to the earlier termination) and (y) one year. Mr. Cameron is subject to a covenant not to compete until three years following the termination of his employment.

     A "change of control" for purposes of Mr. McKenna's agreement is defined as an event in which Mr. Cameron and entities controlled by Mr. Cameron (the "Cameron Affiliates") no longer own voting securities of the Company entitled to cast a majority of votes for election of the Board of Directors of the Company. A "change of control" for purposes of Mr. Allardyce's, Mr. Lyon's and Mr. Ghazey's agreements is defined as a transfer of ownership or control of more than 50% of all of the assets or shares of the Company. For purposes of Mr. Cameron's employment agreement, for "Good Reason" means a termination of Mr. Cameron's employment agreement by Mr. Cameron following a reduction in his annual base salary, a material alteration in his authorities or responsibilities, the failure to elect or continue Mr. Cameron as Chairman of the Board of Directors, the failure to maintain directors and officers liability insurance covering Mr. Cameron or a material breach of the agreement by the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Share Ownership


     As of December 10, 1998, Dort A. Cameron III, the Company's Chairman, owned of record 2,669,653 shares of the Company's Common Stock. In addition, as of such date, ENTEX Associates, L.P., a Delaware limited partnership ("ENTEX Associates"), owned 21,407,739 shares of the Company's Common Stock. Mr. Cameron is the sole stockholder of The Putnam Group, Inc., the general partner of ENTEX Associates, L.P. (the "Putnam Group"). Two of the limited partners of ENTEX Associates, L.P., Airlie Associates and Airlie Associates II, are general partnerships consisting of Mr. Cameron's relatives. The other limited partners of ENTEX Associates, L.P. are business associates of Mr. Cameron. Mr. Cameron has voting and dispositive power over the shares of the Company's Common Stock held by ENTEX Associates and, accordingly, may be deemed to have beneficial ownership with respect to these shares. In connection with the restructuring of indebtedness under the IBMCC Financing Agreement in December 1996, Mr. Cameron and ENTEX Associates, along with Mr. McKenna, have pledged the Common Stock held by each to IBMCC as additional collateral. See "-- IBMCC Financing." The pledges of Mr. Cameron, ENTEX Associates and Mr. McKenna were released in 1998 in connection with the Old Notes Offering.


  Indebtedness Between the Company and Certain Affiliates

     In July 1993, Mr. Cameron, Airlie Associates and Airlie Associates II loaned $3.13 million, $340,000 and $780,000, respectively, to ENTEX Holdings. In addition, in December 1993 Mr. Cameron loaned ENTEX Holdings $312,500. These loans are evidenced by promissory notes (the "1993 Notes"). The 1993 Notes have been assumed by the Company and $415,925 principal amount repaid in connection with the merger of ENTEX Holdings with and into the Company on June 28, 1996 (the "Holdings Merger"). The remaining balance on the 1993 Notes, approximately $4.1 million, was repaid with the proceeds of the Old Notes Offering. On August 6, 1993, the Company borrowed $5.3 million from Citibank N.A. to partially finance the acquisition of JWPIS. Mr. Cameron personally guaranteed the repayment of this loan. In connection with the Holdings Merger, the outstanding balance of this loan, approximately $4.1 million, was repaid.

  Payments to Affiliates

     From December 1993 to December 1995, ENTEX Holdings paid to the Putnam Group a monthly overhead allocation fee of $15,000 for a total of $360,000. Such monthly fee was paid by ENTEX Holdings to Airlie Enterprises from January 1996 to June 1996, and by the Company to Airlie Enterprises from July 1996 to the present. In addition, in October 1995, ENTEX Holdings paid a consulting fee to Airlie Enterprises in the amount of $500,000.

  Transfer of Entex Holdings Investments; Assets

     During fiscal years 1994, 1995 and 1996, ENTEX Holdings invested $335,000 in National Teacher Academy, Inc. in exchange for promissory notes and shares representing 51% of the outstanding capital stock of National Teacher Academy, Inc. In connection with the Holdings Merger, ENTEX Holdings transferred to Mr. Cameron the promissory notes and stock of National Teacher Academy, Inc. in exchange for a $335,000 reduction in the amounts outstanding under the 1993 Notes. In July 1994, ENTEX Holdings invested $50,000 in Russian Investors, L.P. in exchange for shares representing approximately 10% of the profit of Russian Investors, L.P. In connection with the Holdings Merger, ENTEX Holdings transferred to Mr. Cameron the partnership interest of Russian Investors, L.P. in exchange for a $50,000 reduction in the amounts outstanding under the 1993 Notes. In June 1995, ENTEX Holdings loaned a consultant to the Company $30,925. In connection with the Holdings Merger, Mr. Cameron acquired the loan in exchange for a $30,925 reduction in Mr. Cameron's 1993 Notes. In April 1996, the Company sold to Knowledge Alliance Holdings, Inc. ("KAH"), a corporation controlled by the Cameron Affiliates, the PC training business which the Company had previously acquired in connection with the merger of Random Access. The book value of such business was $1.1 million at the time of the transfer to KAH. In consideration for this transfer, the Company received shares of KAH representing 25% of its then outstanding capital stock. The Company also entered into an agreement with KAH to market these training services. The agreement granted the Company an option to purchase up to an additional 2,500 shares of common stock of KAH depending on the level of sales of such training services by the Company. KAH was granted the option to purchase the assets of the training business conducted by the Company in Minneapolis, Minnesota for book value of such assets on the date of acquisition. This option was exercised on August 1, 1996. For Fiscal 1999, the Company has outsourced substantially all of its training activities to KAH. Mr. McKenna is serving as a Director of KAH.

  Stockholders' Agreement

     On December 10, 1993, ENTEX Holdings, Dort A. Cameron III, ENTEX Associates, L.P. and the Participants entered into the Stockholders' Agreement in connection with the sale and purchase of a total of 5,860,690 shares, net of repurchases, of the Common Stock (the "Original Shares") of ENTEX Holdings by the Participants. The Stockholders' Agreement is binding on the Company as the successor corporation of ENTEX Holdings and all obligations of the Participants and the Cameron Affiliates relating to the shares of Common Stock of ENTEX Holdings relate to the shares of Common Stock of the Company. Pursuant to the Stockholders' Agreement, each of the Cameron Affiliates and each of the Participants agreed to vote their shares of Common Stock to elect one Participant nominated by the Participants and acceptable to the Cameron Affiliates to the Board of Directors of the Company. In addition, in the event of (i) any proposed capital reorganization of the Company, (ii) any reclassification or recapitalization of the Company, (iii) any transfer of all or substantially all of the assets of the Company, (iv) any consolidation or merger involving the Company and any other person, (v) any dissolution, liquidation or winding-up of the Company, or (vi) any material transaction affecting the capital stock of the Company which is not in the ordinary course of business and which is required by the laws of Delaware to be submitted to a vote of the stockholders of the Company, the Participants agreed to vote their shares of Common Stock in the same manner as the Cameron Affiliates.


     In addition, pursuant to the Stockholders' Agreement, in the event that certain Participants die or become disabled (the "Non-Electing Participants"), the Company will have the right to purchase all of the shares of Common Stock of such Participants. Upon death or disability, the Non-Electing Participants and their legal representatives will have the right to require the Company to purchase all of their shares of Common Stock. The per share price to be paid by the Company shall equal the greater of the Original Purchase Price (as defined below) or the Share Value (as defined below). As of December 10, 1998, the Non-Electing Participants total six individuals who collectively own 759,336 shares of Common Stock. The Company has obtained an insurance policy that would cover the purchase price of such shares in the event of the exercise of such put options. The Company will have the right to purchase shares of Common Stock if other Participants, including John McKenna and David Csira ("Plan 2 Participants"), are terminated for any reason. If a Plan 2 Participant's employment is terminated for cause, the per share value shall equal the lesser of Original Purchase Price and the Book Value (as defined below) and if for any other reason, shall equal the Book Value. If the Company is not able to pay for a Participant's shares of Common Stock in cash, the Company must assign its rights to the Cameron Affiliates. The Company waived its right to purchase the shares of Common Stock held by Mr. Csira following the termination of his employment with the Company.


     "Share Value" shall mean the amount determined by multiplying (a) the net income of the Company on a consolidated basis for the four most recent fiscal quarters of the Company immediately preceding the date of the termination of the Plan 1 Participant's employment, as shown on the financial statements of the Company, determined in accordance with GAAP, by (b) the Earnings Multiple, and dividing the product so obtained by the number of shares of Common Stock issued and outstanding on a fully diluted basis. "Earnings Multiple" shall mean the arithmetic average of the "price to earnings ratio" of each of certain publicly traded companies as reported in composite transactions in the Wall Street Journal on the last day of each of the six calendar months immediately preceding the date of repurchase of such Common Stock. "Original Purchase Price" shall mean the original purchase price paid for the Original Shares, as adjusted for stock dividends. "Book Value" shall mean the book value of a share of Common Stock as of the end of the most recent fiscal year.

     The Stockholders' Agreement will terminate upon the consummation of a public offering; provided, that the voting provisions shall terminate upon the earlier of (a) the consummation of a public offering or (b) December 10, 2000, and provided, further, that certain provisions relating to the Company's right to repurchase a Participant's shares of Common Stock shall terminate upon the earlier of (x) the consummation of a public offering or (y) a change of control. A "change of control" is defined as an event in which the Cameron Affiliates no longer own voting securities of the Company entitled to cast a majority of votes for election of the Board of Directors of the Company.

  IBMCC Financing


     The Company has financed a significant portion of its working capital needs under the IBMCC Financing Agreement. IBMCC is the beneficial owner of more than 5% of the outstanding capital stock of the Company. The IBMCC Financing Agreement provides for borrowings under the IBMCC Working Capital Line of Credit of up to $525.0 million, of which $77.4 million was owed to IBMCC on a non-interest bearing basis and was classified as accounts payable on the Company's consolidated balance sheet and $216.4 million was owed to IBMCC on an interest bearing basis and was classified as notes payable, in each case as of September 27, 1998. The amount of available borrowings under the IBMCC Financing Agreement may be adjusted upwards for higher seasonal purchasing requirements and may be reduced or terminated by IBMCC upon 60 days, prior written notice. The IBMCC Working Capital Line of Credit expires on July 1, 2001. Amounts outstanding under the IBMCC Working Capital Line of Credit bear interest at LIBOR plus 2.60% (8.13% at January 1, 1999). Such rate is subject to increase or decrease depending on the Company's financial performance. The IBMCC Working Capital Line of Credit is secured by certain inventory, accounts receivable and certain intellectual property.



     In connection with the Company's acquisition of Random Access in September 1995, the IBMCC Financing Agreement was amended to provide for the IBMCC Long-Term Loan in the original principal amount of $20 million. The IBMCC Long-Term Loan is required to remain outstanding unless there are no outstanding interest bearing advances under the IBMCC Financing Agreement. The IBMCC Financing Agreement was further amended in December 1996 and July 1997 to provide for the Short-Term Loan in the original principal amount of $55 million and the Special Working Capital Advance in the original principal amount of $20 million. The December 1996 and July 1997 amendments, as well as amendments made in July and December of 1998, included favorable revisions to the financial covenant requirements and the payment schedule for the Company, including agreements to waive all financial covenant defaults pertaining to Fiscal 1997. The Short-Term Loan has been repaid in full. In addition, the IBMCC Long-Term Loan and the Special Working Capital Advance were repaid in full on July 29, 1998.



     The IBMCC Financing Agreement provides that if Dort A. Cameron III ceases to own and/or control at least 35% of the issued and outstanding capital stock of the Company, the Company will be deemed to be in default. In connection with the financing arrangement, Mr. Cameron has granted to IBMCC an option to acquire 1,851,850 shares of Common Stock held by him. The option is immediately exercisable at a price of $.02 per share and expires July 15, 2001. IBMCC holds a warrant to purchase up to 333,350 shares of the Company's Common Stock which was committed to by ENTEX Holdings in August 1993 and issued in November 1994 in connection with a settlement of a dispute between International Business Machines Corporation, JWPIS and ENTEX Holdings. In connection with the restructuring of indebtedness under the IBMCC Financing Agreement in December 1996, Mr. Cameron, Mr. McKenna and ENTEX Associates, L.P. have pledged the Common Stock held by each to IBMCC as additional collateral. The pledges of Mr. Cameron, ENTEX Associates and Mr. McKenna were released in connection with the Old Notes Offering, subject to repledge under certain conditions. In connection with an amendment to the IBMCC Financing Agreement on July 15, 1997 the Company entered into a warrant agreement pursuant to which IBMCC was issued warrants to acquire up to 250,855 shares of Common Stock. All warrants issued to IBMCC under the warrant agreement may be exercised at any time prior to July 31, 2004 at an exercise price of $7.55. In addition, under the warrant agreement, IBMCC was granted the right to sell the Common Stock issuable upon exercise of the warrants (the "Warrant Shares") along with any sale of Common Stock representing more than 20% of the capital stock of the Company held by the Cameron Affiliates. Mr. Cameron has a right to require IBMCC to sell the Warrant Shares along with any sale of Common Stock representing 50% or more of the capital stock of the Company by the Cameron Affiliates. IBMCC was also granted certain demand and piggyback registration rights for the Warrant Shares. See
"Business -- Business Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 7 of the notes to the Company's consolidated financial statements.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of December 10, 1998 for (i) each person or entity who is known by the Company to beneficially own five percent or more of the outstanding Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Officers, and (iv) all directors and executive officers of the Company as a group and has been adjusted for stock dividends:



                                                               SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              ---------------------
NAME OF GROUP OR BENEFICIAL OWNERS                              NUMBER      PERCENT
----------------------------------                            ----------    -------
Dort A. Cameron III(2)......................................  24,227,392    74.4%
  c/o Entex Information Services, Inc.
  Six International Drive
  Rye Brook, NY 10573
IBM Credit Corporation(3)...................................   2,436,055      7.4
  1133 Westchester Avenue
  White Plains, NY 10604
John A. McKenna, Jr.(4)(5)..................................   1,519,764      4.6
Kenneth Ghazey(6)...........................................     576,000      1.7
Dale H. Allardyce(7)........................................     313,999      1.0
David J. Csira(5)(8)(9).....................................     264,330        *
John F. Lyons(10)...........................................     125,417        *
Richard Nathanson(11).......................................      93,697        *
R. Randolph Devening(12)....................................      71,315        *
Linwood A. (Chip) Lacy, Jr.(13).............................      74,051        *
Frank W. Miller(14).........................................      46,264        *
All directors and executive officers as a group (15
  persons)(15)..............................................  27,456,063    79.9%
                                                              ==========     ====


---------------
   *  Less than 1%


 (1) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 10, 1998, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table, pursuant to the Stockholders' Agreement and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. See "Risk Factors -- Control by Principal Stockholders."



 (2) Includes 21,407,739 shares of Common Stock registered in the name of ENTEX Associates L.P. Dort A. Cameron III is the sole stockholder of the Putnam Group, Inc., the general partner of ENTEX Associates L.P. Includes 150,000 shares of Common Stock owned by Mr. Cameron which are subject to an option exercisable within 60 days of December 10, 1998. Includes 1,851,850 shares of Common Stock owned by Mr. Cameron which are subject to an immediately exercisable option to purchase such shares which Mr. Cameron granted to IBMCC.


 (3) Includes 1,851,850 shares of Common Stock owned by Mr. Cameron which are subject to an option immediately exercisable by IBMCC to purchase such shares and 584,205 shares of Common Stock subject to an immediately exercisable warrant.


 (4) Includes 877,560 shares of Common Stock owned by Mr. McKenna which are subject to an option exercisable within 60 days of December 10, 1998. Excludes unvested options to purchase 847,560 shares of Common Stock.

 (5) Pursuant to the Stockholders' Agreement, in the event that Mr. McKenna's or Mr. Csira's employment is terminated for any reason, the Company has the right to purchase all shares of Common Stock owned by him. If the Company is unable to purchase such shares in cash, Mr. Cameron or his affiliates will have a right to purchase such shares. The Company waived its right to purchase the shares of Common Stock held by Mr. Csira following the termination of his employment with the Company. See "Risk
     Factors -- Control by Principal Stockholders."


 (6) Includes 576,000 shares of Common Stock owned by Mr. Ghazey which are subject to an option exercisable within 60 days of December 10, 1998.



 (7) Includes 25,000 shares of Common Stock owned by Mr. Allardyce which are subject to an option exercisable within 60 days of December 10, 1998. Mr. Allardyce resigned effective December 31, 1998.



 (8) Includes 71,665 shares of Common Stock owned by Mr. Csira which are subject to an option exercisable within 60 days of December 10, 1998.


 (9) Mr. Csira resigned in May 1998.


(10) Includes 5,000 shares of Common Stock currently owned by Mr. Lyons which are subject to an option exercisable within 60 days of December 10, 1998.



(11) Includes 93,697 shares of Common Stock currently owned by Mr. Nathanson which are subject to an option exercisable within 60 days of December 10, 1998.



(12) Includes 50,000 shares of Common Stock owned by Mr. Devening which are subject to an option exercisable within 60 days of December 10, 1998.



(13) Includes 50,000 shares of Common Stock owned by Mr. Lacy which are subject to an option exercisable within 60 days of December 10, 1998.



(14) Includes 25,000 shares of Common Stock owned by Mr. Miller which are subject to an option exercisable within 60 days of December 10, 1998.



(15) Includes 1,994,922 shares of Common Stock which are subject to options exercisable within 60 days of December 10, 1998.

                       DESCRIPTION OF OTHER INDEBTEDNESS

     Set forth below is a brief description of certain indebtedness that will remain outstanding upon the completion of the Offering.

IBM CREDIT CORPORATION


     The Company is a borrower under the IBMCC Financing Agreement which provides for the IBMCC Working Capital Line of Credit of up to $525.0 million, of which the interest bearing portion was $216.4 million and the non-interest bearing portion was $77.4 million, in each case as of September 27, 1998. The amount of the interest bearing portion available borrowings under this line of credit may be adjusted upwards for higher seasonal purchasing requirements, and may be reduced or terminated by IBMCC upon 60 days prior written notice. Approximately $63.9 million of the net proceeds from the Old Notes Offering was used to repay amounts outstanding under the IBMCC Working Capital Line of Credit.



     IBMCC has been the Company's principal working capital lender since the Company's formation in August 1993. The IBMCC Working Capital Line of Credit has been renewed annually since that time. In connection with the Old Notes Offering, on July 29, 1998 IBMCC agreed to extend the expiration date of the IBMCC Working Capital Line of Credit to July 1, 2001. Prior to July 29, 1998, amounts outstanding under the IBMCC Working Capital Line of Credit bore interest at the prime rate plus 0.50%. On July 29, 1998, the Company renegotiated this agreement which resulted in a reduction in the financing rate from the prime rate plus 0.50% to LIBOR plus 2.10%. On December 27, 1998, the agreement was again renegotiated resulting in an increase in the financing rate from LIBOR plus 2.10% to LIBOR plus 2.60% (8.13% at January 1, 1999). Such rate is subject to increase or decrease depending on the Company's financial performance.



     The IBMCC Financing Agreement provides that if Dort A. Cameron III ceases to own and/or control at least 35% of the issued and outstanding capital stock of the Company, the Company will be deemed to be in default under the IBMCC Financing Agreement. The IBMCC Working Capital Line of Credit contains a number of significant covenants that, among other things, restrict the ability of the Company to (i) declare dividends or redeem or repurchase capital stock, (ii) prepay, redeem or purchase debt, including the Notes, (iii) incur liens and engage in sale-leaseback transactions, (iv) make loans and investments, (v) incur additional indebtedness, (vi) amend or otherwise alter debt and other material agreements, (vii) make capital expenditures, (viii) engage in mergers, acquisitions and asset sales, (ix) enter into transactions with affiliates and
(x) alter the business it conducts. The indebtedness outstanding under the IBMCC Working Capital Line of Credit is guaranteed by three of the Company's domestic subsidiaries and is secured by a first priority lien on the inventory and accounts receivable (excluding inventory pledged to FINOVA and inventory subject to a purchase money security interest in favor of HP in which IBMCC has a second priority lien) and certain intellectual property of the Company and such guarantor subsidiaries. Mr. Cameron, ENTEX Associates and John A. McKenna, Jr., the Company's President and Chief Executive Officer, pledged the shares of Common Stock held by each of them as additional collateral. In connection with the Old Notes Offering, the pledge of such shares was released, subject to repledge under certain conditions. In addition, under the IBMCC Working Capital Line of Credit, the Company is also required to comply with financial covenants with respect to (i) ratio of current assets to current liabilities, (ii) ratio of EBITDA for the fiscal year-to-date to interest expense for the fiscal year-to-date and (iii) tangible net worth.


     The IBMCC Financing Agreement contains customary representations and warranties as well as conditions precedent to advances, including the lack of any defaults and the continued accuracy of the Company's representations and warranties. Events of default under the IBMCC Financing Agreement include those usual and customary for agreements of this type including, among other things, default in the payment of principal and interest, material breaches of representations and warranties, certain events of bankruptcy or insolvency, and failure to comply with covenants and other obligations in the agreement. Upon the occurrence and continuance of an event of default, IBMCC can terminate the IBMCC Financing Agreement and declare the outstanding advances due and payable.

FINOVA CAPITAL CORPORATION


     The FINOVA Inventory Line of Credit provides for borrowings of up to $110 million and is secured primarily by the Company's inventory financed by FINOVA. Amounts outstanding under this line of credit bear interest only in the event that payments extend beyond the terms for the inventory which is financed. During Fiscal 1998 and for the three months ended September 27, 1998, the Company paid no interest for borrowings under this line of credit. At September 27, 1998, $46.6 million was outstanding under the FINOVA Inventory Line of Credit, all of which was non-interest bearing and was classified as accounts payable on the Company's consolidated balance sheet.


OTHER INDEBTEDNESS


     In addition, as of September 27, 1998, the Company had other outstanding long-term indebtedness consisting primarily of (a) $6.9 million owed to Microsoft Corporation with self-amortizing principal payments through June 21, 2002, with interest payments at 4% per annum in each of the first two annual payments and 6% per annum thereafter, (b) $4.3 million of a self-amortizing mortgage loan for the Erlanger, Kentucky integration center which bears interest at 8.75% and is due February 2007 and (c) the Junior Subordinated Debentures discounted to yield 20% including cash interest payments at a rate of 5.5% per annum that will accrete to their face value of $43.1 million by their due date of March 1, 2007.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF EXCHANGE OFFER

     The Old Notes were sold by the Company on July 29, 1998 to the Initial Purchasers, who placed the Old Notes with certain institutional investors. In connection therewith, the Company and the Initial Purchasers entered into the Registration Rights Agreement, pursuant to which the Company agreed, for the benefit of the holders of the Old Notes, that the Company would, at its sole cost, (i) within 120 days following the original issuance of the Old Notes, file with the Commission the Exchange Offer Registration Statement (of which this Prospectus is a part) under the Securities Act with respect to an issue of a series of new notes of the Company identical in all material respects to the series of Old Notes and (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 180 days following the original issuance of the Old Notes. Upon the effectiveness of the Exchange Offer Registration Statement (of which this Prospectus is a part), the Company will offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, to be issued without a restrictive legend and which may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. The term "holder" with respect to any Note means any person in whose name such Note is registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

TERMS OF THE EXCHANGE OFFER


     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes that are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on                , 1999; provided, however, that if the
Company, in its sole discretion, has extended the period of time during which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.



     As of the date of this Prospectus, $100,000,000 aggregate principal amount of Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about                , 1999, to all
holders of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain customary conditions as set forth below under "-- Certain Conditions to the Exchange Offer."


     The Company expressly reserves the right, at any time and from time to time, to extend the period of time during which the Exchange Offer is open, and thereby to delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders of the Old Notes as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     Old Notes tendered in the Exchange Offer must be in denominations of $1,000 or any integral multiple thereof.

     The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions to the Exchange Offer specified below under "-- Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

     Only a registered holder of Old Notes may tender such Old Notes in the Exchange Offer. The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Marine Midland Bank (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner of Old Notes whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such beneficial owner's Old Notes, either make appropriate arrangements to register ownership of such Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "-- Withdrawal of Tenders"), as the case may be, must be guaranteed (see "-- Guaranteed Delivery Procedures") unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guaranties must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by or be accompanied by a written instrument or instruments of transfer or exchange in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder exactly as the name or names of the registered holder or holders appear on the Old Notes with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes not properly tendered or the acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation by the Company of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. None of the Company, the Exchange Agent or any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     By tendering Old Notes for exchange, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to engage or participate in a distribution of the New Notes. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or is engaged in or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of such New Notes to be acquired pursuant to the Exchange Offer, such holder or any such other person (i) may not rely on the applicable interpretation of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company will be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid, from July 29, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes otherwise payable on any interest payment date for which the record date occurs on or after consummation of the Exchange Offer. Old Notes not tendered or not accepted for exchange will continue to accrue interest from and after the date of consummation of the Exchange Offer.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must in any case, be transmitted to and received by the Exchange Agent at the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to 5:00 P.M., New York City time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of the Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteed that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution in which case such guarantee will not be required. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, and subject to its obligations pursuant to the Registration Rights Agreement, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes, and may terminate or amend the Exchange Offer, if, at any time before the acceptance of such New Notes for exchange, any of the following events shall occur:

          (a) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer;


          (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company;



          (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company;



          (d) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or


          (e) the Exchange Offer will violate any applicable law or any applicable interpretation of the staff of the Commission.


     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened by the Commission or in effect with respect to the Registration Statement of which this Prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

     The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

     Marine Midland Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of

Transmittal and requests or Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  By Registered or Certified Mail:          By Overnight Courier:                       By Hand:
        MARINE MIDLAND BANK                  MARINE MIDLAND BANK                  MARINE MIDLAND BANK
       140 Broadway, Level A                140 Broadway, Level A                140 Broadway, Level A
   New York, New York 10005-1180        New York, New York 10005-1180        New York, New York 10005-1180
     Attention: Corporate Trust           Attention: Corporate Trust
              Operations                          Operations
                                                By Facsimile:
                                       (for Eligible Institutions only)
                                                (212) 658-2292

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

RESALES OF THE NEW NOTES


     Based on interpretations by the staff of the Commission as set forth in Exxon Capital Holdings Corporation (avail. April 13, 1989), Morgan Stanley & Co. Incorporated (avail. June 5, 1991) and Shearman & Sterling (avail. July 2, 1993) and other no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. The Company has not requested or obtained, and does not intend to seek, an interpretive letter from the staff of the Commission with respect to this Exchange Offer, and the Company and the holders are not entitled to rely on interpretive advice provided by the staff of the Commission to other persons, which advice was based on the facts and conditions represented in such letters. Although there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission set forth in the above no-action and interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available


     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 180 days following the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Under the Registration Rights Agreement, the Company is required to allow such broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Notes.

FEES AND EXPENSES

     The expenses of soliciting tenders of Old Notes will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include, among others, fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes must accompany the tender of Old Notes.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

REGULATORY APPROVALS

     The Company does not believe that the receipt of any material federal or state regulatory approvals will be necessary in connection with the Exchange Offer.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

OTHER

     Participation in the Exchange Offer is voluntary and holders of Old Notes should carefully consider whether to accept the terms and conditions thereof. Holder of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of the Exchange Offer, the Company will have fulfilled a covenant contained in the terms of the Old Notes and the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for such rights under the Registration Rights Agreement (including rights to receive Additional Interest) which by their terms terminate or cease to have further effect as a result of the making and consummation of the Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture and the Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for any remaining Old Notes could be adversely affected. See "Risk
Factors -- Consequences of Failure to Exchange."

                            DESCRIPTION OF THE NOTES

     The Old Notes were, and the New Notes will be, issued under an Indenture, dated as of July 29, 1998 (the "Indenture"), among the Company, the Guarantors and Marine Midland Bank, as Trustee (the "Trustee"). The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate thereon under certain circumstances described in the Registration Rights Agreement, the provisions of which will terminate upon the consummation of the Exchange Offer. The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the TIA) and the Notes.

     A copy of the form of Indenture may be obtained from the Company by any holder or prospective investor upon request. Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference.

GENERAL

     The Notes will be limited in aggregate principal amount to $100,000,000. The Notes will be general unsecured obligations of the Company, subordinate in right of payment to all existing and future Senior Indebtedness of the Company, senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu in right of payment with all future senior subordinated Indebtedness of the Company.

     The Notes will be unconditionally guaranteed, on an unsecured senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by the Guarantors.

MATURITY, INTEREST AND PRINCIPAL

     The Notes will mature on August 1, 2006. The Notes will bear interest at a rate of 12 1/2% per annum from the date of original issuance of the Old Notes until maturity. Interest is payable semi-annually in arrears on February 1 and August 1, commencing February 1, 1999, to holders of record of the Notes at the close of business on the immediately preceding January 15 and July 15, respectively. Interest on the Notes will be paid on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

     The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 1, 2003 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued interest to the redemption date, if redeemed during the twelve-month period beginning on August 1 of each year listed below:

YEAR                                                        PERCENTAGE
----                                                        ----------
2003......................................................   106.250%
2004......................................................   103.125%
2005 and thereafter.......................................   100.000%

     Notwithstanding the foregoing, upon a Change of Control on or prior to August 1, 2000, the Company, at its option, may redeem all but not less than all of the Notes outstanding at a redemption price equal to 112.5% of the aggregate principal amount of the Notes so redeemed plus accrued interest to the date of redemption. In addition, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes at any time and from time to time prior to August 1, 2000 at a redemption price equal to 112.5% of the aggregate principal amount so redeemed plus accrued interest to the redemption date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least $65.0 million of the original principal amount of the Notes remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

     In the event of redemption of fewer than all of the Notes, the Trustee shall select by lot or in such other manner as it shall deem fair and equitable the Notes to be redeemed. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, made by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

SUBORDINATION


     The indebtedness represented by the Notes is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Indebtedness of the Company. As of September 27, 1998, the principal amount of outstanding Indebtedness which was Senior Indebtedness was approximately $229.2 million. In addition, certain other amounts due under the Credit Facility as of such date would have constituted Senior Indebtedness. See Note (1) to "Capitalization" for non-interest bearing amounts due to IBMCC and FINOVA as of such date.


     In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under "-- Merger, Consolidation or Sale of Assets") (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Senior Indebtedness will be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Indebtedness before the holders of the Notes are entitled to receive or retain any payment or distribution of any kind (other than a payment or distribution in the form of Permitted Junior Securities) on account of the Notes. In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness is paid and satisfied in full in cash, then such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) will be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness. By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than other creditors of the Company, and creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover more, ratably, than the holders of the Notes.

     No payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) of any assets or securities of the Company or any Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption, defeasance or other acquisition of any Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the Notes following the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

     Upon the occurrence of a Non-Payment Event of Default, no payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) of any assets or securities of the Company or any Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption, defeasance or other acquisition of any Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the Notes for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from an authorized Person on behalf of the holders of Designated Senior Indebtedness of the Company (the "Authorized Person") of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (w) more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) or such Designated Senior Indebtedness shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Authorized Person, after which, in the case of clause (w),
(x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provisions of the Indenture, in no event shall a Payment Blockage Period commenced in accordance with the provisions of the Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of the Indenture, no event of default with respect to Designated Senior Indebtedness (other than a Payment Default) which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by an Authorized Person shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by an Authorized Person, whether or not within the Initial Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.


     Each Guarantee will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the Credit Facility (including any guarantee thereof), and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness. As of September 27, 1998, the Guarantors had approximately $229.2 million of Guarantor Senior Indebtedness (excluding guarantees of Senior Indebtedness).


     If the Company or any Guarantor fails to make any payment on the Notes or any Guarantee when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default."

     A holder of Notes by his acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

CERTAIN COVENANTS

     The Indenture will contain, among others, the following covenants.

  Limitation on Additional Indebtedness

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided, that the Company and any Guarantor may incur Indebtedness if (i) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Fixed Charge Coverage Ratio (determined on a pro forma basis) is at least 2.0 to 1, if such Indebtedness is incurred on or prior to August 1, 2000, and 2.5 to 1 if such Indebtedness is incurred thereafter, and (ii) no Triggering Default Event shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness. For purposes of computing the Fixed Charge Coverage Ratio, (A) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition (by way of merger, consolidation or otherwise) of any Person, business, property or assets (an "Acquisition") or Indebtedness of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction or redesignation had occurred at the beginning of the four-quarter period used to make such calculation) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness and the inclusion in the Company's EBITDA of the EBITDA of the acquired Person, business, property or assets or redesignated Subsidiary, (B) if any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account on a pro forma basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months), (y) bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate and (z) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period, (C) the Fixed Charge Coverage Ratio shall not take into account Permitted Indebtedness that is incurred at the same time as Indebtedness under this paragraph, (D) for any quarter included in the calculation of such ratio prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any Acquisition was effected, by the Company or any Restricted Subsidiary, such calculation shall be made on a pro forma basis, giving effect to each Asset Sale, incurrence of Indebtedness or Acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation and (E) for any quarter prior to the date hereof included in the calculation of such ratio, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Notes and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

     Notwithstanding the foregoing, (i) the Company and its Restricted Subsidiaries may incur Permitted Indebtedness, without meeting the Indebtedness incurrence provisions of the preceding paragraph, and (ii) neither the Company nor any of its Restricted Subsidiaries may incur Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

  Limitation on Restricted Payments

     The Company will not make, and will not permit any Restricted Subsidiary to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Triggering Default Event shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

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

          (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "-- Limitation on Additional Indebtedness"; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) $10.0 million plus (2)(i) 50% of the cumulative Consolidated Net Income of the Company subsequent to March 31, 1998 (or minus 100% of any cumulative deficit in Consolidated Net Income during such period); (ii) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Restricted Subsidiary) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be;
     (iii) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; and (iv) in the event Capital Stock of an Unrestricted Subsidiary is paid as a dividend or other distribution or payment on Capital Stock of the Company, the lesser of an amount equal to any Investment in such Unrestricted Subsidiary which constituted a Restricted Payment made after the Issue Date or the fair market value of the Capital Stock so dividend or distributed. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     The provisions of this covenant will not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture; (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock);
(iii) the repurchase, redemption or other acquisition or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Restricted Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness subordinated to the Notes being redeemed or retired; (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of other shares of Disqualified Capital Stock; (v) the mandatory repurchase of Capital Stock of the Company by the Company upon the death or disability of certain current and former employees of the Company pursuant to the terms of Section 5(c) of the Stockholders' Agreement, as amended and in effect on the Issue Date;
(vi) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any of the Company's (or any of its Subsidiaries') current or former employees; provided, that the aggregate price paid pursuant to this clause (vi) for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $2.0 million; (vii) any Investment made with the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Disqualified Capital Stock); and (viii) the purchase, repurchase, redemption or other acquisition or retirement for value of Junior Subordinated Debentures (each, a "repurchase") which would otherwise constitute a Restricted Payment; provided that the aggregate amount expended in connection with repurchases under this clause (viii) may not exceed the excess of $4.1 million over the aggregate amount expended in connection with repurchases under this clause (viii) with respect to Junior Subordinated Debentures that are subsequently applied to repay the Junior Subordinated Debentures in accordance with their terms; provided, that, for purposes of determining whether Restricted Payments can be made pursuant to the previous paragraph, all payments made pursuant to clauses (i),
(v) (net of any amounts received by the Company from insuring the lives of current or former employees), (vi) and (vii) of this paragraph will reduce the amount that would otherwise be available for such Restricted Payments and payments made pursuant to the other clauses of this paragraph shall not so reduce the amount available for Restricted Payments.

     Not later than the date of making any Restricted Payment which may only be made pursuant to subclause (c) above, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements, and that no Triggering Default Event exists and is continuing and no Triggering Default Event will occur immediately after giving effect to such Restricted Payment.

  Limitation on Other Senior Subordinated Debt

     The Company will not, and will not permit any Guarantor, to incur any Indebtedness that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or any Guarantor Senior Indebtedness of such Guarantor, as the case may be, and (ii) senior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Notes or any of the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, at least to the same extent as the Notes and the Guarantee, as the case may be, are subordinate to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be.

  Limitations on Liens

     The Company will not, and will not permit any Restricted Subsidiary to, create, incur or otherwise cause or suffer to exist any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or such Restricted Subsidiary to secure Indebtedness which is pari passu with or subordinate in right of payment to the Notes or the Guarantees, as the case may be, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes or the Guarantees, the Notes or the Guarantees, as the case may be, are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien and (ii) if such Lien secures Indebtedness which is subordinated to the Notes or the Guarantees, such Indebtedness secured by such Lien and such Lien shall be subordinated to the Lien granted to the Holders of the Notes to the same extent as such Indebtedness is subordinated to the Notes or the Guarantees, as the case may be.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any Restricted Subsidiary or
(b) make loans or advances to the Company or any other Restricted Subsidiary or
(c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reasons of (i) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date, (ii) the Indenture, the Notes and the Guarantees,
(iii) the Credit Facility, (iv) applicable law, (v) customary nonassignment provisions in leases, (vi) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness shall not be materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (vii) customary restrictions imposed in connection with Purchase Money Indebtedness or Capital Lease Obligations permitted under the covenant entitled "-- Limitation on Incurrence of Indebtedness" as long as such customary restrictions are not materially more restrictive than those set forth in the Credit Facility on the Issue Date (except that they may impose restrictions on the transfer of the asset so financed), (viii) restrictions in agreements with Persons acquired by the Company or any Restricted Subsidiary which do not extend to

Property or assets other than the Property or assets of such Persons, (ix) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages or (x) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

  Limitation on Transactions with Affiliates

     The Company will not, and will permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any Restricted Subsidiaries owns a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly Owned Subsidiaries or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a fair market value in excess of $1.0 million which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a fair market value in excess of $5.0 million which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction to the Company or a Restricted Subsidiary from a financial point of view from an independent investment banking, accounting or appraisal firm.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "-- Limitation on Restricted Payments", (ii) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Board of Directors of the Company, (iii) any agreement as in effect as of the Issue Date or any amendment, modification or replacement thereof or any transaction contemplated thereby so long as any such amendment, modification or replacement is not more disadvantageous to the holders of the Notes in any material respect than the original agreement or transaction as in effect on the Issue Date, (iv) the payment to Airlie Enterprises L.L.C. of an overhead allocation fee of $15,000 per month and (v) the payment to Knowledge Alliance on an annual basis in connection with the training of Company employees of an amount not to exceed the expenses incurred by the Company during its fiscal year ended June 28, 1998 in connection with the comparable training of Company employees.

  Limitation on Certain Asset Sales

     The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof; (ii) not less than 75% of the consideration received by the Company and its Restricted Subsidiaries is in the form of cash or Temporary Cash Investments; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt under any then existing Senior Indebtedness or Guarantor Senior Indebtedness within 365 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment results in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or Restricted Subsidiary as conducted at the time of such

Asset Sale, provided that such investment occurs on or prior to the 365th day following receipt of such Asset Sale Proceeds (the "Reinvestment Date"); and (c) third, if on the Reinvestment Date the Available Asset Sale Proceeds with respect to any Asset Sale exceed $5.0 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to purchase the Notes (which offer may, at the option of the Company, also be made on a pro rata basis to holders of all other Indebtedness of the Company ranking pari passu with the Notes or the Guarantees), at a purchase price (in the case of the Notes) in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes. Pending the final application of any such Asset Sale Proceeds in accordance with this paragraph, the Company or such Restricted Subsidiary may invest such Asset Sale Proceeds in any manner not prohibited by the Indenture including, without limitation, the temporary repayment of Indebtedness.

     If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to purchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes.

  Limitation on Capital Stock of Restricted Subsidiaries

     The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of any Restricted Subsidiary (other than under the Credit Facility, under the terms of any Designated Senior Indebtedness or, in the case of any Person which becomes a Restricted Subsidiary after the Issue Date, a pledge of the Capital Stock of such Person in connection with the financing of such acquisition) or (ii) permit any Restricted Subsidiary to issue any Capital Stock, other than directors qualifying shares or to the Company or to a Wholly Owned Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with "-- Limitation on Certain Asset Sales" or any Restricted Payment that is not prohibited by the provisions described under "-- Limitation on Restricted Payments."

  Payments for Consent

     Neither the Company nor any Restricted Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

  Additional Guarantees

     If the Company or any of its Restricted Subsidiaries acquires, creates, organizes or designates a domestic Restricted Subsidiary, the fair market value of which exceeds $25,000, then such newly acquired, created, organized or designated domestic Restricted Subsidiary shall, within 30 days after the date of its acquisition, creation, organization or designation, (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such domestic Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such domestic Restricted Subsidiary, subject to normal exceptions. Thereafter, such domestic Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

  Change of Control Offer

     Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued interest to the Change of Control Payment Date (as hereinafter defined) (such purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

     Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased;

          (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The Indenture requires that if the Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all obligations under or in respect of the Credit Facility or offer to repay in full all obligations under or in respect of the Credit Facility and repay the obligations under or in respect of the Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the Credit Facility to permit the purchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (iii) under "-- Events of Default" below if not cured within 60 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the obligations under or in respect of the Credit Facility or obtain requisite consents under the Credit Facility. Failure by the Company to make a Change of Control Offer when required by the Indenture constitutes a default under the Indenture and, if not cured within 60 days after notice, constitutes an Event of Default.

     The Indenture provides that, (A) if the Company or any Restricted Subsidiary has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Restricted Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of Notes properly tendered pursuant to a Change of Control Offer in the event of a Change of Control under the Indenture.

     In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such purchase.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company will not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "-- Certain Covenants -- Limitation on Additional Indebtedness," provided that a Person that is a Restricted Subsidiary may merge into the Company or another Person that is a Restricted Subsidiary without complying with this clause (iii). Notwithstanding the foregoing, in no event need clause (i) of the preceding sentence be complied with in the event of a transfer, through merger or otherwise, of the Company's Product Business; however, in the event such Product Business constitutes all or substantially all of the Company's assets, clauses (ii) and (iii) of the preceding sentence must be complied with in the event of such a transfer.

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

     The Company will not permit any Guarantor to consolidate with, merge with and into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or series of related transactions) to, any Person unless: (i) the transaction complies with "-- Limitation on Certain Asset Sales", or (ii)(A) the Person into or to which such Guarantor consolidates, merges or transfers its assets is (x) the Company or a Guarantor or (y) a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of such Guarantor under its Guarantee and the Indenture, (B) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (C) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "-- Limitation on Additional Indebtedness."

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the Properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the Properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the assets of the Company. In addition, the phrase "all or substantially all" of the assets of the Company will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company or any Restricted Subsidiary has occurred.

GUARANTEES


     The Notes are unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors. The obligations of the Guarantors on their respective Guarantees are joint and several. All payments pursuant to the Guarantee by a Guarantor are subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor, to the same extent and in the same manner that all payments pursuant to the Notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company.


     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantor Senior Indebtedness of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Capital Stock is sold, in each case in a transaction in compliance with the covenant described under "-- Certain Covenants -- Limitation on Certain Asset Sales," or all of its Capital Stock is disposed of in a Restricted Payment that is not prohibited by the provisions described under "-- Certain
Covenants -- Limitation on Restricted Payments" or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with "-- Merger, Consolidation or Sale of Assets," and such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

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

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) default in payment of any principal of, or premium, if any, on the Notes;

          (ii) default for 30 days in payment of any interest on the Notes;

          (iii) default by the Company or any Guarantor in the observance or performance of any other covenant in the Notes or the Indenture for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

          (iv) failure to pay when due (within the grace period provided in such Indebtedness) principal, interest or premium in an aggregate amount of $10.0 million or more with respect to any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of any such Indebtedness aggregating $10.0 million or more, which default or acceleration shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or such acceleration shall not be rescinded or annulled within 20 days after written notice;

          (v) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10.0 million shall be rendered against the Company or any Restricted Subsidiary (other than a judgment or portion thereof as to which an insurance company of national reputation has accepted full liability) and shall not be discharged or fully bonded for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

          (vi) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary thereof.

     The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal of, premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

     The Indenture will provide that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and (i) such amounts with respect to the Notes shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Credit Facility, such amounts with respect to the Notes shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Credit Facility or five business days after receipt by the Company and the representative of the holders of Senior Indebtedness under or in respect of the Credit Facility of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company shall occur, the principal, premium and interest with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture, the Notes or the Guarantees and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("defeasance") and to have the Guarantors released from any and all obligations with respect to the Guarantees or (b) to be released from its obligations with respect to the Notes under certain covenants contained in the Indenture and described above under "-- Certain Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or United States Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) in the case of defeasance, describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service to the effect that, and in the case of covenant defeasance, stating that, holders of the Notes or Persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

MODIFICATION OF INDENTURE

     From time to time, the Company, the Guarantors and the Trustee may, without the consent of holders of the Notes, amend the Indenture, the Notes or the Guarantees or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture or the Notes, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Notes, (ii) reduce the rate of or change the time for payment of interest on any Note, (iii) reduce the principal of or premium on or change the stated maturity of any Note, (iv) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York, (v) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes, or change the time before which no such redemption may be made, (vi) waive a default in the payment of the principal of, interest on, or redemption payment with respect, to any Note, (vii) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer, in each case after such obligation has arisen, or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers, (viii) modify or change any provision of the Indenture affecting the ranking of the Notes in a manner adverse to the holders of the Notes, or (ix) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby.

REPORTS TO HOLDERS

     The Indenture will provide that whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and to the holders of the Notes at the same time it is or would have been required to file them with the Commission, (i) all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q (without exhibits) if the Company were required to file such forms, including a section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K (without exhibits) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing). In addition, the Company shall furnish to the Trustee, the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act and the exhibits omitted from the information furnished pursuant to the preceding sentence, for so long as the Notes are not freely transferable under the Securities Act. The Company will also comply with the other provisions of sec. 314(a) of the Trust Indenture Act.

COMPLIANCE CERTIFICATE

     The Company will deliver to the Trustee on or before 120 days after the end of the Company's fiscal year and on or before 60 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The Trustee under the Indenture will be the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

     The Notes will be issued in a transaction exempt from registration under the Securities Act and will be subject to the restrictions on transfer described in "Notice to Investors."

     The registered holder of a Note may be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. For purposes of the covenants, the financial and other provisions of these definitions, when used with respect to the Company, shall be determined on a consolidated basis with respect to the Company and the Restricted Subsidiaries only.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Adjusted Net Assets" of any Person at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date and
(y) the present fair saleable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any Restricted Subsidiary) in any single transaction or series of related transactions having a fair market value in excess of $1 million of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary, (c) real property or (d) all or substantially all of the assets of a division, line of business or comparable business segment or part thereof of the Company or any Restricted Subsidiary, provided that Asset Sales shall not include (i) sales, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "-- Merger, Consolidation or Sale of Assets" (unless such transfer is of the Company's Product Business and clause (i) of the first paragraph under such section is not being complied with) and (iii) any Restricted Payment permitted under "Certain Covenants -- Limitation on Restricted Payments."

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c), of the first paragraph of "-- Certain Covenants -- Limitation on Certain Asset Sales.

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting or economic power of the Common Stock of the Company and/or warrants or options to acquire such Common Stock on a fully diluted basis, (ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of 35% or more of the total voting power of the Common Stock of the Company and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company,
(iii) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Company, pursuant to a transaction in which the outstanding Common Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (a)(1) the outstanding Common Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation) or is converted into or exchanged for Common Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation (the "Surviving Entity") and
(2) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total outstanding Common Stock of the Surviving Entity, or (b) the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Fixed Charges" means, with respect to any Person, for any period the sum of a Person's (i) Consolidated Interest Expense, plus (ii) the product of (x) the aggregate amount of all dividends paid on Disqualified Capital Stock of such Person or, in the case of the Company, on each series of Preferred Stock of each Restricted Subsidiary (other than dividends paid or payable in additional shares of Preferred Stock or to such Person or any of its Wholly Owned Subsidiaries) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective combined federal, state and local tax rate of such Person (expressed as a decimal), in each case, for the last four fiscal quarters for which financial statements are available.

     "Consolidated Interest Expense" means, with respect to any Person, for any period and without duplication, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, (i) imputed interest included in Capitalized Lease Obligations, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iii) net payments made in connection with Interest Rate Agreements, (iv) the interest portion of any deferred payment obligation, (v) amortization of discount or premium, if any, and (vi) all other non-cash interest expense (other than interest amortized to cost of sales)) plus all net capitalized interest for such period and all interest paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and minus (a) net payments received in connection with Interest Rate Agreements and (b) amortization of deferred financing costs and expenses.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with
GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question (other than a Guarantor) that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture) shall be excluded to the extent of such restriction or limitation,
(c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded and (d) extraordinary, unusual and non-recurring gains and losses shall be excluded.

     "Credit Facility" means collectively the IBMCC Working Capital Line of Credit, the FINOVA Inventory Line of Credit and any other agreement or arrangement with a vendor pursuant to which the Company or its Subsidiaries purchases inventory for resale as such agreements or arrangements may be amended, modified or supplemented from time to time or deferred, renewed, extended, refunded, refinanced, restructured or replaced from time to time in whole or in part, whether with the original parties or other lenders and whether provided under similar agreements or otherwise and whether prior to, at or subsequent to the termination or expiration of any such line of credit or other agreement or arrangement.

     "Designated Senior Indebtedness", as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, (i) under the Credit Facility and (ii) in an original principal amount (or committed availability) of at least $50.0 million if the instrument governing the same expressly provides that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limiting the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Restricted Subsidiary. Notwithstanding the above, Preferred Stock of the Company or any Restricted Subsidiary that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under "-- Certain
Covenants -- Change of Control Offer," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

     "domestic" with respect to any Person, shall mean a Person whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.

     "EBITDA" means, with respect to any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith.

     "Fixed Charge Coverage Ratio" of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person's last four full fiscal quarters for which financial statements are available to (ii) Consolidated Fixed Charges of such Person for such period.

     "foreign" with respect to any Person, shall mean a Person whose jurisdiction of incorporation or formation is other than the United States, any state thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with, (a) all Indebtedness and other obligations of such Guarantor under the Credit Facility,
(b) all obligations of such Guarantor with respect to any Interest Rate Agreement, (c) all obligations of such Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of such Guarantor which does not provide that it is to rank pari passu with or subordinate to the Guarantee of such Guarantor and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include (i) Indebtedness of such Guarantor to any Restricted Subsidiary, (ii) Indebtedness represented by the Guarantee of such Guarantor, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness, (iv) other than obligations referred to in clause (a) above, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) Indebtedness (other than that described in clause (a) above) incurred in violation of the Indenture.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the
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

recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any Property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons), (v) Disqualified Capital Stock of such Person or, in the case of the Company, any Restricted Subsidiary, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiary for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business or acquired as part of the assets acquired by the Company in connection with an acquisition of assets which is otherwise permitted by the terms of the Indenture), loan or capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the purchase of securities of any Person by such Person.

     "Issue Date" means the date the Old Notes are first issued by the Company and authenticated by the Trustee under the Indenture.

     "Junior Subordinated Debentures" means the 5.5% Convertible Subordinated Debentures Due 2007 of the Company.

     "Lien" means, with respect to any Property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Investment" means the excess of (i) the aggregate amount of all Investments in Unrestricted Subsidiaries or joint ventures made by the Company or any Restricted Subsidiary on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment) over (ii) the sum of (A) the aggregate amount returned in cash on or with respect to such Investments whether through interest payment, principal payments, dividends or other distributions and (B) the net cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company); provided, however, that with respect to all Investments made in an Unrestricted Subsidiary, the sum of clauses (A) and
(B) above with respect to such Investment shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in Property (valued at the fair market value thereof, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

     "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of the Company or any Subsidiary, as the case may be.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

     "Permitted Holders" means (i) Dort A. Cameron III, (ii) Mr. Cameron's spouse, children or other lineal descendants, the spouses of any of the foregoing and any probate estate of any such individual and any trust, so long as one or more of the foregoing individuals are the principal beneficiaries of such trust and (iii) any Affiliate of any of the foregoing.

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Credit Facility in an amount not to exceed the greater of (a) $440.0 million less any mandatory prepayments actually made thereunder (to the extent, in the case of payments of revolving credit indebtedness, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder or (b) the sum of
     (x) 85% of consolidated accounts receivable of the Company and the Restricted Subsidiaries and (y) 75% of consolidated inventory of the Company and the Restricted Subsidiaries;

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

          (ii) Indebtedness under the Notes, the Guarantees and the Exchange Notes and the guarantees thereof;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of the Indenture;

          (iv) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary provided that any Indebtedness of the Company and of any Guarantor to any foreign Restricted Subsidiary is subordinated, pursuant to a written agreement, to the Company's or such Guarantor's obligations under the Indenture and the Notes at least to the same extent that the Notes and the Guarantees are subordinated to Senior Indebtedness and Guarantor Senior Indebtedness, respectively;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred by the Company or any Restricted Subsidiary to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $15.0 million at any time outstanding;

          (vi) Interest Rate Agreements;

          (vii) additional Indebtedness of the Company and the Restricted Subsidiaries not to exceed $10.0 million in principal amount outstanding at any time;

          (viii) additional Indebtedness of the Company or any Restricted Subsidiary from the State of Ohio not to exceed $10.0 million in principal amount; and

          (ix) Refinancing Indebtedness.

     "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

          (i) Investments by the Company, or by a Restricted Subsidiary, in the Company or a Restricted Subsidiary;

          (ii) Temporary Cash Investments;

          (iii) Investments by the Company, or by a Restricted Subsidiary, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

          (iv) reasonable and customary loans made to employees in connection with their relocation;

          (v) an Investment that is made by the Company or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "-- Certain
     Covenants -- Limitation or Certain Asset Sales"; and

          (vi) other Investments that do not exceed $15.0 million at any time outstanding (which amount, in the case of Investments made under this clause (vi) in Unrestricted Subsidiaries and joint ventures, shall be determined based on the Net Investment in such Unrestricted Subsidiaries and joint ventures).

     "Permitted Junior Securities" means debt or equity securities of the Company or any Guarantor, as the case may be, or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent that the Notes and the Guarantees are subordinated to the payment of all Senior Indebtedness or Guarantor Senior Indebtedness of such Guarantor, as the case may be.

     "Permitted Liens" means (i) Liens on Property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any Restricted Subsidiary; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any Restricted Subsidiary, (ii) Liens securing Refinancing Indebtedness; provided that any such Lien on subordinated Indebtedness does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any Restricted Subsidiary,
(iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property and (b) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item,
(vi) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $10.0 million in the aggregate at any one time outstanding, (viii) Liens securing Interest Rate Agreements, (ix) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property, relating to such letters of credit and the products and proceeds thereof, (x) any extensions, substitutions, replacements or renewals of the foregoing, (xi) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (xii) Liens under the Credit Facility and (xiii) Liens securing Capital Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness," provided that such Lien does not extend to any Property other than that subject to the underlying lease.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entities the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Product Business" means the procurement of PC hardware, software and peripherals and related services.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Public Equity Offering" means any underwritten public offering by the Company of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such common stock pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act.

     "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance the cost (including the cost of construction) of an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or the Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that
(i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (b) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company or a Guarantor may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary of the Company.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Wholly Owned Subsidiary of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company); (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition); (iv) the making of any Investment in any Person other than a Permitted Investment; and
(v) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary; provided, however, that the term "Restricted Payment" does not include the declaration or payment of any dividend or any other distribution or payment on Capital Stock of any Restricted Subsidiary provided such dividends or other distributions or payments are made to the Company (or a Restricted Subsidiary) on a pro rata basis (and in like form) to all dividends or other distributions or payments so made to all other shareholders thereof, to the extent the Company or a Restricted Subsidiary owns shares of such series of Capital Stock. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and Property other than cash shall be valued at its fair market value.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "-- Limitation on Additional Indebtedness" covenant.

     "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness and other obligations of the Company owed to lenders under the Credit Facility, (b) all obligations of the Company with respect to any Interest Rate Agreement, (c) all obligations of the Company to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Notes and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any Restricted Subsidiary, (ii) Indebtedness represented by the Notes, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) other than obligations referred to in clause (a) above, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) Indebtedness (other than that described in clause (a) above) incurred in violation of the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act and the Exchange Act, as in effect on the Issue Date.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase, (ii) Investments in United States dollar denominated time deposits and United States dollar denominated certificates of deposit (including Eurodollar time deposits and certificates of deposit) maturing within 365 days of the date of purchase thereof issued by any United States or Canadian national, provincial or state (including the District of Columbia) banking institution having capital, surplus and undivided profits aggregating at least $250,000,000, or by any British, French, German, Japanese or Swiss national banking institution having capital, surplus and undivided profits aggregating at least $1,000,000,000, in each case that is (a) rated at least "A" by Standard & Poor's Corporation or at least "A-2" by Moody's Investors Service Inc., or (b) that is a party to the Credit Facility, (iii) Investments in commercial paper maturing within 270 days after the issuance thereof that has the highest credit rating of either of such rating agencies, (iv) Investments in readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having the highest rating obtainable from either of such rating agencies, (v) Investments in tax exempted and tax advantaged instruments including, without limitation, municipal bonds, commercial paper, auction rate preferred stock and variable rate demand obligations with the highest short-term ratings by either of such rating agencies or a long-term debt rating of AAA from Standard & Poor's Corporation, (vi) Investments in repurchase agreements and reverse repurchase agreements with institutions described in clause (ii) above that are fully secured by obligations described in clause (i) above and (vii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) through (v).

     "Triggering Default Event" means a Default or Event of Default described in clauses (i), (ii), (iv), (v) or (vi) under the captions "-- Events of Default" or any breach or violation under the covenants entitled "Merger, Consolidation or Sale of Assets," "Limitation on Additional Indebtedness," "Limitation on Restricted Payments," "Limitation on Other Senior Subordinated Debt," "Limitations on Liens," "Dividend and Other Payment Restrictions Affecting Subsidiaries," "Limitation on Transactions with Affiliates,"

"Limitation on Certain Asset Sales," "Limitation on Capital Stock of Restricted Subsidiaries," "Payments for Consent" or "Change of Control Offer."

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "-- Limitation on Restricted Payments." The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

     "Wholly Owned Subsidiary" means any Restricted Subsidiary all of the outstanding Capital Stock (other than directors' qualifying shares) of which is owned, directly or indirectly, by the Company.

                         BOOK-ENTRY; DELIVERY AND FORM

     The Old Notes were offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBS") in reliance on Rule 144A under the Securities Act ("Rule 144A Notes"). Old Notes were also be offered and sold in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S Notes").

     Rule 144A Notes were initially represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Note"). The Rule 144A Global Note was deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. Regulation S Notes were initially represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Rule 144A Global Note, the "Global Old Notes"). The Regulation S Global Note was deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of a nominee of DTC, in each case for credit to the accounts of Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL"). Except for New Notes issued in certificated form, the New Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global New Note" and, together with the Global Old Notes, the "Global Notes"). The Global New Note will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant.

     Except as set forth below, the Global New Note may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global New Note may not be exchanged for New Notes in certificated form except in the limited circumstances described below. See "-- Exchange of the Global New Note for Certificated New Notes."

     The New Notes may be presented for registration of transfer and exchange at the offices of the Registrar (as defined in the Indenture).

DEPOSITORY PROCEDURES

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

     DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global New Note, DTC will credit the accounts of exchanging Participants with portions of the principal amount of the Global New Note and (ii) ownership of such interests in the Global New Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global New Note).

     Investors in the Global New Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global New Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global New Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the New Notes, see "-- Exchange of the Global New Note for Certificated New Notes."

     EXCEPT AS DESCRIBED HEREIN, OWNERS OF INTERESTS IN THE GLOBAL NEW NOTE WILL NOT HAVE NEW NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NEW NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of (and premium, if any) and interest on the Global New Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the New Notes, including the Global New Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Initial Purchasers, the Trustee nor any agent of the Company, the Initial Purchasers or the Trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global New Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global New Note, or (ii) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the New Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global New Note for all purposes.

     Interests in the Global New Note will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account with DTC interests in the Global New Note are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under "-- Exchange of Global New Note for Certificated New Notes" occurs, DTC reserves the right to exchange the Global New Note for New Notes in certificated form and to distribute such New Notes to its Participants.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global New Note among accountholders in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company or the Trustee nor any agent of the Company or the Trustee will have any responsibility for the performance by DTC or its participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF THE GLOBAL NEW NOTE FOR CERTIFICATED NEW NOTES

     New Notes issued or transferred to institutional "accredited investors" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act who are not QIBs will be issued in registered certificated form. In addition, the Global New Note is exchangeable for definitive New Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depository for the Global New Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the New Notes in certificated form or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, certificated New Notes delivered in exchange for the Global New Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain material United States federal income tax consequences generally applicable to (i) the exchange of Old Notes for New Notes and (ii) the ownership and disposition of the New Notes. The federal income tax considerations set forth below are based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations ("Treasury Regulations"), judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"). There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been, or will be, sought on the issues discussed herein. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences discussed below. The summary is not a complete analysis or description of all potential federal tax considerations that may be relevant to, or of the actual tax effect that any of the matters described herein will have on, particular holders, and does not address state, local or other tax consequences. This summary does not address the federal income tax consequences to (a) special classes of taxpayers (such as S corporations, mutual funds, insurance companies, financial institutions, small business investment companies, foreign companies, nonresident alien individuals, regulated investment companies, real estate investment trusts, dealers in securities or currencies, broker-dealers and tax-exempt organizations) who are subject to special treatment under the federal income tax laws, (b) Holders that hold Notes as part of a position in a "straddle," or as part of a "hedging," "conversion," or other integrated investment transaction for federal income tax purposes, (c) Holders that do not hold the Notes as capital assets within the meaning of section 1221 of the Code or (d) Holders whose functional currency is not the U.S. dollar. Furthermore, estate and gift tax consequences are not discussed herein.

     As used herein, the term "U.S. Holder" means a beneficial owner of a New Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to federal income tax regardless of source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons that have the authority to control all substantial decisions of the trust. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a New Note that is not a U.S. Holder.

     BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH PERSON CONSIDERING EXCHANGING OLD NOTES FOR NEW NOTES IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER PARTICULAR TAX SITUATION AND AS TO ANY FEDERAL, FOREIGN, STATE, LOCAL OR OTHER TAX CONSIDERATIONS (INCLUDING ANY POSSIBLE CHANGES IN TAX LAW) AFFECTING THE PURCHASE, HOLDING AND DISPOSITION OF THE NOTES.

FEDERAL INCOME TAX CONSEQUENCES OF TENDERING OLD NOTES FOR NEW NOTES

     Exchange Offer. The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an exchange or other taxable event for United States federal income tax purposes because under Treasury regulations, the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder should be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no United States federal income tax consequences to holders who exchange Old Notes for New Notes pursuant to the Exchange Offer and any such holder should have the same tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING NEW NOTES

  U.S. Holders

     Payment of Interest. The Old Notes were not issued with original issue discount. As a result, payments of interest on a New Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received, in accordance with the U.S. Holder's regular method of tax accounting.

     Market Discount. A Note will be considered to bear "market discount" if the U.S. Holder's tax basis for the Note is less than the principal amount of the Note by more than a de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such New Note at the time of such payment or disposition. Market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a New Note with market discount until the maturity of the New Note or certain earlier dispositions. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Persons considering making this election should consult their tax advisors.

     Premium. If a U.S. Holder's initial tax basis in any Note is greater than the principal amount of the Note, the Note will be considered to have "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the New Note and may offset interest otherwise required to be included in respect of the New Note during any taxable year by the amortized amount of such excess for the taxable year. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a New Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the New Note. A U.S. Holder's adjusted tax basis in a New Note generally will equal such U.S. Holder's initial investment in the Note increased by any accrued market discount that the U.S. Holder has included in income and decreased by the amount of any amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note has been held for more than one year.

  Non-U.S. Holders

     Interest. Subject to the discussion of backup withholding below, a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on payments of principal, premium, if any, and interest on a New Note under the portfolio interest exemption of the Code, provided that (in the case of interest): (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Holdings entitled to vote; (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership; (iii) such interest is not effectively connected with a United States trade or business of the Non-U.S. Holder; (iv) generally either (a) the beneficial owner of the Notes certifies to Holdings or its agent, under penalties of perjury, that it is a Non-U.S. Holder and provides a completed IRS Form W-8 ("Certificate of Foreign Status") or (b) a securities clearing organization, bank or other financial institution which holds customers' securities in the ordinary course of its trade or business (a "financial institution") and which holds the New Notes, certifies to Holdings or its agent, under penalties of perjury, that it has received Form W-8 from the beneficial owner or that it has received from another financial institution a Form W-8 and furnishes the payor with a copy thereof; and (v) for payments made on or after January 1, 2000, the payment can be reliably associated (within the meaning of applicable Treasury Regulations) with IRS Form W-8. If any of the situations described in proviso (i), (ii) or (iv) of the preceding sentence do not exist, interest on the New Notes when received is subject to United States withholding tax at the rate of 30% unless an income tax treaty between the United States and the country of which the Non-U.S. Holder is a tax resident provides for the elimination or reduction in the rate of U.S. federal withholding tax.

     If a Non-U.S. Holder of a New Note is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, such Non-U.S. Holder, although exempt from U.S. federal withholding tax by reason of the delivery of a properly completed Form 4224, will be subject to U.S. federal income tax on such interest (including
OID) and on any gain realized on the sale, exchange or other disposition of a New Note in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, unless it qualifies for a lower rate under an applicable income tax treaty.

     Sale, Retirement and Other Disposition of New Notes. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized in connection with the sale, exchange, retirement or other disposition of a New Note (other than gain attributable to accrued interest, which is addressed in the preceding paragraph), unless: (i) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States;
(ii) if a tax treaty applies, the gain is attributable to an office or other fixed place of business maintained in the United States by the Non-U.S. Holder; or (iii) in the case of an individual Non-U.S. Holder, (a) such holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, or (b) the Non-U.S. Holder is subject to tax pursuant to provisions of the Code applicable to United States expatriates.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, under current U.S. federal tax law, payments to a U.S. Holder of (a) principal, premium (if any) and interest on a New Note, and (b) the proceeds of sale or other disposition of a New Note before maturity will be subject to U.S. information reporting requirements. Subject to certain exceptions, such payments will also generally be subject to "backup" withholding tax at a rate of 31% if such U.S. Holder fails to supply a correct taxpayer identification number and certain other information in the required manner. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     In general, there is no U.S. information reporting requirement or backup withholding tax on payments to Non-U.S. Holders who provide the appropriate certification described above regarding qualification for the portfolio interest exemption from U.S. federal income tax for payments of principal or interest on the New Notes.

     Payment by the Company of principal on the New Notes or payment by a United States office of a broker of the proceeds of a sale of a New Note is subject to both backup withholding and information reporting unless the beneficial owner provides a completed IRS Form W-8 which certifies under penalties of perjury that such owner is a Non-U.S. Holder who meets all the requirements for exemption from U.S. federal income tax on any gain from the sale, exchange or retirement of a New Note.

     In general, backup withholding and information reporting will not apply to a payment of the gross proceeds of a sale of a New Note effected at a foreign office of a broker. If, however, such broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person 50% or more of whose gross income for certain periods is derived from activities that are effectively connected with the conduct of a trade or business in the United States, such payments will not be subject to backup withholding, but will be subject to information reporting unless (i) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption, provided such broker does not have actual knowledge that the payee is a United States person. Non-U.S. Holders should consult their tax advisors regarding the application of these rules to their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. By acceptance of the Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using this Prospectus in connection with the sale or transfer of New Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statements herein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of any one special counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes participating in the Exchange Offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     Certain legal matters with respect to the New Notes will be passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation) with respect to New York and Delaware law, Krys, Boyle, Freedman & Sawyer, P.C. with respect to Colorado law and Powers, Chapman, DeAgostino, Meyers & Milia with respect to Michigan law.


                                    EXPERTS


     The consolidated financial statements of the Company and its subsidiaries appearing in this Prospectus have been audited by KPMG LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon. Such consolidated financial statements have been included in reliance upon the report of KPMG LLP, appearing elsewhere herein, given upon their authority as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Independent Auditors' Report................................   F-2
Consolidated Balance Sheets as of June 28, 1998 and June 29,
  1997......................................................   F-3
Consolidated Statements of Operations for Years Ended June
  28, 1998, June 29, 1997 and June 30, 1996.................   F-4
Consolidated Statements of Cash Flows for Years Ended June
  28, 1998, June 29, 1997 and June 30, 1996.................   F-5
Consolidated Statements of Stockholders' Equity (Deficit)
  for Years Ended June 28, 1998, June 29, 1997 and June 30,
  1996......................................................   F-6
Notes to Consolidated Financial Statements..................   F-7
Condensed Consolidated Balance sheets as of September 27,
  1998 and June 28, 1998....................................  F-18
Condensed Consolidated Statements of Operations for the
  Three Months Ended September 27, 1998 and September 28,
  1997......................................................  F-19
Condensed Consolidated Statements of Cash Flows for the
  Three Months Ended September 27, 1998 and September 28,
  1997......................................................  F-20
Notes to Condensed Consolidated Financial Statements........  F-21

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
  ENTEX Information Services, Inc.:

     We have audited the consolidated balance sheets of ENTEX Information Services, Inc. and subsidiaries as of June 28, 1998 and June 29, 1997 and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for each of the years in the three-year period ended June 28, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express our opinion on these consolidated financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ENTEX Information Services, Inc. and subsidiaries as of June 28, 1998 and June 29, 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended June 28, 1998, in conformity with generally accepted accounting principles.


                                          KPMG LLP


Stamford, Connecticut
August 21, 1998

                        ENTEX INFORMATION SERVICES, INC.

                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                              JUNE 28,    JUNE 29,
                                                                1998        1997
                                                              --------    --------
                                      ASSETS
Current assets:
  Cash......................................................  $ 14,265    $ 15,838
  Trade receivables, net of allowance for doubtful accounts
     of $4,662 and $4,746, respectively.....................   368,344     334,196
  Vendor receivables, net of allowance of $3,787 and $2,000,
     respectively...........................................    47,592      37,789
  Inventories...............................................   192,841     183,957
  Other current assets......................................     8,683       9,228
                                                              --------    --------
  Total current assets......................................   631,725     581,008
  Property, plant and equipment, net........................    61,009      55,049
  Goodwill, net of accumulated amortization of $12,861 and
     $8,903, respectively...................................    41,929      45,887
  Other assets, net.........................................     1,756       1,646
                                                              --------    --------
          Total assets......................................  $736,419    $683,590
                                                              ========    ========
                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $338,602    $269,962
  Accrued liabilities.......................................    67,381      53,598
  Notes payable and current installments of long-term
     debt...................................................   295,681     348,276
                                                              --------    --------
  Total current liabilities.................................   701,664     671,836
                                                              --------    --------
  Long-term debt............................................    53,239      48,215
  Other long-term liabilities...............................       661       1,271
                                                              --------    --------
     Total long-term liabilities............................    53,900      49,486
                                                              --------    --------
          Total liabilities.................................   755,564     721,322
                                                              --------    --------
Stockholders' equity (deficit):
Preferred stock, 2,000,000 shares authorized; no shares
  issued or outstanding.....................................        --          --
Common stock, $.0001 par value; 100,000,000 shares
  authorized, 32,413,366 and 32,357,840 shares issued,
  respectively..............................................         3           3
Additional paid-in capital..................................    19,477      19,003
Retained earnings (deficit).................................   (38,564)    (56,707)
Treasury stock, 82,500 shares at cost.......................        (2)         (2)
Cumulative translation adjustments..........................       (59)        (29)
                                                              --------    --------
          Total stockholders' equity (deficit)..............   (19,145)    (37,732)
                                                              --------    --------
                                                              $736,419    $683,590
                                                              ========    ========

          See accompanying notes to consolidated financial statements.

                        ENTEX INFORMATION SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                    YEARS ENDED
                                                     ------------------------------------------
                                                      JUNE 28,        JUNE 29,        JUNE 30,
                                                        1998            1997            1996
                                                     ----------      ----------      ----------
Net revenues:
  Product revenues.................................  $2,006,161      $2,126,973      $1,940,796
  Service revenues.................................     450,471         353,624         207,511
                                                     ----------      ----------      ----------
          Total net revenues.......................   2,456,632       2,480,597       2,148,307
                                                     ----------      ----------      ----------
Cost of revenues:
  Cost of products sold............................   1,800,085       1,922,826       1,764,775
  Cost of services provided........................     341,612         267,554         168,957
                                                     ----------      ----------      ----------
     Cost of revenues..............................   2,141,697       2,190,380       1,933,732
                                                     ----------      ----------      ----------
Product gross margin...............................     206,076         204,147         176,021
Services gross margin..............................     108,859          86,070          38,554
                                                     ----------      ----------      ----------
  Total gross margin...............................     314,935         290,217         214,575
Selling, general and administrative expenses.......     259,712         251,963         192,312
Nonrecurring stock compensation costs..............          --              --          18,185
                                                     ----------      ----------      ----------
  Income from operations...........................      55,223          38,254           4,078
Interest expense, net..............................      36,663          37,147          29,726
Other income.......................................          --             462              --
                                                     ----------      ----------      ----------
  Income (loss) before income taxes................      18,560           1,569         (25,648)
Provision for income taxes.........................         417              25              28
                                                     ----------      ----------      ----------
  Net income (loss)................................  $   18,143      $    1,544      $  (25,676)
                                                     ==========      ==========      ==========
Common Share Data:
  Basic earnings (loss) per share..................  $      .56      $      .05      $     (.82)
                                                     ==========      ==========      ==========
  Diluted earnings (loss) per share................  $      .53      $      .05      $     (.82)
                                                     ==========      ==========      ==========
Basic weighted average number of shares of common
  stock outstanding................................  32,357,968      32,281,463      31,348,340
  Common equivalent shares from stock options and
     warrants using the treasury stock method......   1,911,178       1,290,697              --
                                                     ----------      ----------      ----------
  Diluted weighted average number of shares of
     common stock outstanding......................  34,269,146      33,572,160      31,348,340
                                                     ==========      ==========      ==========

          See accompanying notes to consolidated financial statements.

                        ENTEX INFORMATION SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                         YEARS ENDED
                                                              ----------------------------------
                                                              JUNE 28,     JUNE 29,     JUNE 30,
                                                                1998         1997         1996
                                                              ---------    ---------    --------
Cash flows from operating activities:
  Net income (loss).........................................  $  18,143    $   1,544    $(25,676)
  Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Stock compensation costs................................         --           --      16,185
    Depreciation and amortization...........................     19,388       14,146      10,628
    Amortization of goodwill................................      3,958        4,239       3,012
    Provision for doubtful trade and vendor receivables.....      1,703        2,393       2,245
    Accretion on long-term debentures and notes.............      2,416        2,032       1,996
    Gain on sale of assets..................................         --         (504)         --
    Stock benefit plan compensation costs...................        180           --          --
    Other...................................................       (593)          20         404
Changes in working capital, net of effects of acquisitions:
  Trade receivables.........................................    (34,064)     (31,168)    (66,645)
  Inventories...............................................     (8,884)      (8,161)    (24,141)
  Vendor receivables........................................    (11,590)     (18,219)    (11,463)
  Other current assets......................................        305         (396)      1,710
  Accounts payable and accrued liabilities..................     64,260        8,635      17,371
  Other long-term liabilities...............................       (413)        (661)       (296)
                                                              ---------    ---------    --------
    Net cash provided by (used in) operating Activities.....     54,809      (26,100)    (74,670)
                                                              ---------    ---------    --------
Cash flows from investing activities:
  Sale of assets, net of expenses...........................         --        2,285       8,483
  Capital expenditures......................................    (19,655)     (21,737)    (19,205)
  Cash paid for acquisitions................................         --       (7,216)    (21,970)
  Other.....................................................         --       (1,181)       (395)
                                                              ---------    ---------    --------
    Net cash used in investing activities...................    (19,655)     (27,849)    (33,087)
                                                              ---------    ---------    --------
Cash flows from financing activities:
  Proceeds from borrowing...................................    124,794      230,621     112,050
  Change in cash overdraft..................................     12,968      (13,687)     11,176
  Proceeds from long-term debt..............................         --           --      28,103
  Issuance of common stock warrants.........................         --           --         897
  Proceeds from sale of common stock, net...................        294          268         385
  Payments on debt..........................................   (174,783)    (160,018)    (44,332)
                                                              ---------    ---------    --------
  Net cash (used in) provided from financing activities.....    (36,727)      57,184     108,279
                                                              ---------    ---------    --------
Increase (decrease) in cash.................................     (1,573)       3,235         522
Cash at beginning of period.................................     15,838       12,603      12,081
                                                              ---------    ---------    --------
Cash at end of period.......................................  $  14,265    $  15,838    $ 12,603
                                                              =========    =========    ========
Supplemental disclosure of cash flow information:
Cash paid during the year for:
  Interest paid.............................................  $  34,399    $  36,458    $ 28,081
                                                              =========    =========    ========
  Taxes paid/(refunded).....................................  $     (35)   $ (12,087)   $ 11,701
                                                              =========    =========    ========

          See accompanying notes to consolidated financial statements.

                        ENTEX INFORMATION SERVICES, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                             (DOLLARS IN THOUSANDS)

                                  COMMON STOCK     ADDITIONAL                  RETAINED               CUMULATIVE
                                 ---------------    PAID IN       DEFERRED     EARNINGS    TREASURY   TRANSLATION
                                 SHARES   AMOUNT    CAPITAL     COMPENSATION   (DEFICIT)    STOCK     ADJUSTMENTS    TOTAL
                                 ------   ------   ----------   ------------   ---------   --------   -----------   --------
Balance, July 2, 1995..........  31,335     $3      $ 1,272       $     --     $(32,575)     $(5)        $ --       $(31,305)
  Purchase of treasury stock...      --     --           --             --           --       (7)          --             (7)
  Issuance of common stock
    under stock purchase
    arrangements...............      80     --          381             --           --       10           --            391
  Issuance of common stock
    warrants...................      --     --          897             --           --       --           --            897
  Issuance of common stock.....   1,262     --        4,484             --           --       --           --          4,484
  Deferred compensation........      --     --       11,701        (11,701)          --       --           --             --
  Amortization of deferred
    compensation...............      --     --           --         11,701           --       --           --         11,701
  Net (loss)...................      --     --           --             --      (25,676)      --           --        (25,676)
                                 ------     --      -------       --------     --------      ---         ----       --------
Balance, June 30, 1996.........  32,677      3       18,735             --      (58,251)      (2)          --        (39,515)
  Return of treasury stock.....    (429)    --           --             --           --       --           --             --
  Issuance of common stock.....     110     --          268             --           --       --           --            268
  Foreign currency change......      --     --           --             --           --       --          (29)           (29)
  Net income...................      --     --           --             --        1,544       --           --          1,544
                                 ------     --      -------       --------     --------      ---         ----       --------
Balance, June 29, 1997.........  32,358      3       19,003             --      (56,707)      (2)         (29)       (37,732)
  Return of treasury stock.....     (70)    --           --             --           --       --           --             --
  Issuance of common stock.....      62     --          180             --           --       --           --            180
  Exercise of options..........      63     --          294             --           --       --           --            294
  Foreign currency change......      --     --           --             --           --       --          (30)           (30)
  Net income...................      --     --           --             --       18,143       --           --         18,143
                                 ------     --      -------       --------     --------      ---         ----       --------
Balance, June 28, 1998.........  32,413     $3      $19,477       $     --     $(38,564)     $(2)        $(59)      $(19,145)
                                 ======     ==      =======       ========     ========      ===         ====       ========

          See accompanying notes to consolidated financial statements.

                        ENTEX INFORMATION SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A) Description of the Business

     ENTEX Information Services, Inc. ("ENTEX" or the "Company") was formed for the purpose of acquiring, on August 6, 1993, the net assets of the personal computer and systems integration business of JWP Information Services, Inc. On June 28, 1996, the Company's former parent, ENTEX Holdings, Inc., ("Holdings") was merged with and into the Company. Holdings' investment in the Company represented its only substantive assets and operations, and accordingly, was accounted for like a pooling-of-interests transaction.

     ENTEX is a leading provider of integrated personal computer ("PC") management solutions to meet the distributed information technology systems and end user support requirements of Fortune 1000 companies and other large enterprises. ENTEX offers its customers a single source for integrated PC management solutions, including sophisticated PC infrastructure procurement and configuration, outsourcing and desktop migration and integration services.

  (B) Fiscal Year

     The Company maintains its accounting records on a fifty-two week basis ending on the Sunday closest to June 30. The accompanying financial statements present the results of operations for the fiscal years June 30, 1997 to June 28, 1998, July 1, 1996 to June 29, 1997 and July 3, 1995 to June 30, 1996.

  (C) Consolidation

     The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  (D) Inventories

     Inventory for resale is stated at the lower of cost or market value. Service parts inventory is valued using a moving weighted average market value method. The Company assesses the appropriateness of the inventory valuations giving consideration to obsolete, slow moving or non-saleable inventory.

  (E) Property, Plant and Equipment

     Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets. Such useful lives range from 25 years for buildings to three to seven years for furniture and equipment. Leasehold and capital improvements are amortized using the straight-line method over the estimated useful life of the property or over the term of the lease, whichever is shorter.

     The Company systematically reviews the recoverability of its long-lived assets by comparing their unamortized carrying value to their related undiscounted future cash flows. Any impairment is charged to expense when such determination is made.

                        ENTEX INFORMATION SERVICES, INC.

  (F) Capitalized Software

     The Company capitalizes certain computer software license acquisition costs which are amortized utilizing the straight-line method over their estimated useful lives, which range from five to eight years.

     In October 1997, the AICPA issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition", which supersedes SOP 91-1. SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements, such as additional software products, upgrades or enhancements, to be allocated to the various elements of such sale based on "vendor-specific objective evidence of fair values" allocable to each such element. The Company's software sales primarily consist of shrink wrap and volume license agreement software sales. The Company's revenue recognition procedures as they relate to software sales comply with SOP 97-2.

     In 1998, the Company adopted the provisions of SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The SOP requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. The SOP also requires that costs related to the preliminary project stage and the post-implementation/operations stage of an internal-use computer software development project be expensed as incurred. The impact of adopting SOP 98-1 did not have a significant impact on previously recorded amounts.

  (G) Goodwill

     Goodwill relates to the excess of cost over the net assets of acquired businesses and is being amortized on a straight-line basis from ten to 20 years.

     The Company reviews the recoverability of goodwill by comparing the unamortized balance to the related anticipated undiscounted future cash flows and measures any impairment based on the excess of the unamortized balance over the present value of future cash flows, discounted using the Company's average cost of funds.

  (H) Revenue Recognition

     Product revenue is recognized at the time of shipment to the customer. Service revenue is recognized at the time the service is rendered or ratably based on time elapsed or hours incurred if performed over a service contract period. Unrecognized service revenue is deferred and included with accrued liabilities and was $19,989 and $13,321 at June 28, 1998 and June 29, 1997, respectively.

  (I) Vendor Programs

     The Company receives volume incentives and rebates (i.e. marketing development funds) from certain manufacturers related to sales of certain products which are recorded as a reduction of cost of sales when related products are sold. Other incentives may require specific incremental action on the part of the Company such as training, advertising or other pre-approved market development activities and are recognized as an offset to the related costs when the required action is performed.

  (J) Risks & Uncertainties

     The Company's business is dependent in large measure upon its relationship with key vendors since a substantial portion of the Company's revenue is derived from the sales of the products of such key vendors. Changes in the dynamics of the industry, including the manner in which vendors approach the marketplace, or the termination of, or a material change to the Company's agreements with these vendors would have a material adverse effect on the Company. In addition, a material decrease in the level of marketing development programs offered by manufacturers, or an insufficient or interrupted supply of vendors' product

                        ENTEX INFORMATION SERVICES, INC.

would also have a material adverse effect on the Company's business. In addition, the Company's asset based borrowings are exposed to market risk due to fluctuations in interest rates.

  (K) Income Taxes

     The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date.

  (L) Financial Instruments

     The Company's financial instruments, principally cash, accounts receivable and accounts payable are carried at cost, which approximates fair value due to the short-term maturity of these instruments. As amounts outstanding under the Company's credit agreements bear interest approximating current market rates, their carrying amounts approximate fair value.

  (M) Stock-Based Compensation

     The Company accounts for its stock option plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting For Stock Issued To Employees." No compensation expense has been recognized in 1998 or 1997 because the options had an exercise price equal to or greater than the market value of the common stock on the date of the grant.

  (N) New Accounting Pronouncements

     The Financial Accounting Standards Board recently issued standards which will be applicable to the Company but which the Company has not yet adopted:
FASB Statement No. 130, "Reporting Comprehensive Income" and FASB Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information." These statements are not expected to have a significant impact on the financial statements.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to recognize all derivatives as assets or liabilities measured at their fair value. Gains and losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. This statement is effective for fiscal years beginning after June 15, 1999 and based on current events the Company does not believe the statement will have a significant impact on the financial statements.

     On April 3, 1998, the Accounting Standards Executive Committee of the AICPA released SOP 98-5, "Reporting on the Costs of Start-Up Activities." The SOP, which is effective for periods beginning after December 15, 1998, requires that at the beginning of the fiscal year of adoption, the unamortized portion of deferred start up costs should be written off and reported as a change in accounting principle. Future costs of start-up activities should then be expensed as incurred. This statement is not expected to have a significant impact on the financial statements.

  (O) Earnings Per Share

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share", which is required to be adopted for both interim and annual financial statements for periods ending

                        ENTEX INFORMATION SERVICES, INC.

after December 15, 1997. The new standard simplifies the computation of earnings per share (EPS) and requires the presentation of two new amounts, basic and diluted earnings per share. During 1998, the company adopted SFAS 128 and restated its computation of EPS for all periods.

     Basic earnings per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflect the dilutive effect of common stock equivalents using the treasury stock method. Common stock equivalents include amounts computed on outstanding options and warrants.

(2) ACQUISITIONS AND DIVESTITURES

     On September 19, 1995 the Company purchased all of the outstanding shares of Random Access, Inc. ("Random Access") for $21,970. Random Access was a provider of information technology solutions through the sale of microcomputers and technical services to corporate and institutional clients in the western United States. The Company issued a $20,000 four year interest-bearing note payable to IBM Credit Corporation to fund this purchase. The acquisition has been accounted for as a purchase, and the results of operations of Random Access have been included in the accompanying financial statements since the date of acquisition. The excess of the aggregate purchase price over the fair value of the net assets acquired was $28,317.

     On April 2, 1996, the Company sold the training business that was acquired as part of the Random Access acquisition to Knowledge Alliance Holdings, Inc. ("KAH"), a wholly owned subsidiary of Training Holdings LLC. Training Holdings LLC is a corporation controlled by Dort A. Cameron III, the Company's chairman and majority stockholder, and his affiliates. The training business assets had a net book value of approximately $1,100 and were exchanged for 2,500 shares of KAH common stock, which represented 25% of its then outstanding shares. There was no gain or loss recognized on the sale and the Company's $1,100 investment in KAH is included in other assets. In connection with this sale, KAH was granted the option to purchase the assets of the training business conducted by ENTEX in Minneapolis, MN for the book value of the assets on the date of acquisition. The option was exercised on August 1, 1996 and the purchase price was $235. In fiscal 1998, Knowledge Alliance issued additional shares of stock which reduced Entex's ownership percentage to 13%. Due to the fact that the Company exercises significant influence, the Company accounts for their investment using the equity method. The Company's share of earnings (loss) in KAH since April 2, 1996 is insignificant.

     On July 12, 1996, the Company acquired all the issued and outstanding stock of FCP Technologies Inc. ("FCP") for $7,216, including direct acquisition costs. FCP was a systems integrator based in Frederick, Maryland specializing in network integration, migration and consulting services. The acquisition has been accounted for as a purchase, and the results of operations of FCP have been included in the accompanying financial statements since the date of acquisition. The excess of the aggregate purchase price over the fair market value of the net assets acquired was $14,077.

     On April 18, 1997, the Company sold Education Access, acquired as part of the acquisition of Random Access, for $2,285. The net gain on the sale was $504.

(3) INVENTORIES

     Inventories consist of the following:

                                                         JUNE 28,    JUNE 29,
                                                           1998        1997
                                                         --------    --------
Finished goods held for resale.........................  $180,320    $175,300
Service parts..........................................    12,521       8,657
                                                         --------    --------
                                                         $192,841    $183,957
                                                         ========    ========

                        ENTEX INFORMATION SERVICES, INC.

(4) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                         JUNE 28,    JUNE 29,
                                                           1998        1997
                                                         --------    --------
Land...................................................  $  1,305    $  1,305
Building and building improvements.....................     8,478       8,437
Office and computer equipment..........................    60,620      47,061
Furniture and fixtures.................................    12,002      11,471
Leasehold improvements.................................     7,335       7,083
Capitalized software...................................    17,801       7,590
Other equipment........................................     6,462       6,363
                                                         --------    --------
                                                          114,003      89,310
Accumulated depreciation and amortization..............   (52,994)    (34,261)
                                                         --------    --------
                                                         $ 61,009    $ 55,049
                                                         ========    ========

(5) DEBT

     Debt consists of the following:

                                                         JUNE 28,    JUNE 29,
                                                           1998        1997
                                                         --------    --------
Asset based financing..................................  $290,328    $338,005
Other short-term debt..................................     5,353      10,271
                                                         --------    --------
                                                          295,681     348,276
Long-term debt.........................................    53,239      48,215
                                                         --------    --------
          Total........................................  $348,920    $396,491
                                                         ========    ========

  (A) Asset Based Financing

     The Company has asset based financing agreements with IBM Credit Corporation and Finova Capital Corporation which made credit available of up to $635,000 at June 28, 1998 and June 29, 1997. These agreements provide that a portion of the balance outstanding be non-interest bearing for a specific period of time ranging from 30 to 60 days. Interest rates under the agreements are prime plus 1/2% (base rate) at June 28, 1998 and June 29, 1997, respectively, except for $10,000 which bears interest at base rate plus 2%. The agreements are generally secured by inventories, equipment, and in certain instances, accounts receivable. The aggregate amounts outstanding under the IBM Credit Agreement as of June 28, 1998 and June 29, 1997 were $380,065 and $421,075, respectively. Of these amounts, $290,328 and $338,005, respectively, represent interest bearing liabilities and $89,737 and $83,070, respectively, are non-interest bearing and are included within accounts payable. Under the financing agreement with IBM Credit Corporation, a term loan in the original principal amount of $20 million is required to be outstanding unless there are no outstanding interest bearing advances under such financing agreement. $10 million of the IBM term loan remained outstanding at June 28, 1998 (see Subsequent Events note 10). The agreements may be terminated by the financiers immediately; upon certain events of default; or otherwise within sixty days by either party with notice. The amounts outstanding under the Finova Capital Agreement as of June 28, 1998 and June 29, 1997 were $86,390 and $91,077, respectively, are non-interest bearing and are included with accounts payable. Under these agreements the Company had available an additional $168,545 and $122,848, at June 28, 1998 and June 29, 1997, respectively.

                        ENTEX INFORMATION SERVICES, INC.

     The above asset based financing agreements contain restrictive covenants with respect to maintenance of minimum tangible net worth, current ratio, fixed asset additions, fixed charges, and certain additional indebtedness. In addition, the IBM Credit Corporation agreement prohibits the Company from paying cash dividends on common stock. Under the IBM Credit Agreement at both June 28, 1998 and June 29, 1997, the Company was not in compliance with all such covenants but continued to maintain an excess collateral position. IBM Credit Corporation has waived all defaults arising from such non-compliance with covenants. As of July 29, 1998, the Company re-negotiated a $525 million, three-year credit facility with IBM Credit Corporation. The interest rate under the new arrangement is LIBOR plus 2.10% (7.75% at July 29, 1998).

  (B) Other Short-Term Debt

     Other short-term debt includes current installments of long-term debt totaling $5,138 at June 28, 1998 and $984 at June 29, 1997. Remaining amounts at June 28, 1998 and June 29, 1997 are notes payable carrying an effective interest rate of 4% to 7%.

     The weighted average interest rate on short term debt was 9.0% and 9.2% at June 28, 1998 and June 29, 1997, respectively.

  (C) Long-Term Debt

     Long-term debt consists primarily of (a) subordinated debentures discounted to yield 20% that will accrete to their face value of $43,128 by their due date of March 1, 2007 ($20,545 and $22,025 outstanding at June 28, 1998 and June 29, 1997, respectively), (b) a $17,250 note (outstanding at June 28, 1998 and June 29, 1997) issued in connection with the purchase of Random Access which bears interest at prime plus 2.5% and is due on September 19, 1999 (see Subsequent Events note 10), (c) a mortgage loan of $6,600 relating to the integration center in Erlanger, Kentucky which bears interest at 8.75% and is due February 2007, of which $4,405 and $4,794 was outstanding at June 28, 1998 and June 29, 1997, respectively, (d) $4,146 (outstanding at June 28, 1998 and June 29, 1997, respectively) in notes held by entities owned or controlled by the Company's Chairman that bear interest at prime plus 2.5% and are due on July 29, 2000 (see Subsequent Events note 10), (e) a $9,000 face amount six year interest bearing note ($6,892 and $0 outstanding at June 28, 1998 and June 29, 1997, respectively), due June 2002 bearing interest at 4.0% for the first two years, and at 6.0% for the final four years.

     Aggregate annual principal payments of long-term debt subsequent to June 28, 1998 (including the subordinated debentures at face value) are as follows:

1999..............................................  $  5,138
2000..............................................     6,173
2001..............................................    10,858
2002..............................................     7,254
2003..............................................     4,300
Thereafter........................................    43,466
                                                    --------
                                                      77,189
Less unaccreted interest..........................   (18,812)
                                                    --------
                                                    $ 58,377
                                                    ========

                        ENTEX INFORMATION SERVICES, INC.

(6) INCOME TAXES

     The provision for income taxes consists of the following:

                                                        FOR THE YEARS ENDED
                                                  --------------------------------
                                                  JUNE 28,    JUNE 29,    JUNE 30,
                                                    1998        1997        1996
                                                  --------    --------    --------
Current:
  Federal.......................................    $417        $--         $--
  State.........................................      --         --          --
  Foreign.......................................      --         25          28
Deferred:
  Federal.......................................      --         --          --
  State.........................................      --         --          --
                                                    ----        ---         ---
          Total.................................    $417        $25         $28
                                                    ====        ===         ===

     For the current year, the provision for income taxes was offset by the utilization of a net operating loss carryforward. Realization of the remaining deferred tax asset associated with the net operating loss carryforward is dependent on the likelihood of generating sufficient taxable income prior to its expiration. In determining the need for a deferred tax asset valuation allowance, the Company considered the weight of available evidence to determine whether it was more likely than not that the deferred tax assets would be utilized. Due to the uncertainty of future results, it was concluded that realization of deferred tax assets was not "more likely than not" and, accordingly, a valuation allowance to reduce net deferred tax assets to zero was recorded.

     A reconciliation of the differences between income taxes computed at Federal statutory rates (35% in 1998 and 34% in 1997 and 1996) and the provision for income taxes is as follows:

                                                JUNE 29,    JUNE 30,    JUNE 30,
                                                  1998        1997        1996
                                                --------    --------    --------
Tax at statutory rate.........................  $ 6,496     $   533     $(8,720)
Non-deductible goodwill.......................    1,004       1,051         782
Non-deductible meals and entertainment
  expenses....................................      394         437         263
Alternative minimum tax.......................      417          --          --
State and local income tax, net of federal
  benefit.....................................    1,040          --        (589)
Provision/(benefit) for valuation
  allowances..................................   (8,995)     (1,982)      4,335
Non-deductible stock compensation expense.....       --          --       3,978
Other.........................................       61         (14)        (21)
                                                -------     -------     -------
Provision for income taxes....................  $   417     $    25     $    28
                                                =======     =======     =======

                        ENTEX INFORMATION SERVICES, INC.

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for tax and financial reporting purposes. Significant components of the Company's deferred tax assets and deferred tax liabilities at June 28, 1998 and June 29, 1997 are as follows:

                                                         JUNE 28,    JUNE 29,
                                                           1998        1997
                                                         --------    --------
Deferred tax assets:
  Net operating loss carryforward......................  $ 10,774    $ 19,425
  Accruals and reserves not currently deductible.......     4,456       3,768
  Allowance for bad debts..............................     1,563       1,576
  Inventory valuation reserves.........................     4,932       2,157
  Other................................................       981       1,873
                                                         --------    --------
                                                           22,706      28,799
  Valuation allowance..................................   (10,741)    (17,015)
                                                         --------    --------
          Total........................................  $ 11,965    $ 11,784
                                                         ========    ========
Deferred tax liabilities:
  Discount in subordinated debentures..................  $  6,457    $  7,106
  Other................................................     5,508       4,678
                                                         --------    --------
          Total........................................  $ 11,965    $ 11,784
                                                         ========    ========

     Net current and non-current assets/liabilities are insignificant.

     At June 28, 1998, the Company had a net operating loss carryforward of approximately $27,000, which will expire in 2009 through 2011. Of such amounts, approximately $7,700 relates to purchased net tax benefits which when realized will decrease goodwill by approximately $3,050.

(7) STOCK OPTIONS, STOCK BENEFIT PLANS AND WARRANTS

     The Company has three stock options plans: the ENTEX Holdings 1996 Stock Option Plan (the "Holdings Plan") adopted February 1996, EIS Stock Option Plan (the "EIS Plan") adopted July 1996, and the Performance Incentive Plan (the "PIP") adopted August 1996 (collectively, the "Plans"). The Holdings Plan and the EIS Plan provide for the issuance of incentive stock options ("ISOs") and stock options that are non-qualified for Federal income tax purposes ("NQSOs"). The PIP provides for the issuance of ISOs, NQSOs, stock appreciation rights, restricted stock, deferred stock, dividend equivalents and other stock-related awards. The exercise price of the ISOs under all Plans may not be less than 100% of fair market value at the time of grant. Options granted under the Holdings Plan and the EIS Plan have an expiration of five years and generally vest over three years. Options granted under the PIP have an expiration of ten years and generally vest over five years. The Holdings Plan and EIS Plan were terminated in June 1996 and August 1996, respectively, and therefore no further grants can be awarded from such plans. At June 28, 1998 there were 4,389,350 shares reserved for issuance under the PIP and 4,592,000 shares reserved for issuance under the Holdings Plan and the EIS Plan. There were 6,411,955 options outstanding under all Plans at June 28, 1998.

     The Company has a Non-Employee Director Stock Plan, adopted August 1996, which provides for the crediting of stock units representing the right to receive common stock at not less than 100% of the fair market value at the time of the credit. At June 28, 1998, 46,754 shares have been reserved for issuance, and 53,246 shares have been issued.

     In fiscal year 1996, certain managers and employees owned common stock of the Company pursuant to Securities Purchase and Stockholders' Agreements ("Management Shares"), and share units pursuant to the

                        ENTEX INFORMATION SERVICES, INC.

1993 Employee Share Unit Plan ("SharePlan Shares"). Effective June 28, 1996, as a result of an amendment to such plans, ownership was vested in the management shares, common stock was issued for share units, and the Company recorded compensation expense of $11,701 relating to the Management Shares and $4,484 relating to the SharePlan Shares based on fair value of the stock. The fair value of $3.56 was derived by applying average market multiples of publicly traded competitors of the Company to the Company's sales, operating income, EBITDA and forecasted net income. In addition, the Company assumed the obligation for the tax withholding requirement for the SharePlan Shares of $2,000, which was recorded as compensation expense. No compensation expense was recognized in connection with the Management Shares or SharePlan Shares for the years ended June 28, 1998 and June 29, 1997.

     At June 28, 1998 and June 29, 1997 there were 1,299,435 and 708,350 shares of common stock reserved for outstanding warrants held by lenders. Warrants to purchase 333,350 shares of common stock were granted on November 15, 1994, are exercisable for $.20 and expire on July 15, 2001. These warrants were issued in connection with a settlement of a dispute between the Company and the vendor. Warrants to purchase 375,000 shares of common stock were granted on June 21, 1996 to Microsoft, were exercisable for $14.40 per share and expire on June 21, 2003. These warrants were issued as consideration for less than market rate debt.

     In connection with an amendment to the IBMCC Financing Agreement on July 15, 1997, the Company entered into a warrant agreement pursuant to which IBMCC was issued warrants to acquire up to 250,855 shares of common stock. All warrants issued to IBMCC may be exercised at any time prior to July 1, 2004 at an exercise price of $7.55.

     On November 12, 1997, the Company issued an additional 340,230 warrants to Microsoft pursuant to the anti-dilution provisions in the original warrant purchase agreement. Concurrently, the exercise price was revised to $7.55, also pursuant to the anti-dilution provisions of the original warrant purchase agreement. The fair value of the re-priced 715,230 warrants was slightly below the $897,000 recorded in June 1996, as such no additional discount on the debt has been recorded.

     On November 25, 1997 the Board of Directors approved an increase in the number of authorized common stock shares from 10,000,000 to 100,000,000. In addition, the Board of Directors authorized a stock split in the form of a four-for-one stock dividend to holders of record as of November 25, 1997, whereby each such share will be equal to five shares of common stock. All references in the consolidated financial statements referring to shares, share prices, per share amounts and stock plans have been adjusted retroactively for the four-for-one stock dividend.

     A summary of the Company's stock option activity, and related information for the fiscal years ended June 28, 1998, June 29, 1997 and June 30, 1996 is as follows (in thousands, except for the weighted average exercise prices):

                                          1998                        1997                        1996
                                ------------------------    ------------------------    ------------------------
                                             WEIGHTED                    WEIGHTED                    WEIGHTED
                                             AVERAGE                     AVERAGE                     AVERAGE
                                SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
                                ------    --------------    ------    --------------    ------    --------------
Outstanding at beginning of
  year........................  5,120         $5.19         3,260         $5.03            --            --
    Granted...................  1,978          4.96         2,325          5.34         3,565         $5.03
    Exercised.................    (63)         4.63            --            --            --            --
    Canceled..................   (623)         5.61          (465)         4.46          (305)         4.63
Outstanding -- end of year....  6,412          4.95         5,120          5.19         3,260          5.03
Exercisable -- end of year....  2,058          4.27           365          2.38            10          9.02

                        ENTEX INFORMATION SERVICES, INC.

     The following summarizes information about the Company's stock options outstanding and exercisable by price range at June 28, 1998 (options in thousands):

                               OUTSTANDING                         EXERCISABLE
                 ----------------------------------------   -------------------------
                          WT. AVERAGE
                           REMAINING
   RANGE OF               CONTRACTUAL    WEIGHTED-AVERAGE            WEIGHTED-AVERAGE
EXERCISE PRICES  NUMBER    LIFE YEARS     EXERCISE PRICE    NUMBER    EXERCISE PRICE
---------------  ------   ------------   ----------------   ------   ----------------
$ .01 - $ 4.00   1,649        8.8             $2.04           515         $2.04
$4.00 - $ 8.00   4,103        6.4              4.87         1,504          4.91
$8.00 - $12.00     660        3.0              9.25            39          9.02

     Pro forma information regarding net income is required by SFAS No. 123 "Accounting for Stock Based Compensation", and has been determined as if the Company had accounted for its stock option plan under the fair value method of that statement. Pro forma net income and compensation expense are as follows:

                                                                       JUNE 28,     JUNE 29,
                                                                         1998         1997
                                                                       ---------    ---------
                                                                           (IN THOUSANDS,
                                                                       EXCEPT PER SHARE DATA)
Net income............................................  As reported     $18,143      $1,544
                                                        Pro forma        17,082         721
Compensation Expense..................................  Pro forma         1,061         823
Basic Earnings Per Share..............................  As reported         .56         .05
                                                        Pro forma           .53         .02

     For purposes of pro forma disclosures only, the estimated fair value of the options is amortized to expense over the options' vesting period. The fair value for all options was estimated at the date of grant using the Black-Scholes multiple option model with the following assumptions: Risk-free interest rates of 5.08% to 6.22%, for fiscal year 1998 and 6.22% to 6.39% for fiscal year 1997; expected dividend yield of 0.0%; and expected life of 3.0 to 8.8 years. The per share weighted-average fair value of options granted was $1.11 during fiscal year 1998 and $1.40 during fiscal 1997. Volatility was not a factor in calculating the fair value of options since the Company's stock is not publicly traded.

(8) 401(K) PLAN

     The Company has a 401(k) Plan that covers all employees effective the first day of the month following 30 days of employment and who are at least 21 years of age. Employees may contribute between 1% and 15% of compensation subject to the limitations imposed by law. The Company will match up to 3% of the employee's eligible contribution. The amount charged to expense for the matching contribution was $2,008 and $1,655 for the years ended June 28, 1998 and June 29, 1997, respectively. There was no matching contribution for the year ended June 30, 1996.

(9) LEASES

     The Company routinely leases office buildings, equipment and automobiles. These leases expire at various dates through July 2005. Certain leases contain renewal provisions and generally require the Company to pay utilities, insurance, taxes, and other operating expenses. Future minimum rental payments under

                        ENTEX INFORMATION SERVICES, INC.

operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of June 28, 1998 are as follows:

YEAR ENDING JUNE:
-----------------
  1999.....................................................    $ 9,644
  2000.....................................................      8,502
  2001.....................................................      6,791
  2002.....................................................      5,511
  2003.....................................................      2,606
Thereafter.................................................      7,012
                                                               -------
         Total minimum lease payments......................    $40,066
                                                               =======

     Rent expense for all operating leases totaled $13,082, $11,908 and $9,412 for the years ended June 28, 1998, June 29, 1997, and June 30, 1996, respectively.

     The cost of assets recorded under capital leases was $273 and $1,870 at June 28, 1998 and June 29, 1997, respectively. Accumulated amortization on such assets was $152 and $638 at June 28, 1998 and June 29, 1997, respectively. The present value of capital lease obligations as of June 28, 1998 and June 29, 1997 was $64 and $579, respectively.

(10) SUBSEQUENT EVENTS


     On July 29, 1998, the Company completed its offering of $100 million aggregate principal amount of its 12 1/2% Senior Subordinated Notes due 2006 (the "Notes"). The Notes were issued pursuant to an indenture dated July 29, 1998, among the Company, the Guarantors and Marine Midland Bank, N.A., as Trustee. The Notes were privately placed in a transaction exempt from registration under the Securities Act of 1933, as amended. The net proceeds from the sale of the Notes were used to repay outstanding indebtedness of the Company, which resulted in an increase in working capital of approximately $74 million. Included in the amounts repaid were the remaining balance of the IBM Credit Corporation term loan as well as the $17,250 note related to the purchase of Random Access. In connection with the issuance and sale of the Notes, the Company re-negotiated a $525 million, three-year credit facility with IBM Credit Corporation. The interest rate under the new arrangements is LIBOR plus 2.10%. Concurrently, with the consummation of the offering, an affiliate of one of the investors purchased $10 million of common stock of the Company from its current shareholders. In connection with the purchase the Company granted certain registration rights.

                        ENTEX INFORMATION SERVICES, INC.



                          CONSOLIDATED BALANCE SHEETS


                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)



                                                                UNAUDITED
                                                              SEPTEMBER 27,    JUNE 28,
                                                                  1998           1998
                                                              -------------    --------
ASSETS
Current assets:
  Cash......................................................    $  9,436       $ 14,265
  Trade receivables (net of allowance for doubtful accounts
     of $4,578 and $4,662, respectively)....................     375,859        368,344
  Vendor receivables (net of allowances of $2,925 and
     $3,787, respectively)..................................      40,704         47,592
  Inventories...............................................     142,947        192,841
  Other current assets......................................       8,548          8,683
                                                                --------       --------
          Total current assets..............................     577,494        631,725
                                                                --------       --------
Property, plan and equipment, net...........................      65,363         61,009
Goodwill (net of accumulated amortization of $13,571 and
  $12,861, respectively)....................................      40,881         41,929
Other assets, net...........................................       6,114          1,756
                                                                --------       --------
          Total assets......................................    $689,852       $736,419
                                                                ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................    $298,106       $338,602
  Accrued liabilities.......................................      69,994         67,381
  Notes payable and current installments of long-term
     debt...................................................     221,668        295,681
                                                                --------       --------
          Total current liabilities.........................     589,768        701,664
                                                                --------       --------
Long-term debt..............................................     132,361         53,239
Other long-term liabilities.................................         577            661
                                                                --------       --------
     Total long-term liabilities............................     132,938         53,900
                                                                --------       --------
          Total liabilities.................................     722,706        755,564
                                                                --------       --------
Stockholders' equity (deficit):
Preferred stock, 2,000,000 shares authorized; no shares
  issued or outstanding.....................................          --             --
Common stock, $.0001 par value; 100 million shares
  authorized, 32,407,656 and 32,413,366 shares issued and
  outstanding, respectively.................................           3              3
Additional paid-in capital..................................      19,539         19,477
Retained earnings (deficit).................................     (52,364)       (38,564)
Accumulated other comprehensive income......................         (30)           (59)
Treasury stock, 82,500 shares, at cost......................          (2)            (2)
                                                                --------       --------
          Total stockholders' equity (deficit)..............     (32,854)       (19,145)
                                                                --------       --------
                                                                $689,852       $736,419
                                                                ========       ========



          See accompanying notes to consolidated financial statements.

                        ENTEX INFORMATION SERVICES, INC.



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)



                                                                         UNAUDITED
                                                                     THREE MONTHS ENDED
                                                              --------------------------------
                                                              SEPTEMBER 27,      SEPTEMBER 28,
                                                                  1998               1997
                                                              -------------      -------------
Net revenues:
  Product revenues..........................................   $   438,252        $   500,938
  Service revenues..........................................       116,888            105,901
                                                               -----------        -----------
          Total net revenues................................       555,140            606,839
                                                               -----------        -----------
Cost of revenues:
  Cost of products sold.....................................       405,479            450,781
  Cost of services provided.................................        84,901             79,872
                                                               -----------        -----------
     Cost of revenues.......................................       490,380            530,653
                                                               -----------        -----------
Product gross margin........................................        32,773             50,157
Services gross margin.......................................        31,987             26,029
                                                               -----------        -----------
  Total gross margin........................................        64,760             76,186
Selling, general and administrative expenses................        68,857             61,815
                                                               -----------        -----------
  Income (loss) from operations.............................        (4,097)            14,371
Interest expense, net.......................................         9,695              9,669
                                                               -----------        -----------
  Income (loss) before income taxes.........................       (13,792)             4,702
Provision for income taxes..................................             8                  2
                                                               -----------        -----------
  Net income (loss).........................................   $   (13,800)       $     4,700
                                                               ===========        ===========
Common Share Data:
  Basic earnings (loss) per share...........................   $      (.43)       $       .15
                                                               ===========        ===========
  Diluted earnings (loss) per share.........................   $      (.43)       $       .14
                                                               ===========        ===========
Basic weighted average number of shares of common stock
  outstanding...............................................    32,402,154         32,399,060
  Common equivalent shares from stock options and warrants
     using the treasury stock method........................            --          1,337,145
                                                               -----------        -----------
  Diluted weighted average number of shares of common stock
     outstanding............................................    32,402,154         33,736,205
                                                               ===========        ===========



          See accompanying notes to consolidated financial statements.

                        ENTEX INFORMATION SERVICES, INC.



                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                             (DOLLARS IN THOUSANDS)



                                                                        UNAUDITED
                                                                   THREE MONTHS ENDED
                                                              -----------------------------
                                                              SEPTEMBER 27,   SEPTEMBER 28,
                                                                  1998            1997
                                                              -------------   -------------
Net cash provided by operating activities...................    $   7,162        $21,098
                                                                ---------        -------
Cash flows from investing activities:
  Capital expenditures......................................       (8,593)        (4,219)
                                                                ---------        -------
          Net cash used in investing activities.............       (8,593)        (4,219)
                                                                ---------        -------
Cash flows from financing activities:
  Proceeds from borrowings..................................      132,306         30,185
  Change in cash overdraft..................................       (3,527)         6,107
  Payments on debt..........................................     (132,177)       (58,679)
                                                                ---------        -------
          Net cash used in financing activities.............       (3,398)       (22,387)
                                                                ---------        -------
Decrease in cash............................................       (4,829)        (5,508)
Cash at beginning of period.................................       14,265         15,838
                                                                ---------        -------
Cash at end of period.......................................    $   9,436        $10,330
                                                                =========        =======
Supplemental disclosure of cash flow information:
  Interest paid.............................................    $   8,566        $10,383
                                                                =========        =======
  Income taxes paid (refunded)..............................    $     587        $  (658)
                                                                =========        =======



          See accompanying notes to consolidated financial statements.

                        ENTEX INFORMATION SERVICES, INC.



              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



1.  BASIS OF PRESENTATION



     The unaudited condensed consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, in the opinion of management of the Company, the condensed consolidated financial statements include all adjustments, which consist only of normal recurring accruals, necessary to present fairly the financial information for such periods. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 1998.



     The results of operations for the three months ended September 27, 1998 are not necessarily indicative of the results to be expected for the fiscal year ending June 27, 1999.



2.  COMPREHENSIVE INCOME



     Effective for the quarter ended September 27, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("FAS 130"). Comprehensive income includes both net income and other comprehensive income. Included in other comprehensive income are foreign currency translation gains (losses). In accordance with the disclosure requirements of FAS 130, comprehensive income (loss) for the three months ended September 27, 1998 and September 28, 1997 was $(13,771) and $4,692,
respectively. Other comprehensive income (loss) for the three months ended September 27, 1998 and September 28, 1997 was $29 and $(8), respectively.



3.  SUBSEQUENT EVENT



     In October 1998, the Company's Board of Directors authorized management actions that will result in the reorganization of ENTEX's business to create two operating units: a Technology Acquisition Services Division and a Services Division, each functioning as a separate operating division within ENTEX Information Services.



     As a result of these actions, the Company will record a pre-tax restructuring charge estimated at $10 - $12 million during the second fiscal quarter ending December 27, 1998. The restructuring charge includes costs related to severance in connection with a workforce reduction, as well as branch office consolidation and facilities reductions. It is expected that the reorganization will be completed by the end of December 1998. In addition, the Company expects to record a further non-cash charge estimated at up to $10 - $15 million primarily in connection with the re-evaluation of the functionality of software investments that have been made which may require an alternative solution for portions of the new business lines.

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................   iv
Special Note Regarding Forward-Looking
  Statements..........................   iv
Summary...............................    1
Risk Factors..........................   14
Capitalization........................   23
Selected Consolidated Financial
  Data................................   24
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   26
Business..............................   36
Management............................   51
Principal Stockholders................   60
Description of Other Indebtedness.....   62
The Exchange Offer....................   64
Description of the Notes..............   72
Book-Entry; Delivery and Form.........   97
Certain United States Federal Income
  Tax Considerations..................  100
Plan of Distribution..................  103
Legal Matters.........................  103
Experts...............................  103
Index to Consolidated Financial
  Statements..........................  F-1


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  $100,000,000

                                  [ENTEX LOGO]

                               ENTEX INFORMATION
                                 SERVICES, INC.
                             OFFER TO EXCHANGE ITS
                  12 1/2% SENIOR SUBORDINATED NOTES DUE 2006,
                        WHICH HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                             FOR ANY AND ALL OF ITS
                   12 1/2% SENIOR SUBORDINATED NOTES DUE 2006
                           THE EXCHANGE AGENT FOR THE
                               EXCHANGE OFFER IS:
                              MARINE MIDLAND BANK
                            ------------------------
                                   PROSPECTUS
                            ------------------------


                                JANUARY   , 1999


------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE CORPORATIONS

     Each of the Company, ENTEX Services, Inc., Erlanger Land Co., Inc. and FCP Technologies, Inc. is incorporated under the laws of the State of Delaware. Sections 102 and 145 of Delaware General Corporation Law (the "DGCL") set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Delaware corporations.

     Generally, Section 145 of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, a Delaware corporation may similarly indemnify such person for expenses actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall have determined upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

     Generally, Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a Delaware corporation may contain provisions eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title VIII, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provisions becomes effective.

     Section 145 provides that a Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against the same pursuant to the provisions of the DGCL.

     The Certificate of Incorporation of the Company, as amended (the "Company Charter"), provides for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. The Company Charter provides that the Company shall indemnify directors of the Company to the maximum extent now or hereafter permitted by law, and officers, employees and agents of the Company to the extent required by law and may, as authorized hereafter by the Board of Directors, provide further indemnification to officers, employees and agents of the Company to the maximum extent now or hereafter permitted by law.

     The Certificates of Incorporation and the By-Laws of each of ENTEX Services, Inc., Erlanger Land Co., Inc. and FCP Technologies, Inc. provide for the indemnification of directors, officers, employees and agents of the corporation to the extent permitted under Section 145 of the DGCL. In addition, each of the Certificates of Incorporation and the By-Laws limit the personal liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     The Company maintains directors' and officers' liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

COLORADO CORPORATIONS

     ENTEX Information Services of Colorado, Inc. is incorporated under the laws of the State of Colorado. Articles 108 and 109 of the Colorado Business Corporations Act (the "CBCA") set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Colorado corporations.

     Generally, Article 109 of the CBCA requires that a Colorado corporation indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding (for purposes of this paragraph, a "Proceeding") to which such person was a party because such person was or is a director or officer of the corporation for reasonable expenses incurred in connection with a Proceeding. In addition, a Colorado corporation may indemnify a person made a party to a Proceeding because such person is or was a director, officer, employee, fiduciary or agent against liability incurred in connection with such a Proceeding if (a) such person conducted himself or herself in good faith, (b) such person reasonably believed:
(I) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (II) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests, and (c) in the case of any criminal proceeding, the person has no reasonable cause to believe his or her conduct was unlawful. All optional indemnification in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection therewith. Article 109 of the CBCA provides further, generally, that a Colorado corporation may not indemnify a person was or is a director, officer, employee, fiduciary or agent (a) in connection with a Proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation or (b) in connection with any other Proceeding charging that such person derived an improper personal benefit, whether or not involving action in an official capacity, in which Proceeding such person was adjudged liable on the basis that he or she derived an improper personal benefit.

     Generally, Article 8 of the Business Corporations Act provides that the articles of incorporation of a Colorado corporation may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided that any such provision shall not eliminate or limit the liability of a director for a breach of the duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which a director directly or indirectly derived an improper personal benefit.

     Section 108 of Article 109 of the CBCA provides that a Colorado corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have the power to indemnify such person against the same liability pursuant to the provisions of the CBCA.

     The Certificate of Incorporation of ENTEX Information Services of Colorado, Inc. provides for the indemnification of directors, officers, employees, fiduciaries and agents of the corporation to the extent permitted under Article 109 of the CBCA. In addition, the Certificate of Incorporation limits the personal liability of directors to the extent permitted by Section 108 of
Article 109 of the CBCA.

MICHIGAN CORPORATIONS

     ENTEX Information Services of Michigan, Inc. is incorporated under the laws of the State of Michigan. Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA") set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Michigan corporations.

     Generally, Section 561 of the MBCA provides that a Michigan corporations has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, employee or agent of the corporation against expenses judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Section 562 of the MBCA provides, generally, that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact such person is or was a director, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for a claim, issue or matter in which such person is found liable to the corporation unless and only to the extent that a court of competent jurisdiction has determined that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper. Section 563 provides that to the extent that a director, officer, employee or agent of a Michigan corporation has be successful on the merits or otherwise in defense of an action, suit or proceeding referred to above, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she shall be indemnified against actual and reasonable expenses incurred by him or her in connection with the action suit or proceeding and an action, suit or proceeding brought to enforce the mandatory indemnification provided by Section 563.

     Section 564 of the MBCA allows a Michigan corporation to indemnify a director without a determination that the director has met the standard for conduct described above, provided that no indemnification may be made (except by court order) if the director received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the corporation or its shareholders, made an unlawful distribution, or intentionally violated criminal law.

     Section 567 of the MBCA permits a Michigan corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against liabilities arising out of such person's positions with the corporation, whether or not the corporation would have the power to indemnify such person against liability under the MBCA.

     The Articles of Incorporation and the By-Laws of ENTEX Information Services of Michigan, Inc. do not include provisions for the indemnification of directors, employees or agents of the corporation. As such, the provisions of the MBCA regarding indemnification are controlling.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


EXHIBIT
 NUMBER                           DESCRIPTION
-------                           -----------
   +2.1   Agreement and Plan of Reorganization by and between ENTEX
          Holdings, Inc. and the Company dated as of June 28, 1996.
   +2.2   Agreement and Plan of Merger by and among the Company, ENTEX
          Acquisition Corp. and Random Access, Inc. and related
          amendment.
   +2.3   Agreement and Plan of Reorganization among the Company, EIS
          Acquisition Corporation and FCP Technologies, Inc.
   +3.1   Certificate of Incorporation of the Company, as amended.
 ***3.2   Amended and Restated By-Laws of the Company dated December
          9, 1998.
  **3.3   Certificate of Incorporation of ENTEX Information Services
          of Michigan, Inc., as amended.
  **3.4   By-Laws of ENTEX Information Services of Michigan, Inc.
  **3.5   Amended and Restated Certificate of Incorporation of ENTEX
          Information Services of Colorado, Inc.
  **3.6   By-Laws of ENTEX Information Services of Colorado, Inc.
  **3.7   Certificate of Incorporation of ENTEX Services, Inc.
  **3.8   By-Laws of ENTEX Services, Inc.
  **3.9   Certificate of Incorporation of Erlanger Land Co., Inc.
  **3.10  By-Laws of Erlanger Land Co., Inc.
  **3.11  Amended and Restated Certificate of Incorporation of FCP
          Technologies, Inc.
  **3.12  By-Laws of FCP Technologies, Inc.
  ++4.1   Indenture dated July 29, 1998 by and among the Company, the guarantors named therein and Marine Midland Bank, as
          Trustee.
  ++4.2   Registration Rights Agreement dated July 29, 1998 by and
          among the Company, the guarantors named therein and CIBC
          Oppenheimer Corp. and Lazard Freres & Co. LLC, as Initial
          Purchasers.
    5.1   Opinion of Cahill Gordon & Reindel as to the legality of
          certain of the securities being registered.
    5.2   Opinion of Krys, Boyle, Freedman & Sawyer, P.C. as to the
          legality of certain of the securities being registered.
    5.3   Opinion of Powers, Chapman, DeAgostino, Meyers & Milia as to
          the legality of certain of the securities being registered.
  +10.1   Form of Indemnification Agreement entered into by the
          Company with each of its directors and executive officers.
  +10.2   Agreement between John A. McKenna, Jr. and the Company dated
          August 7, 1994 and related amendment.
  +10.3   Letter Agreement between Kenneth A. Ghazey and the Company dated January 6, 1997.
   10.4   Retention Agreement between Dale H. Allardyce and the
          Company dated October 2, 1998.
   10.5   Retention Agreement between John F. Lyons and the Company
          dated October 2, 1998.
  +10.6   Letter Agreement between David J. Csira and the Company
          dated November 15, 1996.
  +10.7   Employment Agreement between Richard Nathanson and the
          Company dated July 10, 1996.
  +10.8   Stockholders' Agreement among ENTEX Holdings, Inc., Dort A.
          Cameron III and ENTEX Associates, L.P. dated December 10,
          1993 and related amendments.
  +10.9   ENTEX Holdings, Inc. 1996 Stock Option Plan and related
          agreements.
  +10.10  ENTEX Information Services, Inc. 1996 Stock Option Plan and
          related agreements.
  +10.11  1996 Performance Incentive Plan and related agreements.
  +10.12  1996 Non-Employee Director Stock Plan.
  +10.13  ENTEX Management Incentive Plan.

EXHIBIT
 NUMBER                           DESCRIPTION
-------                           -----------
  +10.14  Sublease Agreement dated June 6, 1997 between General
          Electric Company and the Company and related consent.
  +10.15  Lease Agreement dated January 20, 1995 between Royal
          Executive Park II and the Company and related amendment.
  +10.16  Sublease Agreement dated August 6, 1993 between JWP Inc., and the Company and related amendments, consents and lease agreements.
  +10.17  Lease Agreement dated December 31, 1996 between the Company and Duke Realty Limited Partnership and related amendments.
  +10.18  Lease Agreement dated May 15, 1995 between the Company and
          Duke Realty Limited Partnership and related amendments.
  +10.19  Lease Agreement dated February 29, 1992 between the Company and 725 C.W. Associates Limited Partnership and related
          amendments.
  +10.20  Dealer Loan and Security Agreement between FINOVA Capital
          Corporation and the Company dated April 21, 1995 and Letter
          Agreements dated April 17, 1995 and May 17, 1996.
  +10.21  Fourth Amended and Restated Agreement for Wholesale
          Financing by and between IBM Credit Corporation and the
          Company and related amendments.
  +10.22  Warrant Agreement between IBM Credit Corporation, ENTEX
          Holdings, Inc. and the Company dated November 15, 1994.
  +10.23  Warrant Agreement between IBM Credit Corporation and the
          Company dated July 15, 1994.
  *10.24  Employment Agreement dated July 1, 1998 by and between the
          Company and Dort A. Cameron III.
 ++10.25  Amendment No. 13 to the Fourth Amended and Restated
          Agreement for Wholesale Financing dated July 29, 1998 by and between the Company and IBM Credit Corporation.
   10.26  First Amendment to the ENTEX Information Services, Inc. 1996
          Non-Employee Director Stock Plan.
   10.27  Amendment No. 14 to the Fourth Amended and Restated
          Agreement for Wholesale Financing dated December 27, 1998 by and between the Company and IBM Credit Corporation.
   12     Statement re: Computation of Ratio of Earnings and Fixed
          Charges.
  +21.1   Subsidiaries of the Company.
   23.1   Consent of Independent Public Accountants.
   23.2   Consent of Cahill Gordon & Reindel (included in Exhibit
          5.1).
   23.3   Consent of Krys, Boyle, Freedman & Sawyer, P.C. (included in
          Exhibit 5.2).
   23.4   Consent of Powers, Chapman, DeAgostino, Meyers & Milia
          (included in Exhibit 5.3).
   24     Powers of Attorney (set forth on the signature page of the
          Registration Statement).
   25     Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Marine Midland Bank, as Trustee under the Indenture.
   99.1   Form of Letter of Transmittal.
   99.2   Form of Notice of Guaranteed Delivery.


---------------
  + Incorporated by reference to the exhibits to the Company's Registration
    Statement on Form 10 filed on December 3, 1997 and all amendments thereto. ++ Incorporated by reference to the exhibits to the Company's Current Report on Form 8-K dated August 11, 1998.
  * Incorporated by reference to the exhibits to the Company's Annual Report on Form 10-K dated September 25, 1998.

 ** Incorporated by reference to the exhibits to the Company's Registration
    Statement on Form S-4 dated September 30, 1998.


*** Incorporated by reference to the exhibits to the Company's Current Report on Form 8-K dated December 23, 1998.

     (b) Financial Statement Schedules


 SCHEDULE
  NUMBER                       DESCRIPTION OF DOCUMENT                       PAGE
 --------                      -----------------------                       ----
Schedule II  Valuation and Qualifying Accounts and Reserves..............    S-1


     Schedules not listed above are omitted as the required information is presented in the Registrant's consolidated financial statements or related notes or such schedules are not applicable.

ITEM 22.  UNDERTAKINGS.

     (1) The undersigned registrants (the "Registrants") hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrants undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of the amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

     The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Rye Brook, State of New York, on the 5th day of January 1999.


                                   ENTEX INFORMATION SERVICES, INC.

                                   By: /s/ KENNETH A. GHAZEY

                                      ------------------------------------------
                                      Name: Kenneth A. Ghazey

                                      Title:   President and Director


                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints Kenneth A. Ghazey his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to the Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing necessary or appropriate to be done with the Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                      TITLE                        DATE
                     ---------                                      -----                        ----
                         *                             Chairman of the Board                January 5, 1999
---------------------------------------------------
                Dort A. Cameron III

                         *                             Chief Executive Officer and          January 5, 1999
---------------------------------------------------      Director
               John A. McKenna, Jr.

                         *                             President and Director               January 5, 1999
---------------------------------------------------
                 Kenneth A. Ghazey

                         *                             Director                             January 5, 1999
---------------------------------------------------
               R. Randolph Devening

                         *                             Director                             January 5, 1999
---------------------------------------------------
               Linwood A. Lacy, Jr.

                         *                             Director                             January 5, 1999
---------------------------------------------------
                  Frank W. Miller

                     SIGNATURE                                      TITLE                        DATE
                     ---------                                      -----                        ----
            /s/ MICHAEL G. ARCHAMBAULT                 Senior Vice President, Chief         January 5, 1999
---------------------------------------------------      Financial Officer and
              Michael G. Archambault                     Treasurer

                 /s/ SHIRLEY MEHTA                     Vice President and Controller        January 5, 1999
---------------------------------------------------
                   Shirley Mehta



*By: /s/


       KENNETH A. GHAZEY


-----------------------------------
         Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Rye Brook, State of New York, on the 5th day of January 1999.


                                   ENTEX INFORMATION SERVICES OF
                                   MICHIGAN, INC.

                                   By: /s/ KENNETH A. GHAZEY

                                      ------------------------------------------
                                      Name: Kenneth A. Ghazey

                                      Title:   Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                      TITLE                        DATE
                     ---------                                      -----                        ----
                         *                             Chairman of the Board                January 5, 1999
---------------------------------------------------
                Dort A. Cameron III

                         *                             President and Director               January 5, 1999
---------------------------------------------------
               John A. McKenna, Jr.

                         *                             Vice President                       January 5, 1999
---------------------------------------------------
                 Kenneth A. Ghazey



*By: /s/


       KENNETH A. GHAZEY

-----------------------------------

         Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Rye Brook, State of New York, on the 5th day of January 1999.


                                          ENTEX INFORMATION SERVICES OF
                                          COLORADO, INC.

                                          By: /s/ KENNETH A. GHAZEY

                                            ------------------------------------
                                              Name: Kenneth A. Ghazey

                                              Title:   Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----
                         *                           Chairman of the Board              January 5, 1999
---------------------------------------------------
                Dort A. Cameron III

                         *                           President and Director             January 5, 1999
---------------------------------------------------
               John A. McKenna, Jr.

                         *                           Vice President                     January 5, 1999
---------------------------------------------------
                 Kenneth A. Ghazey



*By: /s/


       KENNETH A. GHAZEY

-----------------------------------

         Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Rye Brook, State of New York, on the 5th day of January 1999.


                                          ENTEX SERVICES, INC.

                                          By: /s/ KENNETH A. GHAZEY

                                            ------------------------------------
                                              Name: Kenneth A. Ghazey

                                              Title:   Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----
                         *                           Chairman of the Board              January 5, 1999
---------------------------------------------------
                Dort A. Cameron III

                         *                           President and Director             January 5, 1999
---------------------------------------------------
               John A. McKenna, Jr.

                         *                           Vice President                     January 5, 1999
---------------------------------------------------
                 Kenneth A. Ghazey



*By: /s/


       KENNETH A. GHAZEY

-----------------------------------

         Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Rye Brook, State of New York, on the 5th day of January 1999.


                                          ERLANGER LAND CO., INC.

                                          By: /s/ KENNETH A. GHAZEY
                                            ------------------------------------
                                            Name: Kenneth A. Ghazey

                                            Title:   Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----
                         *                           President and Director             January 5, 1999
---------------------------------------------------
               John A. McKenna, Jr.

                         *                           Vice President                     January 5, 1999
---------------------------------------------------
                 Kenneth A. Ghazey



*By: /s/


       KENNETH A. GHAZEY

-----------------------------------

         Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Rye Brook, State of New York, on the 5th day of January 1999.


                                          FCP TECHNOLOGIES, INC.

                                          By: /s/ KENNETH A. GHAZEY

                                            ------------------------------------
                                            Name: Kenneth A. Ghazey

                                            Title:   Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----
                         *                           Chairman of the Board              January 5, 1999
---------------------------------------------------
                Dort A. Cameron III

                         *                           President and Director             January 5, 1999
---------------------------------------------------
               John A. McKenna, Jr.

                         *                           Vice President                     January 5, 1999
---------------------------------------------------
                 Kenneth A. Ghazey



*By: /s/


       KENNETH A. GHAZEY

-----------------------------------

         Attorney-in-Fact

                        ENTEX INFORMATION SERVICES, INC.

         SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                             (DOLLARS IN THOUSANDS)

                                               BALANCE AT    CHARGED TO    CHARGED TO
                                               BEGINNING     COSTS AND       OTHER                      BALANCE AT
DESCRIPTION                                    OF PERIOD      EXPENSES      ACCOUNTS     DEDUCTIONS    END OF PERIOD
-----------                                    ----------    ----------    ----------    ----------    -------------
Allowance for doubtful accounts
  1998.......................................    $4,746        $  795        $   --        $(879)(1)      $4,662
  1997.......................................     4,101           474            --            171(1)          4,746
  1996.......................................     2,455         2,101            --         (455)(1)       4,101
Vendor receivable reserve
  1998.......................................     2,000         1,787            --           --           3,787
  1997.......................................        --         2,000            --           --           2,000
  1996.......................................        --            --            --           --              --

---------------
(1) Uncollectible accounts written off, net of recoveries.

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                           DESCRIPTION
-------                           -----------
   +2.1   Agreement and Plan of Reorganization by and between ENTEX
          Holdings, Inc. and the Company dated as of June 28, 1996.
   +2.2   Agreement and Plan of Merger by and among the Company, ENTEX
          Acquisition Corp. and Random Access, Inc. and related
          amendment.
   +2.3   Agreement and Plan of Reorganization among the Company, EIS
          Acquisition Corporation and FCP Technologies, Inc.
   +3.1   Certificate of Incorporation of the Company, as amended.
 ***3.2   Amended and Restated By-Laws of the Company dated December
          9, 1998.
  **3.3   Certificate of Incorporation of ENTEX Information Services
          of Michigan, Inc., as amended.
  **3.4   By-Laws of ENTEX Information Services of Michigan, Inc.
  **3.5   Amended and Restated Certificate of Incorporation of ENTEX
          Information Services of Colorado, Inc.
  **3.6   By-Laws of ENTEX Information Services of Colorado, Inc.
  **3.7   Certificate of Incorporation of ENTEX Services, Inc.
  **3.8   By-Laws of ENTEX Services, Inc.
  **3.9   Certificate of Incorporation of Erlanger Land Co., Inc.
  **3.10  By-Laws of Erlanger Land Co., Inc.
  **3.11  Amended and Restated Certificate of Incorporation of FCP
          Technologies, Inc.
  **3.12  By-Laws of FCP Technologies, Inc.
  ++4.1   Indenture dated July 29, 1998 by and among the Company, the guarantors named therein and Marine Midland Bank, as
          Trustee.
  ++4.2   Registration Rights Agreement dated July 29, 1998 by and
          among the Company, the guarantors named therein and CIBC
          Oppenheimer Corp. and Lazard Freres & Co. LLC, as Initial
          Purchasers.
    5.1   Opinion of Cahill Gordon & Reindel as to the legality of
          certain of the securities being registered.
    5.2   Opinion of Krys, Boyle, Freedman & Sawyer, P.C. as to the
          legality of certain of the securities being registered.
    5.3   Opinion of Powers, Chapman, DeAgostino, Meyers & Milia as to
          the legality of certain of the securities being registered.
  +10.1   Form of Indemnification Agreement entered into by the
          Company with each of its directors and executive officers.
  +10.2   Agreement between John A. McKenna, Jr. and the Company dated
          August 7, 1994 and related amendment.
  +10.3   Letter Agreement between Kenneth A. Ghazey and the Company dated January 6, 1997.
   10.4   Retention Agreement between Dale H. Allardyce and the
          Company dated October 2, 1998.
   10.5   Retention Agreement between John F. Lyons and the Company
          dated October 2, 1998.
  +10.6   Letter Agreement between David J. Csira and the Company
          dated November 15, 1996.
  +10.7   Employment Agreement between Richard Nathanson and the
          Company dated July 10, 1996.
  +10.8   Stockholders' Agreement among ENTEX Holdings, Inc., Dort A.
          Cameron III and ENTEX Associates, L.P. dated December 10,
          1993 and related amendments.
  +10.9   ENTEX Holdings, Inc. 1996 Stock Option Plan and related
          agreements.
  +10.10  ENTEX Information Services, Inc. 1996 Stock Option Plan and
          related agreements.
  +10.11  1996 Performance Incentive Plan and related agreements.
  +10.12  1996 Non-Employee Director Stock Plan.
  +10.13  ENTEX Management Incentive Plan.
  +10.14  Sublease Agreement dated June 6, 1997 between General
          Electric Company and the Company and related consent.

EXHIBIT
 NUMBER                           DESCRIPTION
-------                           -----------
  +10.15  Lease Agreement dated January 20, 1995 between Royal
          Executive Park II and the Company and related amendment.
  +10.16  Sublease Agreement dated August 6, 1993 between JWP Inc., and the Company and related amendments, consents and lease agreements.
  +10.17  Lease Agreement dated December 31, 1996 between the Company and Duke Realty Limited Partnership and related amendments.
  +10.18  Lease Agreement dated May 15, 1995 between the Company and
          Duke Realty Limited Partnership and related amendments.
  +10.19  Lease Agreement dated February 29, 1992 between the Company and 725 C.W. Associates Limited Partnership and related
          amendments.
  +10.20  Dealer Loan and Security Agreement between FINOVA Capital
          Corporation and the Company dated April 21, 1995 and Letter
          Agreements dated April 17, 1995 and May 17, 1996.
  +10.21  Fourth Amended and Restated Agreement for Wholesale
          Financing by and between IBM Credit Corporation and the
          Company and related amendments.
  +10.22  Warrant Agreement between IBM Credit Corporation, ENTEX
          Holdings, Inc. and the Company dated November 15, 1994.
  +10.23  Warrant Agreement between IBM Credit Corporation and the
          Company dated July 15, 1994.
  *10.24  Employment Agreement dated July 1, 1998 by and between the
          Company and Dort A. Cameron III.
 ++10.25  Amendment No. 13 to the Fourth Amended and Restated
          Agreement for Wholesale Financing dated July 29, 1998 by and between the Company and IBM Credit Corporation.
   10.26  First Amendment to the ENTEX Information Services, Inc. 1996
          Non-Employee Director Stock Plan.
   10.27  Amendment No. 14 to the Fourth Amended and Restated
          Agreement for Wholesale Financing dated December 27, 1998 by and between the Company and IBM Credit Corporation.
   12     Statement re: Computation of Ratio of Earnings and Fixed
          Charges.
  +21.1   Subsidiaries of the Company.
   23.1   Consent of Independent Public Accountants.
   23.2   Consent of Cahill Gordon & Reindel (included in Exhibit
          5.1).
   23.3   Consent of Krys, Boyle, Freedman & Sawyer, P.C. (included in
          Exhibit 5.2).
   23.4   Consent of Powers, Chapman, DeAgostino, Meyers & Milin
          (included in Exhibit 5.3).
 **24     Powers of Attorney (set forth on the signature page of the
          Registration Statement).
   25     Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Marine Midland Bank, as Trustee under the Indenture.
   99.1   Form of Letter of Transmittal.
   99.2   Form of Notice of Guaranteed Delivery.


---------------
  + Incorporated by reference to the exhibits to the Company's Registration
    Statement on Form 10 filed on December 3, 1997 and all amendments thereto.

  ++ Incorporated by reference to the exhibits to the Company's Current Report on Form 8-K dated August 11, 1998.

  * Incorporated by reference to the exhibits to the Company's Annual Report on Form 10-K dated September 25, 1998.


 ** Incorporated by reference to the exhibits to the Company's Registration
    Statement on Form S-4 dated September 30, 1998.



*** Incorporated by reference to the exhibits to the Company's Current Report on Form 8-K dated December 23, 1998.